      As filed with the Securities and Exchange Commission on June 8, 2001
                                                 Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                                  DAVITA INC.
             (Exact name of registrant as specified in its charter)

                                ----------------

             Delaware                            8092                          51-0354549
 (State or other jurisdiction of     (Primary Standard Industrial              (Employer
  incorporation or organization)     Classification Code Number)         Identification Number)

                      21250 Hawthorne Boulevard, Suite 800
                           Torrance, California 90503
                                 (310) 792-2600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                               Steven J. Udicious
                 Vice President, Secretary and General Counsel
                                  DaVita Inc.
                      21250 Hawthorne Boulevard, Suite 800
                           Torrance, California 90503
                                 (310) 792-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:

                               Roger H. Lustberg
                                 Ronn S. Davids
                               Riordan & McKinzie
                       300 South Grand Avenue, 29th Floor
                         Los Angeles, California 90071

                                ----------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    Proposed Maximum
                                                  Proposed Maximum      Aggregate       Amount of
     Title of Each Class of         Amount to be   Offering Price       Offering       Registration
   Securities to be Registered     Registered(1)     Per Unit(1)        Price(1)           Fee
---------------------------------------------------------------------------------------------------
9 1/4% Senior Subordinated Notes
 due 2011.......................    $225,000,000         100%         $225,000,000       $56,250
---------------------------------------------------------------------------------------------------
Guarantees of the 9 1/4% Senior
 Subordinated Notes due 2011....         --              --                --            None(2)
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2) Pursuant to Rule 457(n) under the Securities Act.

                                ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                        Address & Telephone
     Exact Name of       State of    Primary Standard                     No., Including
     Registrant as     Incorporation    Industrial    I.R.S. Employer      Area Code, of
   Specified in its         or        Classification  Identification  Registrant's Principal
        Charter        Organization    Code Number           #           Executive Offices
   ----------------    ------------- ---------------- --------------- ----------------------
 Beverly Hills          California         8092         95-4504550    21250 Hawthorne
  Dialysis                                                            Boulevard, Suite 800
  Partnership                                                         Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Carroll County          Maryland          8092         52-1693649    21250 Hawthorne
  Dialysis Facility,                                                  Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Continental Dialysis    Virginia          8092         22-2470712    21250 Hawthorne
  Center, Inc.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Continental Dialysis    Virginia          8092         62-1238381    21250 Hawthorne
  Center of                                                           Boulevard, Suite 800
  Springfield--                                                       Torrance, California,
  Fairfax, Inc.                                                       90503 Telephone: (310)
                                                                      792-2600


 Dialysis Specialists      Texas           8092         75-2533858    21250 Hawthorne
  of Dallas, Inc.                                                     Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 East End Dialysis       Virginia          8092         54-1318452    21250 Hawthorne
  Center, Inc.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Elberton Dialysis        Georgia          8092         58-1721014    21250 Hawthorne
  Facility, Inc.                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Flamingo Park Kidney     Florida          8092         65-0431823    21250 Hawthorne
  Center, Inc.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Houston Kidney          Delaware          8092         76-0509917    21250 Hawthorne
  Center/Total Renal                                                  Boulevard, Suite 800
  Care Integrated                                                     Torrance, California,
  Service Network                                                     90503 Telephone: (310)
  Limited Partnership                                                 792-2600


 Lincoln Park            Illinois          8092         36-3191860    21250 Hawthorne
  Dialysis Services,                                                  Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Mason-Dixon Dialysis    Maryland          8092         52-1766772    21250 Hawthorne
  Facilities, Inc.                                                    Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Open Access              Florida          8092         59-3245347    21250 Hawthorne
  Sonography, Inc.                                                    Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

                                                                        Address & Telephone
     Exact Name of       State of    Primary Standard                     No., Including
     Registrant as     Incorporation    Industrial    I.R.S. Employer      Area Code, of
   Specified in its         or        Classification  Identification  Registrant's Principal
        Charter        Organization    Code Number           #           Executive Offices
   ----------------    ------------- ---------------- --------------- ----------------------
 Peninsula Dialysis      Virginia          8092         54-1721545    21250 Hawthorne
  Center, Inc.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2518331    21250 Hawthorne
  Centers, Inc.                                                       Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2741218    21250 Hawthorne
  Centers--                                                           Boulevard, Suite 800
  California, Inc.                                                    Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2830661    21250 Hawthorne
  Centers--Hawaii,                                                    Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2798598    21250 Hawthorne
  Centers--Illinois,                                                  Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2536597    21250 Hawthorne
  Centers--Mid-                                                       Boulevard, Suite 800
  Atlantic, Inc.                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2709856    21250 Hawthorne
  Centers--Northeast,                                                 Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2791135    21250 Hawthorne
  Centers--Southeast,                                                 Boulevard, Suite 800
  Inc.                                                                Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Renal Treatment         Delaware          8092         23-2763722    21250 Hawthorne
  Centers--West, Inc.                                                 Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 RTC Holdings, Inc.      Delaware          8092         51-0340369    21250 Hawthorne
                                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 RTC--Texas                Texas           8092         74-2811204    21250 Hawthorne
  Acquisition, Inc.                                                   Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 RTC TN, Inc.            Delaware          8092         51-0378828    21250 Hawthorne
                                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Sunrise Dialysis       California         8092         95-4528161    21250 Hawthorne
  Partnership                                                         Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Acute Kidney       Florida          8092         65-0086334    21250 Hawthorne
  Care, Inc.                                                          Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal Care,      California         8092         95-3372911    21250 Hawthorne
  Inc.                                                                Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

                                                                        Address & Telephone
     Exact Name of       State of    Primary Standard                     No., Including
     Registrant as     Incorporation    Industrial    I.R.S. Employer      Area Code, of
   Specified in its         or        Classification  Identification  Registrant's Principal
        Charter        Organization    Code Number           #           Executive Offices
   ----------------    ------------- ---------------- --------------- ----------------------
 Total Renal Care of     Colorado          8092         84-0612148    21250 Hawthorne
  Colorado, Inc.                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal Care of     Delaware          8092         87-0570546    21250 Hawthorne
  Utah, L.L.C.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal            California         8092         94-3249675    21250 Hawthorne
  Care/Peralta Renal                                                  Boulevard, Suite 800
  Center Partnership                                                  Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal Care/      California         8092         94-3249677    21250 Hawthorne
  Piedmont Dialysis                                                   Boulevard, Suite 800
  Partnership                                                         Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal Care        Delaware          8092         74-2794200    21250 Hawthorne
  Texas Limited                                                       Boulevard, Suite 800
  Partnership                                                         Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal              Florida          8092         59-3205549    21250 Hawthorne
  Laboratories, Inc.                                                  Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal             Delaware          8092         94-3269918    21250 Hawthorne
  Research, Inc.                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Total Renal Support     Delaware          8092         95-4393983    21250 Hawthorne
  Services, Inc.                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 TRC--Indiana L.L.C.      Indiana          8092         91-1971775    21250 Hawthorne
                                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 TRC of New York,        New York          8092         91-1849180    21250 Hawthorne
  Inc.                                                                Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 TRC West, Inc.          Delaware          8092         88-0364717    21250 Hawthorne
                                                                      Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

 Tri-City Dialysis       Virginia          8092         54-1636509    21250 Hawthorne
  Center, Inc.                                                        Boulevard, Suite 800
                                                                      Torrance, California,
                                                                      90503 Telephone: (310)
                                                                      792-2600

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Prospectus (subject to completion)

[LOGO OF DAVITA]

   We hereby offer to exchange our 9 1/4% Series B Senior Subordinated Notes due April 15, 2011, which have been registered under the Securities Act, for any and all of our outstanding 9 1/4% Series A Senior Subordinated Notes due April 15, 2011.

   The exchange offer will expire at 5:00 p.m., New York City time, on 2001, unless extended.

                                  -----------

Terms of the exchange offer:

   . We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

   . You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

   . The exchange of outstanding notes for new notes should not be a taxable exchange for United States federal income tax purposes.

   . The terms of the new notes to be issued are substantially identical to the terms of the outstanding notes, except that transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply.

   . Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal accompanying this prospectus states that by acknowledging this and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to one year after the date of effectiveness of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale. See the "Plan of Distribution" section of this prospectus for more information.

   . We will not receive any proceeds from the exchange offer.

   . There is no existing market for the new notes to be issued, and we do not intend to apply for their listing on any securities exchange.

   See the "Description of Series B Notes" section beginning on page 32 for more information about the new notes to be issued in this exchange offer.

   See "Risk Factors" on page 9 for information that should be considered in connection with this exchange offer.

                                  -----------

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this prospectus is June   , 2001.

                                 ------------

                               TABLE OF CONTENTS

Incorporation by Reference..................................................   i
Forward-Looking Statements..................................................  ii
Summary.....................................................................   1
Risk Factors................................................................   9
Use of Proceeds.............................................................  17
Capitalization..............................................................  17
Exchange Offer..............................................................  18
Selected Financial Data.....................................................  26
Description of Debt.........................................................  29

Description of Series B Notes...............................................  32
Certain United States Federal Income Tax Considerations.....................  71
Plan of Distribution........................................................  71
Legal Matters...............................................................  72
Experts.....................................................................  72
Where You Can Find More Information.........................................  72
Index to Consolidated Financial Statements.................................. F-1

                                 ------------

     You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

                               ----------------

                           INCORPORATION BY REFERENCE

     The following documents have been filed with the Securities and Exchange Commission and are incorporated by reference into this prospectus:

   (1) Our Annual Report on Form 10-K for the year ended December 31, 2000, as amended on Form 10-K/A, except Part III, Item 14 (which Item is updated herein);

   (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 (Part I, Item 1 of which is also included herein);

   (3) Our Current Report on Form 8-K dated February 5, 2001; and

   (4) All documents subsequently filed by us pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this exchange offer.

     Any statements contained in this prospectus or in the documents incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or which is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this prospectus.

     We will provide without charge to each person, including any prospective investor to whom this prospectus has been delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference in this prospectus other than exhibits to the documents, unless such exhibits are specifically incorporated by reference. Requests for such copies should be directed to DaVita Inc., attention Secretary, Suite 800, 21250 Hawthorne Boulevard, Torrance, California 90503-5517, telephone number (310) 792-2600.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions or strategies for the future. We have identified some of these forward-looking statements with words such as "anticipates," "believes," "expects," "will," "should" and "intends" and the negative of these words or other comparable terminology. These forward-looking statements include statements regarding our expectations for treatment growth rates, revenue per treatment, expense growth, levels of the provision for uncollectible accounts receivable, earnings before depreciation and amortization, debt expense and taxes, effective income tax rates and capital expenditures.

     These statements involve known and unknown risks and uncertainties, including risks resulting from economic and market conditions, the regulatory environment in which we operate, competitive activities and other business conditions. Our actual results may differ materially from results anticipated in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include those set forth below under the caption "Risk Factors." We base our forward-looking statements on information currently available to us, and we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments.

                                    SUMMARY

     The following summary contains information about DaVita and the exchange of the notes. It does not contain all of the information that may be important to you in making a decision to exchange the notes. For a more complete understanding of DaVita and the exchange of the notes, we urge you to read this entire prospectus carefully, including the "Risk Factors" section.

                                  The Company

     DaVita Inc., headquartered in Torrance, California, is the second largest provider of dialysis services in the United States for patients suffering from chronic kidney failure, also known as end stage renal disease, or ESRD. ESRD is the state of advanced kidney impairment that is irreversible and requires routine dialysis treatments or kidney transplantation to sustain life. Dialysis is the removal of toxins, fluids and salt from the blood of ESRD patients by artificial means.

     As of March 31, 2001, we operated 486 outpatient dialysis centers located in 32 states and the District of Columbia, serving over 41,000 patients. Our centers offer hemodialysis treatments and services for home dialysis patients, including equipment and supplies, training, patient monitoring and follow-up assistance. In addition, we provide inpatient dialysis services in more than 280 hospitals. We also provide ancillary services to ESRD patients, including laboratory services and the administration of erythropoietin, or EPO, and other pharmaceuticals.

     In October 1999, Kent Thiry was named our chairman and chief executive officer. Beginning in late 1999, we initiated a multiyear turnaround plan focused on improving our financial and operational infrastructure. During 2000, we sold our non-continental U.S. operations, restructured our credit facilities and reduced our debt, settled a securities class action lawsuit, improved collections and focused on our core operations.

                             The Dialysis Industry

     Patients suffering from ESRD generally require dialysis at least three times per week for the rest of their lives. Dialysis services are paid for primarily by Medicare in accordance with rates established by the Health Care Financing Administration, or HCFA, by state Medicaid programs and by other third-party payors such as HMOs and health insurance carriers. For the year ended December 31, 2000, we generated 53% of our continental U.S. dialysis revenues from Medicare, 5% from Medicaid and 42% from commercial and other nongovernment payors.

     The dialysis industry is characterized by:

   . Stable and predictable growth in patient base. According to the United States Renal Data System, or USRDS, the number of ESRD patients in the United States, including patients with functioning transplants, is forecasted to increase from approximately 324,000 at the end of 1998 to approximately 660,000 in 2010, a compound annual growth rate of approximately 6%. We believe factors affecting this growth include: (1) the continued aging of the general population, (2) better treatment and longer survival of patients with diseases that typically lead to ESRD, including diabetes and hypertension, (3) improved medical and dialysis technology and (4) the growth of minority populations that have a higher incidence rate of ESRD.

   . Limited options for an irreversible life-long condition. Treatment options for ESRD are hemodialysis, peritoneal dialysis and kidney transplantation. According to the USRDS, of the approximately 324,000 ESRD patients in the United States at the end of 1998, approximately

      233,000 patients were receiving dialysis and the remaining patients had functioning transplants. The number of ESRD patients receiving dialysis treatments is forecasted to grow to approximately 520,000 in 2010, a compound annual growth rate of approximately 7%. In 2000, hemodialysis treatments, excluding treatments to hospital inpatients, accounted for approximately 87% of our total dialysis treatments, and peritoneal dialysis accounted for approximately 9% of our total treatments.

      Although transplantation, when successful, is generally the most desirable form of therapeutic intervention, the shortage of suitable donors, side effects of immunosuppressive drugs given to transplant recipients and dangers associated with transplant surgery for some patient populations limit the use of this treatment option. The USRDS reports that, while the number of transplants performed has increased since 1994, the rate of transplantation is not keeping pace with the growth in the ESRD patient population.

   . Universal Medicare coverage with recent rate increases. Since 1972, the federal government has provided universal reimbursement for dialysis under the Medicare ESRD program regardless of age or financial circumstances. Under this system, Congress establishes Medicare reimbursement rates for dialysis treatments and related supplies, tests and medications. After nine years without an increase, the Medicare treatment reimbursement rate was increased by 1.2% on each of January 1, 2000 and 2001. An additional 1.2% increase became effective April 1, 2001, plus an adjustment factor designed to provide the benefits of the increase as if it had become effective on January 1, 2001.

                               The Exchange Offer

 The exchange offer..........  We are offering to issue $1,000 principal amount of Series B Notes in exchange for each $1,000
                               principal amount of Series A Notes. We are
                               offering to issue the Series B Notes to satisfy
                               our obligations contained in the registration
                               rights agreement entered into when the Series A
                               Notes were sold in transactions permitted by
                               Rule 144A under the Securities Act and therefore
                               not registered with the Commission. See the
                               "Exchange Offer" section of this prospectus. We
                               currently have $225 million in aggregate
                               principal amount of the Series A Notes
                               outstanding. We will issue the Series B Notes on
                               or promptly after the expiration date to holders
                               who tender their Series A Notes in this exchange
                               offer.

 Expiration date; Tender;
  Withdrawal rights..........  The exchange offer will expire at 5:00 p.m., New
                               York City time, on           , 2001, unless the
                               exchange offer is extended, in which case the
                               term "expiration date" means the latest date and
                               time to which the exchange offer is extended. We
                               will accept for exchange any and all Series A
                               Notes which are properly tendered in the
                               exchange offer prior to the expiration date. If
                               you decide to exchange your Series A Notes for
                               Series B Notes, you must acknowledge that you
                               are not engaging in, and do not intend to engage
                               in, a distribution of the Series B Notes. If you
                               decide to tender your Series A Notes in the
                               exchange offer, you may withdraw your tender at
                               any time prior to the expiration date. If we
                               decide for any reason not to accept any Series A
                               Notes for exchange, your Series A Notes will be
                               returned to you without expense promptly after
                               the exchange offer expires. For procedures for
                               tendering, see the "Exchange Offer" section of
                               this prospectus.

 Certain tax considerations..  The exchange of Series A Notes for Series B
                               Notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes.

 Exchange agent..............  U.S. Trust Company of Texas, National
                               Association, is serving as exchange agent in
                               connection with the exchange offer.

 Failure to tender your
  Series A Notes.............  If you fail to tender your Series A Notes in the exchange offer, you will not have any further
                               rights under the registration rights agreement,
                               including any right to require us to register
                               your Series A Notes or to pay you liquidated
                               damages.

You will be able to resell the securities without registering them with the Commission if you meet the requirements described below.

     Based on interpretations by the Commission's staff in no-action letters issued to third parties, we believe that the Series B Notes issued in exchange for the Series A Notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the Series B Notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

   . You are not one of our "affiliates," as defined in Rule 405 of the Securities Act;

   .  You acquire the Series B Notes in the ordinary course of your business;

   . You do not have any arrangement or understanding with any person to participate in the distribution of the Series B Notes; and

   . You are not engaged in, and do not intend to engage in, a distribution of the Series B Notes.

     If you are an affiliate of ours or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new securities acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the Commission's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If you are a broker-dealer and receive new securities for your own account in the exchange offer:

   . You must represent that you do not have any arrangement with us or any of our affiliates to distribute the Series B Notes;

   . You must acknowledge that you will deliver a prospectus in connection with any resale of the Series B Notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act; and

   . You may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of Series B Notes received in exchange for Series A Notes acquired by you as a result of market-making or other trading activities.

     For a period of one year after the date of effectiveness of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

                            Terms of Series B Notes

 Issuer......................  DaVita Inc.

 Notes offered...............  $225 million aggregate principal amount of 9
                               1/4% senior subordinated notes due 2011.

 Maturity date...............  April 15, 2011.

 Interest payments...........  The Series B Notes will bear interest at the rate of 9 1/4% per year, payable semi-annually,
                               in arrears, on April 15 and October 15 of each
                               year, commencing on October 15, 2001.

 Optional redemption.........  We may redeem the Series B Notes, in whole or in part, on or after April 15, 2006 at the
                               redemption prices set forth in this prospectus,
                               plus accrued and unpaid interest and liquidated
                               damages, if any.

                               In addition, on or prior to April 15, 2004, we may redeem up to 35% of the aggregate principal amount of the Series B Notes with the net proceeds of one or more public equity offerings.
                               See the "Description of Series B Notes--Optional redemption" section of this prospectus for more information.

 Subsidiary guarantees.......  Substantially all of our operations are conducted through our subsidiaries. Our
                               obligations under the Series B Notes will be
                               fully and unconditionally guaranteed on a senior
                               subordinated basis by all of our wholly owned
                               domestic subsidiaries.

 Change of control...........  Upon a change of control, you may require us to repurchase all or a portion of your Series B
                               Notes at a purchase price of 101% of their
                               principal amount, plus accrued and unpaid
                               interest and liquidated damages, if any. The
                               term "change of control" is defined in the
                               "Description of Series B Notes--Certain
                               covenants--Repurchase of Series B Notes at the
                               option of the holder upon a change of control"
                               section of this prospectus.

 Ranking.....................  The Series B Notes and the guarantees will be our and the applicable guarantor's unsecured
                               general obligations and will be:

                               . Junior in right of payment to all of our and such guarantor's existing and future senior indebtedness;

                               . Equal in right of payment to all of our and such guarantor's existing and future senior subordinated indebtedness; and

                               . Senior in right of payment to all of our and such guarantor's existing and future subordinated indebtedness.

                               As of March 31, 2001, on a pro forma basis after giving effect to the issuance of the Series B
                               Notes and the application of the proceeds therefrom and the refinancing of our bank credit facilities, we would have had outstanding an aggregate of approximately $263 million of senior debt.

                               The Series B Notes will rank junior to debt outstanding under our credit facilities. The guarantee by Renal Treatment Centers, or RTC, of the Series B Notes is senior to RTC's obligations under its 5 5/8% convertible subordinated notes. We, but none of our operating subsidiaries, have guaranteed RTC's notes. Our guarantee of RTC's notes is equal to our obligations under the Series B Notes.

                               See the "Description of Series B Notes--Brief description of the Series B Notes and the guarantees" and the "--Subordination" sections of this prospectus for more information.

 Restrictive covenants.......  The indenture governing the Series B Notes contains covenants that limit our and our
                               subsidiaries' ability to, among other things:

                               . Pay dividends, redeem capital stock and make other restricted payments and investments;

                               . Incur additional debt or issue preferred stock;

                               .  Enter into agreements that restrict our
                                  subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to us or to any of our other subsidiaries;

                               .  Create liens on assets;

                               .  Engage in transactions with affiliates;

                               .  Sell assets, including capital stock of
                                  subsidiaries; and

                               .  Merge, consolidate or sell all or
                                  substantially all of our assets and the
                                  assets of our subsidiaries.

                               All of these limitations are subject to
                               important exceptions and qualifications
                               described under the "Description of Series B
                               Notes--Certain covenants" section of this prospectus.

 Use of proceeds.............  We will not receive any proceeds from the exchange offer.

                                  Risk Factors

     Investing in the notes involves substantial risks. You should carefully consider the matters set forth in this prospectus under the heading "Risk Factors" before tendering the Series A Notes in exchange for the Series B Notes.

                             Summary Financial Data

     The following tables present our summary financial data. The summary statement of income data for each of the years ended December 31, 1998, 1999 and 2000 and the summary balance sheet data as of December 31, 2000 have been derived from our audited consolidated financial statements for the year ended December 31, 2000 included elsewhere in this prospectus. The summary statement of income data and the summary balance sheet data for the quarter ended March 31, 2001 have been derived from our unaudited condensed consolidated financial statements from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 included elsewhere in this prospectus.

     Pro forma statement of income and other operating data are calculated as if the offering of the Series A Notes and the refinancing of our bank credit facilities and the application of the estimated net proceeds had occurred on January 1 of each period presented. Pro forma balance sheet data as of December 31, 2000 and as of March 31, 2001 is presented as if the offering of the Series A Notes and the refinancing of our bank credit facilities and the application of the estimated net proceeds had occurred on such dates.

     You should read the following information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, as amended on Form 10-K/A, our consolidated financial statements and related notes included elsewhere in this prospectus and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

                                    Year ended December 31,                     Quarter ended March 31,
                          -------------------------------------------------  --------------------------------
                                                                 Pro forma                         Pro forma
                             1998        1999         2000(a)       2000       2000       2001        2001
                          ----------  ----------     ----------  ----------  --------  ----------  ----------
                                    (dollars in thousands)
Statement of income
 data:
Net operating revenues..  $1,203,738  $1,445,351     $1,486,302  $1,486,302  $372,113  $  386,217  $  386,217
Operating expenses
 before impairment
 losses and merger
 costs..................     990,637   1,369,528      1,307,031   1,307,031   331,796     310,750     310,750
Operating income before
 impairment losses and
 merger costs...........     213,101      75,823        179,271     179,271    40,317      75,467      75,467
Impairment losses and
 merger costs...........      78,188     139,805          4,556       4,556       --          --          --
Operating income
 (loss).................     134,913     (63,982)       174,715     174,715    40,317      75,467      75,467
Debt expense (b)........      84,003     110,797        116,637     106,333    33,165      19,724      19,273
Income (loss) before
 extraordinary item and
 change in accounting
 principle..............      10,192    (147,256)        16,975      23,070     3,847      30,934      31,201
Ratio of earnings to
 fixed charges..........        1.50x            (c)       1.34x        --        --         3.27x        --

Other operating data:
Operating cash flow.....  $   11,918  $  171,506     $  307,648  $      --   $ 62,340  $   57,831  $      --
EBITDA (d)..............     303,454     188,304        290,876     290,876    68,035     101,615     101,615
Margin..................          25%         13%            20%         20%       18%         26%         26%

Pro forma cash interest expense (e)......................        $   79,307       --          --       18,131
Ratio of EBITDA to pro forma cash interest expense.......               3.7x      --          --          5.6x
Ratio of pro forma net debt to EBITDA....................               3.3x      --          --          2.3x

Balance sheet data:
Working capital...............................       $  148,348  $  148,348            $  139,264  $  141,995
Cash and cash equivalents.....................           31,207      31,207                17,443      20,174
Working capital excluding cash and cash
 equivalents..................................          117,141     117,141               121,821     121,821
Total assets..................................        1,596,632   1,608,457             1,625,737   1,637,562
Total debt....................................          975,682     987,507               939,605     958,305
Shareholders' equity..........................          349,368     349,368               388,219     388,219

                                        March 31  June 30   Sept. 30  Dec. 31
                                        --------  --------  --------  --------
                                              (dollars in thousands)
Quarterly data for 2000:
Net operating revenues................. $372,113  $378,908  $362,535  $372,746
EBITDA (d).............................   68,035    66,927    76,833    79,081
Margin.................................     18.3%     17.7%     21.2%     21.2%

--------
(a) Excluding our non-continental U.S. operations, which were divested during 2000, revenues and EBITDA were $1,412 million and $281 million, respectively.

(b) Debt expense includes a write-off of deferred financing costs of $1,601 in 1999 and $1,192 in 2000 and a loss of $9,823 on termination of interest rate swap agreements related to refinanced debt in 1998.

(c) Due to the 1999 loss, this ratio was below 1.0x; additional earnings of $182 million would have been required to achieve a ratio of 1.0x.

(d) EBITDA as used herein represents operating income plus depreciation, amortization, impairment losses and merger costs. We believe that EBITDA provides useful information regarding our ability to service our debt. EBITDA is not a measure of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income
    (loss), net income (loss), cash flows from operating activities, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies, and EBITDA as presented is calculated differently than for purposes of the covenants under the indenture governing the notes and our credit facilities.

(e) Pro forma cash interest expense reflects debt reductions in 2000 and 2001 and is calculated based on the level of our pro forma debt and interest rates at December 31, 2000 and March 31, 2001, respectively, excluding amortization of net deferred financing costs of approximately $3 million and $0.5 million, respectively, and as if the offering of the Series A Notes and the replacement of our then-existing bank credit facility and the application of the net proceeds had occurred on January 1 of each year. Actual cash paid for interest was $118 million in 2000, reflecting the higher debt levels during 2000. Actual cash paid for interest was $16 million in the first quarter of 2001.

                                  RISK FACTORS

     In evaluating the exchange offer, you should carefully consider the following factors in addition to the other information contained in this prospectus. The terms "note" or "notes" refer to both the Series A Notes and the Series B Notes.

            Risks Relating to our Debt, including the Series B Notes

We may not have sufficient cash flow from our business to pay our substantial debt.

     As of May 4, 2001 we had total consolidated debt of approximately $957 million, including $250 million outstanding under our refinanced credit facilities and $225 million new senior subordinated debt, and, for the quarter ended March 31, 2001, we had a ratio of earnings to fixed charges of 3.27:1.

     The following table shows the aggregate interest and principal payments due on all of our currently outstanding debt for each of the next five fiscal years. Also, because the interest rate under our credit facilities is based upon a variable market rate plus a margin determined by the amount of debt we incur relative to our earnings before income taxes, depreciation and amortization, the amount of these interest payments could fluctuate substantially in the future. Also, we are not prohibited from incurring additional debt.

   Scheduled payments                                         Interest Principal
   ------------------                                         -------- ---------
                                                                 (dollars in
                                                                  thousands)
   For the year ending December 31:
     2002.................................................... $75,125  $ 17,815
     2003....................................................  73,950    12,700
     2004....................................................  72,745    12,250
     2005....................................................  71,545    12,250
     2006....................................................  57,970   318,250

     Due to the large amount of these principal and interest payments, we may not generate enough cash from our operations to meet these obligations or to fund other liquidity needs. Our ability to generate cash in the future is, to some extent, subject to risks and uncertainties that are beyond our control. If we are unable to meet our debt obligations, we may need to refinance all or a portion of our indebtedness, sell assets or raise funds in the capital markets. We may not be able to engage in any of these activities on desirable terms or at all, which could result in a default on our debt obligations.

The large amount and terms of our outstanding debt may prevent us from taking actions we would otherwise consider in our best interest.

     Our credit facilities contain numerous financial and operating covenants that limit our ability to engage in activities such as incurring additional debt, acquiring and developing new dialysis centers, disposing of assets, or repurchasing our common stock. These covenants require that we meet financial ratios including interest coverage, net worth and leverage tests.

     The large amount of our outstanding debt and the limitations our credit facilities impose on us could have other important consequences, including:

   .  It may be difficult for us to satisfy our obligations under the notes;

   . We will have to use much of our cash flow for scheduled debt service rather than for operations;

   . We may not be able to increase our borrowings under the credit facilities or obtain other debt financing for future working capital, capital expenditures, acquisitions or other corporate purposes;

   . We could be less able to take advantage of significant business opportunities, including acquisitions or divestitures;

   . Our vulnerability to general adverse economic and industry conditions could be increased; and

   . We could be at a competitive disadvantage to competitors with less debt.

Despite our substantial debt, we and our subsidiaries may incur additional indebtedness, including senior debt, which would intensify the risks described above.

     We and our subsidiaries may be able to incur substantial additional debt, including senior debt, in the future. The terms of our debt will not fully prohibit us or our subsidiaries from doing so. Our credit facilities permit additional borrowings of up to $150 million, and all of those borrowings would be senior to the notes and the subsidiary guarantees. If new debt is added to our and our subsidiaries' current debt levels, the related risks that we and they now face could intensify.

Your right to receive payment on the notes from us or our subsidiary guarantors will be junior to our and their existing and future senior debt.

     The Series A Notes and the guarantees rank, and the Series B Notes will rank, junior to all of our and the subsidiary guarantors' existing and future senior indebtedness, including all indebtedness under our credit facilities. As a result of the subordination of the notes, if we or our subsidiary guarantors become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before you are paid. In addition, we cannot make any cash payments to you if we have failed to make payments to holders of designated senior indebtedness. In addition, the notes will rank equal to our guarantee of RTC's 5 5/8% convertible subordinated notes.

     At March 31, 2001, assuming we had completed the offering of the Series A Notes and the refinancing of our credit facilities on that day, the notes and the subsidiary guarantees ranked junior in right of payment to $263 million of senior indebtedness, and $150 million was available for borrowing as additional senior debt under our credit facilities.

Our ability to repay the notes and our other debt depends on cash flow from our subsidiaries.

     We are a holding company. Our only material non-cash assets are our ownership interests in our subsidiaries and our investments in third-party dialysis businesses. Consequently, we depend on distributions or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations, including with respect to the notes. Our non-guarantor subsidiaries are not obligated to make funds available to us for payment on the notes. Generally, only our wholly owned domestic subsidiaries will guarantee the notes. We cannot assure you that the operating results of our subsidiaries will be sufficient to enable us to make payments on the notes. In addition, our rights and the rights of our creditors, including holders of the notes, to participate in the assets of any of our non-guarantor subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries' creditors.

If a change of control occurs, we may not have sufficient funds to repurchase your notes.

     Upon specified change of control events, you may require us to repurchase all or a portion of your notes. If a change of control occurs, we may not be able to pay the repurchase price for all of the notes submitted for repurchase. In addition, the terms of our credit facilities generally prohibit us from purchasing any notes until we have repaid all debt outstanding under these credit facilities. Future credit agreements or other agreements relating to debt may contain similar provisions. We may not be able to secure the consent of our lenders to repurchase the notes or refinance the borrowings that prohibit us from repurchasing the notes. If we do not obtain a consent or repay the borrowings, we could not repurchase the notes. In addition, some important corporate events, such as leveraged recapitalizations that would increase the level of our debt, would not constitute a change of control under the indenture for the notes.

     For more details, see the heading "Certain covenants--Repurchase of Series B Notes at the option of the holder upon a change of control" in the "Description of Series B Notes" section.

Fraudulent transfer statutes may limit your rights as a noteholder.

     Federal and state fraudulent transfer laws permit a court, in some instances, to

   .  Avoid all or a portion of our obligations to you;

   . Subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

   . Take other action detrimental to you, including invalidating the notes and directing the return of any amounts paid thereunder to us or to a fund for the benefit of our creditors. In that event, we cannot assure you that you would ever be repaid.

     Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, or, in some states, when payments became due thereunder, we:

     (1) Issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

     (2) Received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and either

            (a) Were insolvent or were rendered insolvent by reason of the issuance of the notes;

            (b) Were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

            (c) Intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. To the extent that proceeds from the sale of the notes were used to make payments to our former stockholders or to refinance debt incurred to make such payments, a court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the debt represented by the notes.

     Various jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we issued the notes if (1) our liabilities exceeded our assets, at a fair valuation, or (2) the present saleable value of our assets is less than the amount required to pay our total existing debts and liabilities, including the probable liability related to contingent liabilities, as they become absolute or matured. We cannot assure you as to what standard a court would apply to determine whether we were "insolvent" as of the date the notes were issued. Regardless of the method of valuation, a court may determine that we were insolvent on that date or, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

     In addition, the subsidiary guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the subsidiary guarantors may challenge the guarantees as a fraudulent transfer or conveyance, applying the analysis set forth above. In addition, the guarantees could also be subject to the claim that, because the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under the indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in determining the maximum liability of each guarantor.

No public trading market for the Series B Notes exists which could result in an illiquid trading market and/or lower sales prices for your notes.

     The Series B Notes are being offered to the holders of Series A Notes. Prior to this exchange offer, there has been no public market for the Series A Notes. There is currently no public market for the Series B Notes. An active public market will likely never develop for the Series B Notes because the Series B Notes are not investment grade and we will not apply to list the Series B Notes on any exchange or Nasdaq. As a result, you may be required to bear the financial risk of your investment in the Series B Notes indefinitely. Any Series B Notes traded after they are initially issued may trade at a discount from their initial offering price. The trading price of the Series B Notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

Our obligation to register the Series A Notes will expire upon consummation of the exchange offer.

     Upon consummation of the exchange offer, we will have no further obligation to register the Series A Notes. Thereafter, any holder of Series A Notes who does not tender its Series A Notes in the exchange offer, including any holder which is an affiliate, as that term is defined in Rule 405 of the Securities Act, of us which cannot tender its Series A Notes in the exchange offer, will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to us that such an exemption is available.

                         Risks Relating to our Business

If the percentage of our patients paying at or near our list prices declines, then our revenues, cash flows and net income would be substantially reduced.

     Approximately 41% of our continental U.S. dialysis revenues in 1999 and 42% in 2000 were generated from patients who had private payors as the primary payor. A minority of these patients have insurance policies that reimburse us at or near our list prices, which are significantly higher than Medicare rates. The remainder of these patients have insurance policies that reimburse us at rates that are below our list prices but, in most cases, higher than Medicare rates. We believe that pressure from private payors to decrease the rates at which they pay us will increase. If the percentage of patients who have insurance that pays us at or near our list prices decreases significantly, it would have an adverse effect on our revenues, cash flows and net income.

If we are unable to renegotiate material contracts with managed care plans on acceptable terms, we may experience a decline in same center growth.

     We have contracts with some large managed care plans that include unfavorable terms. Although we are attempting to renegotiate the terms of these contracts, we cannot predict whether we will reach agreement on new terms or whether we will renew these contracts. As a result, we may lose numerous patients of these managed care plans and experience a decline in our same center growth, which will negatively impact our revenues.

Over the long term, we expect the profit margins in the dialysis industry to decline, which will have a negative impact on our net income and cash flows.

     During the past few years, industry operating margins have increased due to:

   . Increased provision of ancillary services that have higher profit margins;

   . The extension of the period for which private payors remain the primary insurer, until Medicare becomes the primary insurer; and

   .  Pricing increases for private pay patients.

     We believe that the profit margins in ancillary services will not continue to grow and that the additional profit from the extension of the private insurance coverage period was a one-time event. Accordingly, we expect to see declining profit margins in the dialysis industry.

     Other forces that also may result in long-term industry margin compression include increases in labor and supply costs at a faster rate than reimbursement rate increases, reimbursement cuts for ancillary services and an inability to achieve future pricing increases, or maintain current pricing, for both private pay and managed care patients. We expect that our margins will decrease as a result of these industry trends. Any significant decrease in our margins would have a negative impact on our net income and cash flows.

Future declines, or the lack of further increases, in Medicare reimbursement rates would reduce our net income and cash flows.

     Approximately 54% of our continental U.S. dialysis revenues in 1999 and 53% in 2000 were generated from patients who had Medicare as their primary payor. The Medicare ESRD program reimburses us for dialysis and ancillary services at fixed rates. Unlike many other Medicare programs, the Medicare ESRD program does not provide for periodic inflation increases in reimbursement rates. These rates have declined over 70% in real dollars since 1972. Congress recently enacted two separate increases of 1.2% to the Medicare composite reimbursement rate for dialysis effective January 1, 2000 and January 1, 2001. An additional 1.2% increase became effective April 1, 2001, plus an adjustment factor designed to provide the benefits of the increase as if it had become effective on January 1, 2001. These were the first increases in the composite rate since 1991 and are significantly less than the cumulative rate of inflation since 1991. The Medicare Payment Advisory Commission has also recommended to Congress that there be no increase in the composite rate for 2002. Increases in operating costs that are subject to inflation, such as labor and supply costs, have occurred and are expected to continue to occur without a compensating increase in reimbursement rates. We cannot predict the nature or extent of future rate changes, if any. To the extent these rates are not adjusted for inflation, our net income and cash flows would be adversely affected.

Future changes in the structure of, and reimbursement rates under, the Medicare ESRD program could substantially reduce our net income and cash flows.

     In legislation enacted in December 2000, Congress mandated government studies on whether:

   . The Medicare composite rate for dialysis should be modified to include an annual inflation increase--study due July 2002;

   . The Medicare composite rate for dialysis should be modified to include additional services, such as laboratory and other diagnostic tests, and the administration of EPO and other pharmaceuticals, in the composite rate--study due July 2002; and

   . Reimbursement for many outpatient prescription drugs that we administer to dialysis patients should be reduced from the current rate of 95% of the average wholesale price of each drug--study due September 2001.

     If Medicare began to include in its composite reimbursement rate any ancillary services that it currently reimburses separately, our revenue would decrease to the extent there was not a corresponding increase in that composite rate. In particular, Medicare revenue from EPO was approximately 13% of our net revenue in 1999 and 2000. If EPO were included in the composite rate, and if the composite rate were not increased sufficiently, our revenue would decrease substantially. Reductions in current reimbursement rates for EPO or other outpatient prescription drugs would also reduce our revenue.

If a significant number of physicians were to cease referring patients to our dialysis centers, whether due to regulatory or other reasons, our revenue and earnings would decline.

     If a significant number of physicians stop referring patients to our centers, it could have a material adverse effect on our revenue and earnings. Most physicians prefer to have their patients treated at centers where they or other members of their practice supervise the overall care provided as medical directors of the centers. As a result, the primary referral source for our centers is typically the physician or physician group providing medical director services to the center. If a medical director agreement terminates, whether before or at the end of its term, it may negatively impact the former medical director's decision to treat his or her patients at our centers.

     Medical directors contract with us for fixed periods, generally five to ten years. Unless extended, the agreements with medical directors at centers serving approximately 3,600 patients will expire on or before December 31, 2002. Medical directors have no obligation to extend their agreements with us.

     We also may take actions to restructure existing relationships or take positions in negotiating extensions of relationships in order to assure compliance with anti-kickback and similar laws. These actions could negatively impact physicians' decisions to extend their medical director agreements with us. For example, we have recalled stock options and we require monthly statements from our medical directors certifying that they have performed their contractual obligations. To our knowledge, we are the only major dialysis provider to have done this. In addition, if the terms of an existing agreement were found to violate applicable laws, we may not be successful in restructuring the relationship, which could lead to the early termination of the agreement.

Our rollout of new information technology systems will disrupt our billing and collection activity, may not work as planned and could have a negative impact on our results of operations and financial condition.

     We intend to roll out new information technology systems in each of our dialysis centers over the next few years. It is likely that this rollout will disrupt our billing and collection activity and may cause other disruptions to our business operations, which may negatively impact our cash flows.

     We have experienced disruption of our billing and collection activity in the past. From the time of our formation in 1994 through 1998, we expanded aggressively through acquisitions. We experienced difficulty integrating our operations with the newly acquired businesses, which negatively impacted administrative functions, including billing and collection activity.

     Also, the new systems may not work as planned or improve our billing and collection processes. If they do not, we may have to spend substantial amounts to enhance or replace these systems.

If the current shortage of skilled clinical personnel or our high level of personnel turnover continues, we may experience disruptions in our business operations.

     We are experiencing difficulties in hiring nurses due to a nationwide shortage of skilled clinical personnel. This shortage limits our ability to expand our operations. We also have a high personnel turnover rate in our dialysis centers and central billing and accounting offices. Turnover has been the highest among our reuse technicians, patient care technicians and unit secretaries. Recent efforts to reduce this turnover may not succeed. If we are not successful, or if we are unable to hire skilled clinical personnel when needed, our operations and our same center growth will be negatively impacted.

Adverse developments with respect to EPO could materially reduce our net income and cash flows and affect our ability to care for our patients.

     Amgen is the sole supplier of EPO and may unilaterally decide to increase its price for EPO. For example, Amgen increased its base price for EPO by 3.9% effective March 1, 2000 and by an additional 3.9% effective May 9, 2001. Also, we cannot predict whether we will continue to receive the same discount structure for EPO that we currently receive, or whether we will continue to achieve the same levels of discounts within that structure as we have historically achieved. Recent developments in accepted clinical procedures with respect to the administration of EPO may also decrease the frequency of EPO administration, increase our administration costs or require us to purchase EPO with preservative at a higher price. In addition, Amgen is developing a new product that may replace EPO or reduce its use. We cannot predict when this product may be introduced to the dialysis market, nor what its cost and reimbursement structure will be. Increases in the cost of EPO, whether through net price increases or higher administration costs, or the introduction of Amgen's new product, could have a material adverse effect on our net income and cash flows.

The cost of our medical supplies on a per-treatment basis has been increasing. If this trend continues it could negatively impact our net income and cash flows.

     During the past two years, we have experienced an increase in the cost per treatment of our medical supplies due to an increase in our utilization of supplies and increases in pricing from suppliers. Two of our major competitors are also major providers of medical supplies and equipment, and our largest supplier, Fresenius Medical Care, is also the largest provider of dialysis services in the world. In the past few years, the number of suppliers of dialysis-specific medical supplies has declined due to consolidation among these suppliers. If we are not able to manage our medical supply utilization better or achieve cost savings from our suppliers, we may experience a reduction in our net income and cash flows.

If we fail to adhere to all of the complex government regulations that apply to our business, we could incur substantial fines or be excluded from participating in government reimbursement programs.

     Our dialysis operations are subject to extensive federal, state and local government regulations, including federal and state anti-kickback laws. We endeavor to structure all of our relationships with referring physicians to comply with these laws. In many cases, our physician arrangements do not satisfy all of the elements of the safe harbor protections from the anti-kickback laws and could be found to violate these laws. If any of our operations are found to violate these or other government regulations, we could suffer severe penalties, including:

  .  Suspension of payments from government programs;

  .  Loss of required government certifications;

  . Loss of authorizations to participate in or exclusion from government reimbursement programs, such as the Medicare ESRD program and Medicaid programs;

  . Loss of licenses required to operate health care facilities in some of the states in which we operate; and

  . Fines or monetary penalties for anti-kickback law violations, submission of false claims or other failures to meet reimbursement program requirements.

     The regulatory scrutiny of healthcare providers, including dialysis providers, has increased significantly in recent years. For the fiscal year ended September 30, 2000, the Department of Justice, or DOJ, announced total recoveries of $840 million from healthcare civil fraud cases, including a $486 million settlement with one of our competitors as a result of an investigation by the Office of the Inspector General of the Department of Health and Human Services, or OIG, and DOJ into some of its business practices.

     In addition, the frequency and intensity of Medicare certification surveys and inspections of dialysis centers has markedly increased, consistent with recommendations of the OIG included in its June 2000 testimony before the Senate Special Committee on Aging regarding Medicare's system for the external quality review of kidney dialysis centers. We have incurred increases in administrative costs as a result of this regulatory activity. We expect this regulatory scrutiny to continue, if not increase, which will result in additional administrative expenses and could lead to penalties being assessed against us or the loss of Medicare certification at affected centers.

The pending federal review of some of our historical practices could result in substantial penalties against us.

     We are voluntarily cooperating with the Civil Division of the United States Attorney's Office for the Eastern District of Pennsylvania in a review of some of our historical practices, including billing and other operating procedures and our financial relationships with physicians. We are unable to determine when this matter will be resolved, whether any additional areas of inquiry will be opened or any outcome of this inquiry, financial or otherwise. Any negative findings from this review could result in substantial financial penalties against us and exclusion from future participation in the Medicare and Medicaid programs.

We may never collect the payments suspended as a result of a third-party carrier review of our laboratory subsidiary.

     Our Florida-based laboratory subsidiary is the subject of a third-party carrier review relating to claims the laboratory submitted for Medicare reimbursement. In May 1998, the carrier suspended all further Medicare payments to this laboratory. For the first six months of 2000, Medicare revenue from this laboratory represented approximately 1% of our net revenues. Beginning in the third quarter of 2000, we ceased recognizing current Medicare revenue from this laboratory. Based on the carrier's overpayment determinations to date, we estimate that our maximum potential cash exposure at March 31, 2001 was $15 million. We may never recover the amounts withheld and we cannot predict what action DOJ or the OIG may take in this matter. The government could impose additional penalties or fines against us, which could be substantial.

Total assets, shareholders' equity and earnings could be materially reduced if goodwill balances become impaired.

     Our balance sheet includes an amount designated as "goodwill" that represents 51% of our total assets and 213% of our shareholders' equity at March 31, 2001. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require the amortization of goodwill and all other intangible assets over the period benefitted. The current average amortization period is 35 years for our goodwill. We routinely review cash flows for the specific operations associated with the respective goodwill balances to determine whether there are potential impairments of the unamortized goodwill balances. If goodwill balances are determined to be impaired and impairment losses are recorded, total assets, shareholders' equity and earnings could be materially reduced.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the Series B Notes offered in the exchange offer. The Series B Notes will be exchanged for Series A Notes as described in this prospectus upon our receipt of the Series A Notes. The Series A Notes surrendered in exchange for Series B Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Series B Notes will not result in any increase in our indebtedness.

     Net proceeds from the offering of the Series A Notes were approximately $218.4 million, after deducting discounts, commissions and estimated expenses related to the offering. We used the net proceeds of the offering to pay down approximately $107.6 million outstanding under our revolving credit facility, of which $156 million was outstanding as of March 31, 2001 and approximately $110.8 million outstanding under our term loan facility, of which $300 million was outstanding as of March 31, 2001. The outstanding borrowings under our revolving credit facility accrued interest at an average rate of 9.8% and 9.4% as of December 31, 2000 and March 31, 2001, respectively. The outstanding borrowings under our term loan facility accrued interest at an average rate of 10.5% and 8.8% as of December 31, 2000 and March 31, 2001, respectively. These outstanding borrowings were refinanced on May 4, 2001. See "Description of Debt" for additional information about our credit facilities.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 2000 and March 31, 2001 (1) on an actual basis and (2) pro forma to reflect the sale of the Series A Notes and the application of the estimated net proceeds as described under "Use of Proceeds" as well as the refinancing of our bank credit facilities. The following should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, as amended on Form 10-K/A and our consolidated financial statements and related notes included elsewhere in this prospectus.

                                  December 31, 2000        March 31, 2001
                                ----------------------  ----------------------
                                  Actual    Pro forma     Actual    Pro forma
                                ----------  ----------  ----------  ----------
                                          (dollars in thousands)
Cash and cash equivalents...... $   31,207  $   31,207  $   17,443  $   20,174
                                ==========  ==========  ==========  ==========
Long-term debt (including
 current maturities):
  Credit facilities (1)........    498,800      35,625     456,300         --
  Other debt...................      6,882       6,882      13,305      13,305
  Notes offered hereby.........        --      225,000         --      225,000
  New credit facilities........                250,000         --      250,000
  Convertible notes............    470,000     470,000     470,000     470,000
                                ----------  ----------  ----------  ----------
    Total long-term debt.......    975,682     987,507     939,605     958,305
                                ----------  ----------  ----------  ----------
Minority interests.............     18,876      18,876      21,045      21,045
Shareholders' equity:
  Common stock, $0.001 par
   value, 195,000,000 shares
   authorized; 82,135,634 and
   82,943,817 shares issued and
   outstanding.................         82          82          83          83
  Additional paid-in capital...    430,676     430,676     438,509     438,509
  Notes receivable from
   shareholders................        (83)        (83)        --          --
  Accumulated deficit..........    (81,307)    (81,307)    (50,373)    (50,373)
                                ----------  ----------  ----------  ----------
    Total shareholders'
     equity....................    349,368     349,368     388,219     388,219
                                ----------  ----------  ----------  ----------
    Total capitalization....... $1,343,926  $1,355,751  $1,348,869  $1,367,569
                                ==========  ==========  ==========  ==========

--------
(1) As of December 31, 2000 and March 31, 2001, the available balance of $150 million under our then-existing revolving credit facility was unused.

  On May 4, 2001, we completed a refinancing of our existing senior credit facilities. The new credit facilities include $250 million of term loan borrowings and a $150 million revolving credit facility, none of which was initially drawn. With the refinancing, we paid off $223 million, representing all of the remaining outstanding balances, on the then-existing credit facilities.

                                 EXCHANGE OFFER

    In a registration rights agreement between us and the initial purchasers of the Series A Notes, we agreed to:

   . File a registration statement on or prior to 90 days after the closing of the offering of the Series A Notes with respect to an offer to exchange the Series A Notes for a new issue of securities, with terms substantially the same as the Series A Notes but registered under the Securities Act;

   . Use our reasonable best efforts to cause the registration statement to be declared effective by the Commission on or prior to 180 days after the closing of the Series A Notes offering; and

   . Use our reasonable best efforts to consummate the exchange offer and issue the Series B Notes within 30 business days after the registration statement is declared effective.

    The registration rights agreement provides that, in the event we fail to file the registration statement within 90 days after the closing date, have it declared effective within 180 days after the closing date or consummate the exchange offer within 30 business days thereafter, we will be required to pay liquidated damages on the Series A Notes over and above the regular interest on the Series A Notes. Once we complete this exchange offer, we will no longer be required to pay liquidated damages on the Series A Notes.

    The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Series A Notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the exchange offer; Period for tendering Series A Notes

    This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange Series A Notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

   . When you tender Series A Notes as provided below, our acceptance of the Series A Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

   . For each $1,000 principal amount of Series A Notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of Series B Notes.

   . We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the Series A Notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of Series A Notes at their addresses listed in the trustee's security register with respect to the Series A Notes.

   . The exchange offer expires at 5:00 p.m., New York City time, on , 2001; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term "expiration date" means , 2001 or, if extended by us, the latest time and date to which the exchange offer is extended.

   . As of the date of this prospectus, $225 million in aggregate principal amount of the Series A Notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of Series A Notes being tendered.

   . Our obligation to accept Series A Notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "Conditions to the exchange offer" below.

   . We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any Series A Notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all Series A Notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any Series A Notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   . We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Series A Notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the exchange offer" are not satisfied.

   . We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the Series A Notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the New York Stock Exchange.

   . Holders of Series A Notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

   . Series A Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

   . We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

   . By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See "--Resales of the Series B Notes."

Important rules concerning the exchange offer

     You should note that:

   . All questions as to the validity, form, eligibility, time of receipt and acceptance of Series A Notes tendered for exchange will be determined by us in our sole discretion.

   . We reserve the absolute right to reject any and all tenders of any particular Series A Notes not properly tendered or to not accept any particular Series A Notes for which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

   . We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular Series A Notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender Series A Notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of Series A Notes for exchange, you must cure any defect or irregularity within any reasonable period of time that we determine.

   . Our interpretation of the terms and conditions of the exchange offer as to any particular Series A Notes either before or after the expiration date shall be final and binding on all parties.

   . Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Series A Notes for exchange, nor shall we or they incur any liability for failure to give any notification.

Procedures for tendering Series A Notes

 What to submit and how

     If you, as the registered holder of a Series A Note, wish to tender your Series A Note for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to U.S. Trust Company of Texas, National Association at the address set forth below under "Exchange agent" on or prior to the expiration date of the exchange offer.

     In addition,

   . Certificates for Series A Notes must be received by the exchange agent along with the letter of transmittal; or

   . A timely confirmation of a book-entry transfer of Series A Notes, if such procedure is available, into the exchange agent's account at the Depository Trust Corporation, or DTC, using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

   . You must comply with the guaranteed delivery procedures described below.

     The method of delivery of Series A Notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or Series A Notes should be sent to us.

 Beneficial owners

     If you hold Series A Notes and your Series A Notes are registered in the name of a broker-dealer, commercial bank, trust company or other nominee and you wish to tender your Series A Notes, you should contact the registered holder promptly and instruct it to tender on your behalf.

     If you hold Series A Notes that are registered as described above and you want to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

 How to sign your letter of transmittal and other documents

     Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Series A Notes being surrendered for exchange are tendered:

   . By a registered holder of the Series A Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

   .  For the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

   . A firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc.; or

   . A commercial bank or trust company having an office or correspondent in the United States.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Series A Notes, the Series A Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the Series A Notes and with the signature guaranteed.

     If the letter of transmittal or any Series A Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by us, proper evidence satisfactory to us of our authority to so act must be submitted.

Acceptance of Series A Notes for exchange; Delivery of Series B Notes

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all Series A Notes properly tendered and will issue the Series B Notes promptly after acceptance of the Series A Notes. See "Conditions to the exchange offer" below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the Series A Notes.

     In all cases, we will issue Series B Notes in exchange for Series A Notes that are accepted for exchange only after timely receipt by the exchange agent of:

   .  Certificates for Series A Notes; or

   . A timely book-entry confirmation of transfer of Series A Notes into the exchange agent's account at DTC using the book-entry transfer procedures described below; and

   .  A properly completed and duly executed letter of transmittal.

     If we do not accept any of your tendered Series A Notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing Series A Notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged Series A Notes without expense to you or, in the case of Series A Notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged Series A Notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-entry transfer

     The exchange agent will make a request to establish an account with respect to the Series A Notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Series A Notes by causing DTC to transfer Series A Notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the Series A Notes so tendered will only be made after timely confirmation of book-entry transfer of Series A Notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering Series A Notes that are the subject of that book-entry confirmation that the participant has received, and agrees to be bound by the terms of, the letter of transmittal, and that we may enforce the agreement against that participant.

     Although delivery of Series A Notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal, or a facsimile copy, properly completed and duly executed, with any required signature guarantees, must in any case be received by the exchange agent at its address listed in this prospectus under "--Exchange Agent" on or prior to the expiration date.

     If your Series A Notes are held through DTC, you must complete a form called "instructions to registered holder and/or book-entry participant," which will instruct the DTC participant through whom you hold your securities of your intention to tender your Series A Notes or not tender your Series A Notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of securities until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your securities. A copy of that form is available from the exchange agent.

Guaranteed delivery procedures

     If you are a registered holder of Series A Notes and you want to tender your Series A Notes but your Series A Notes are not immediately available, or time will not permit your Series A Notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

   .  The tender is made through an eligible institution;

   . Prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

     (1) The name and address of the holder of Series A Notes;

     (2) The amount of Series A Notes tendered; and

     (3) That tender is being made by delivering that notice and guarantying that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered Series A Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent; and

   . The certificates for all physically tendered Series A Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal rights

     You can withdraw your tender of Series A Notes at any time on or prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "Exchange agent." Any notice of withdrawal must specify:

   . The name of the person having tendered the Series A Notes to be withdrawn;

   .  The Series A Notes to be withdrawn;

   .  The principal amount of the Series A Notes to be withdrawn; and

   . If certificates for Series A Notes have been delivered to the exchange agent, the name in which the Series A Notes are registered, if different from that of the withdrawing holder.

     If certificates for Series A Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution.

     If Series A Notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must also specify the name and number of the account at DTC to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination will be final and binding on all parties. Any Series A Notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

     If you have properly withdrawn Series A Notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for tendering Series A Notes" above at any time on or prior to the expiration date.

Conditions to the exchange offer

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue Series B Notes in exchange for, any Series A Notes and may terminate or amend the exchange offer, if at any time before the acceptance of Series A Notes for exchange or the exchange of the Series B Notes for Series A Notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the Commission.

     The condition above is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

     In addition, we will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any Series A Notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.

Exchange agent

     U.S. Trust Company of Texas, National Association, has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

    By Registered Mail, Certified Mail, Overnight Delivery or Regular Mail:

               U.S. Trust Company of Texas, National Association
                         Corporate Trust Administration
                          2001 Ross Avenue, Suite 2700
                              Dallas, Texas 75201

                            FACSIMILE TRANSMISSIONS:
                                 (214) 754-1301
                            TO CONFIRM BY TELEPHONE
                              OR FOR INFORMATION:
                                 1-800-829-5653

     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, Commission filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be
$     .

Accounting treatment

     We will record the Series B Notes at the same carrying value as the Series A Notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the Series A Notes over the term of the notes.

Transfer taxes

     Holders who tender their Series A Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Series B Notes in the name of, or request that Series A Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

No appraisal or dissenters' rights

     In connection with the exchange offer, you do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the indenture governing the Series A Notes. We intend to conduct the exchange offer in accordance with the registration rights agreement, the applicable requirements of the Exchange Act and the rules and regulations of the Commission related to exchange offers.

Resale of the Series B Notes

     Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Series B Notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the Commission on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

     However, any purchaser of Series A Notes who is our "affiliate" under the Securities Act or who intends to participate in the exchange offer for the purpose of distributing the Series B Notes:

   . Will not be able to rely on the interpretation of the staff of the Commission;

   .  Will not be able to tender its Series A Notes in the exchange offer;
      and

   . Must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the Series A Notes will represent that:

   .  It is not our "affiliate;"

   . Any Series B Notes to be received by it were acquired in the ordinary course of its business; and

   . It has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the "distribution," within the meaning of the Securities Act, of the Series B Notes.

     In addition, in connection with any resales of Series B Notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Series B Notes, other than a resale of an unsold allotment from the original sale of the Series A Notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of Series B Notes.

     We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

                            SELECTED FINANCIAL DATA

     The following tables present our selected financial data. The statement of income data for each of the years ended December 31, 1998, 1999 and 2000 and the summary balance sheet data as of December 31, 1999 and 2000 have been derived from our audited consolidated financial statements and related notes for the year ended December 31, 2000 included elsewhere in this prospectus. The statement of income data for each of the years ended December 31, 1996 and 1997 and the balance sheet data as of December 31, 1996, 1997 and 1998 have been derived from our audited consolidated financial statements and related notes that are not included in this prospectus. The statement of income data and the summary balance sheet data for the quarter ended March 31, 2001 have been derived from our unaudited condensed consolidated financial statements and related notes from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 included elsewhere in this prospectus. The pro forma income statement data is calculated as if the offering of the Series A Notes and the refinancing of our bank credit facilities and the application of the estimated net proceeds had occurred on January 1 of each year. The pro forma balance sheet data is calculated as if the offering of the Series A Notes and the refinancing of our bank credit facilities and application of the estimated net proceeds had occurred on such dates.

    You should read the following information together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2000, as amended on Form 10-K/A, and our historical consolidated financial statements and related notes included elsewhere in this prospectus.

                                           Year ended December 31,                               Quarter ended March 31,
                       ---------------------------------------------------------------------  --------------------------------
                                                                                  Pro forma                         Pro forma
                         1996       1997        1998        1999         2000        2000       2000       2001        2001
                       --------  ----------  ----------  -----------  ----------  ----------  --------  ----------  ----------
                                                (dollars in thousands, except per share data)
Income statement
 data:
Net operating
 revenues............  $496,651  $  758,403  $1,203,738  $ 1,445,351  $1,486,302  $1,486,302  $372,113  $  386,217  $  386,217
Total operating
 expenses(1).........   428,698     646,816   1,068,825    1,509,333   1,311,587   1,311,587   331,796     310,750     310,750
                       --------  ----------  ----------  -----------  ----------  ----------  --------  ----------  ----------
Operating income
 (loss)..............    67,953     111,587     134,913      (63,982)    174,715     174,715    40,317      75,467      75,467
Other income (loss)..     3,858       3,175       4,894       (1,895)     (7,201)     (7,201)    1,395       1,348       1,348
Debt expense(2)......    13,670      29,082      84,003      110,797     116,637     106,333    33,165      19,724      19,273
Minority interests in
 income of
 consolidated
 subsidiaries........    (3,578)     (4,502)     (7,163)      (5,152)     (5,942)     (5,942)     (998)     (2,457)     (2,457)
                       --------  ----------  ----------  -----------  ----------  ----------  --------  ----------  ----------
Income (loss) before
 income taxes,
 extraordinary item
 and cumulative
 effect of change in
 accounting
 principle...........    54,563      81,178      48,641     (181,826)     44,935      55,239     7,549      54,634      55,085
Income tax expense
 (benefit)...........    22,031      35,654      38,449      (34,570)     27,960      32,169     3,702      23,700      23,884
                       --------  ----------  ----------  -----------  ----------  ----------  --------  ----------  ----------
Income (loss) before
 extraordinary item
 and cumulative
 effect of change in
 accounting
 principle...........  $ 32,532  $   45,524  $   10,192  $  (147,256) $   16,975  $   23,070  $  3,847  $   30,934  $   31,201
                       ========  ==========  ==========  ===========  ==========  ==========  ========  ==========  ==========
Net income
 (loss)(3)...........  $ 24,832  $   45,524  $   (9,448) $  (147,256) $   13,485              $  3,847  $   30,934
                       ========  ==========  ==========  ===========  ==========              ========  ==========
Earnings (loss) per
 common share:
Income (loss) before
 extraordinary item
 and cumulative
 effect of change in
 accounting
 principle...........  $   0.43  $     0.59  $     0.12  $     (1.81) $     0.21  $     0.28  $   0.05  $     0.37  $     0.38
                       ========  ==========  ==========  ===========  ==========  ==========  ========  ==========  ==========
Net income
 (loss)(3)...........  $   0.33  $     0.59  $    (0.12) $     (1.81) $     0.17              $   0.05  $     0.37
                       ========  ==========  ==========  ===========  ==========              ========  ==========
Earnings (loss) per
 common share
 assuming dilution:
Income (loss) before
 extraordinary item
 and cumulative
 effect of change in
 accounting
 principle...........  $   0.42  $     0.57  $     0.12  $     (1.81) $     0.20  $     0.27  $   0.05  $     0.35  $     0.35
                       ========  ==========  ==========  ===========  ==========  ==========  ========  ==========  ==========
Net income
 (loss)(3)...........  $   0.32  $     0.57  $    (0.12) $     (1.81) $     0.16              $   0.05  $     0.35
                       ========  ==========  ==========  ===========  ==========              ========  ==========
Ratio of earnings to
 fixed charges(4)....    3.88:1      3.18:1      1.50:1  (See note 5)     1.34:1                1:20:1      3.27:1

Balance sheet data:
Working capital(6)...  $185,904  $  205,798  $  388,064  $(1,043,796) $  148,348  $  148,348            $  139,264  $  141,995
Cash and cash
 equivalents.........    21,327       6,700      41,487      107,981      31,207      31,207                17,443      20,174
Working capital
 excluding cash and
 cash equivalents....   164,577     199,098     346,577   (1,151,777)    117,141     117,141               121,821     121,821
Total assets.........   664,799   1,279,261   1,911,619    2,056,718   1,596,632   1,608,457             1,625,737   1,637,562
Long-term debt(7)....   233,126     731,192   1,225,781        5,696     974,006     977,975               932,025     938,725
Shareholders'
 equity..............   358,677     422,446     473,864      326,404     349,368     349,368               388,219     388,219

-------
(1) Total operating expenses include impairments and valuation losses of $4,556 in 2000 and $139,805 in 1999 and merger related costs of $78,188 in 1998.

(2) Debt expense includes a write-off of deferred financing costs of $1,601 in 1999 and $1,192 in 2000 and a loss of $9,823 on termination of interest rate swap agreements related to refinanced debt in 1998.

(3) Extraordinary losses associated with early extinguishment of debt were $7,700 ($0.10 per share) in 1996, $12,744 ($0.16 per share) in 1998 and
    $3,490 ($0.04 per share) in 2000.

    In 1998 we adopted Statement of Position No. 98-5, Reporting on the Costs for Start-up Activities, or SOP 98-5, which requires that pre-opening and organization costs be expensed as incurred. As a result, unamortized deferred pre-opening and organizational costs of $6,896 ($0.08 per share) were written-off as a cumulative effect of a change in accounting principle in 1998.

(4) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings. Earnings for this purpose is defined as pretax income from continuing operations adjusted by adding non-capitalized fixed charges during the period. Fixed charges is defined for this purpose as the total of interest expense, amortization of deferred financing costs and the estimated interest component of rental expense on operating leases.

(5) Due to our loss in 1999, the ratio coverage in 1999 was less than 1:1. We would have had to generate additional earnings of $181,826 to achieve a coverage of 1:1.

(6) The working capital calculation as of December 31, 1999 includes long-term debt that was potentially callable under covenant provisions of $1,425,610.

(7) Long-term debt excludes $1,425,610 as of December 31, 1999 that was potentially callable under covenant provisions. In July 2000, the debt was restructured and the subsequent periods long-term debt reflects scheduled debt maturities, consistent with periods presented prior to December 31, 1999.

                              DESCRIPTION OF DEBT

    This summary highlights certain provisions of our debt instruments except for our Series A Notes, which are described in the "Description of Series B Notes" section of this prospectus.

Credit facilities

    Our credit facilities are with Credit Suisse First Boston, as syndication agent, Bank of America, N.A., as administrative agent, and various banks, as lenders. The following is a summary description of the principal terms of our credit facilities.

 Structure

    Our credit facilities consist of two term loans and a revolving facility. The outstanding balances of the Term A loan and Term B loan as of May 4, 2001 were $50 million and $200 million, respectively. The revolving facility currently provides for revolving credit commitments of $150 million, none of which had been drawn upon by us as of May 4, 2001. Under the revolving credit facility, up to $25 million in short-term funds may be borrowed the same day that notice is given to the banks under a "swing line" facility.

 Security; Guarantees

    Each of our existing direct and indirect wholly owned domestic subsidiaries and future direct and indirect wholly owned domestic subsidiaries have guaranteed the obligations under our credit facilities. Our credit facilities and the guarantees are secured by substantially all of the personal property assets of the guarantor subsidiaries. In addition, our credit facilities are secured by a pledge of all of the capital stock, or similar equity interests, of our wholly owned subsidiaries and, subject to a few exceptions, the capital stock, or similar equity interests we, or our wholly owned subsidiaries, own in our existing direct and indirect non-wholly owned subsidiaries and future direct and indirect non-wholly owned subsidiaries.

 Interest rate

    In general, borrowings under our credit facilities bear interest at one of two floating rates selected by us:

   . The base rate, defined as the higher of Bank of America's prime rate or the federal funds rate plus 0.5%, plus a margin ranging from .75% to 2.00% for borrowings under the revolving credit facility and the Term A facility and a margin of 1.75% for borrowings under the Term B facility.

   . The eurodollar rate, defined generally as the rate at which deposits in U.S. Dollars appear on the Dow Jones Telerate Screen two business days before the first day of the applicable interest period, adjusted for statutory reserves, plus a margin ranging from 1.75% to 3.00% for borrowings under the revolving credit facility and the Term A loan and a margin of 2.75% for borrowings under the Term B loan.

    The applicable margin used in determining the interest rate for borrowings under the revolving facility and the Term A loan is based on our leverage ratio. Currently, the applicable margin is near the top of the ranges listed above. The applicable margin used in determining the interest rate for borrowings under the Term B loan is fixed for the term of the loan.

    Swing line borrowings bear interest at a rate negotiated by us and Bank of America as the swing line lender.

 Maturity

    We are required to repay the entire amount borrowed under the Term A loan in equal quarterly installments of $2.5 million due at the end of each calender quarter through March 31, 2006. Payments of $500,000 each are due at the end of each calendar quarter through December 31, 2005 under the Term B loan, with the remaining balance of $190,500,000 to be paid when the Term B loan matures on March 31, 2006. However, if the maturity of the 5 5/8% convertible notes described below has been extended on or before March 1, 2006 to a date not earlier than June 1, 2007, or if those notes are converted into equity interests by March 1, 2006, then the maturity date of the Term B loan will be extended one year. In that case, the quarterly payments of $500,000 will continue through December 31, 2006 and the remaining balance of $188,500,000 will be due on March 31, 2007.

     Any scheduled quarterly payment due under the term loans may be fully or partially prepaid at any time upon proper notice.

 Fees

     We are required to pay the lenders under our revolving facility a commitment fee based on the daily average unused portion of the revolving credit commitments and the outstanding balances under the swing line facility. We are also obligated to pay letter of credit fees on the aggregate stated amount of outstanding letters of credit.

 Covenants

     Our credit facilities contain a number of covenants, in addition to the financial covenants, that, among other things, restrict our ability and that of our subsidiaries to:

   .  Dispose of assets;

   .  Incur additional debt;

   . Prepay other debt, subject to specified exceptions, or amend specified debt instruments;

   .  Pay dividends;

   .  Create liens on assets;

   .  Issue additional equity interests;

   .  Make investments, loans or advances;

   .  Make acquisitions;

   .  Engage in mergers or consolidations;

   .  Change the business conducted by us or our subsidiaries;

   . Purchase shares of our outstanding common stock or equity interests of our subsidiaries; and

   .  Otherwise undertake various corporate activities.

     In addition, our credit facilities contain financial covenants that require us to satisfy, on a consolidated basis, specified financial tests including a minimum fixed charge coverage ratio, a minimum net worth test and a maximum leverage ratio.

 Events of default

     Our credit facilities contain customary events of default, including:

   .  Nonpayment of principal, interest or fees;

   .  Material inaccuracy of representations and warranties;

   .  Violation of covenants;

   .  Cross-defaults to other debt;

   .  Events of bankruptcy and insolvency;

   .  Employee Retirement Income Security Act of 1974 matters;

   .  Material judgments; and

   .  Invalidity of any guarantee or security interest.

     In addition, if we or any of our subsidiaries become ineligible for participation in, or are suspended from receiving reimbursement under, Medicare or Medicaid programs resulting in a material adverse effect on our business or a decrease of more than 5% in our consolidated net operating revenues, we will be in default under our credit facilities.

 Mandatory prepayment

     In addition, the term loans and the revolving facility must each be repaid in full upon a change of control of us. Based upon formulas stated in the credit agreement, all or a portion of the proceeds from our issuance of public debt, subordinated debt or preferred stock or our sale of a material amount of our assets must be used to pay down the outstanding balances under our credit facilities.

7% convertible notes

     In November 1998 we issued $345 million principal amount of 7% convertible subordinated notes due 2009 in a private placement offering. These notes are convertible into shares of our common stock at a conversion price of $32.81 per share. They are general unsecured obligations that rank junior to all of our existing and future senior debt and, effectively, all existing and future liabilities of our subsidiaries. The Series B Notes will rank senior to these convertible notes. All of the notes issued are currently outstanding and, although they do not mature until 2009, we may repurchase any or all of them at our option at any time after November 14, 2001. The repurchase price, expressed as a percentage of the principal amount of the notes, is shown below for the 12-month periods beginning November 15:

   Year                          Percentage Year                          Percentage
   ----                          ---------- ----                          ----------
   2001........................   104.90%   2005........................   102.10%
   2002........................   104.20%   2006........................   101.40%
   2003........................   103.50%   2007........................   100.70%
   2004........................   102.80%   2008 and thereafter.........   100.00%

     In addition, upon a change of control of us, we generally must make an irrevocable and unconditional offer to purchase all of these notes.

5 5/8% convertible notes and related guaranty

     We have guaranteed the $125 million outstanding 5 5/8% convertible subordinated notes due 2006 of Renal Treatment Centers, Inc., or RTC, our wholly-owned subsidiary. These notes are convertible into shares of our common stock at an effective conversion price of $25.62 per share. Although these notes do not mature until 2006, RTC may repurchase them at its option at any time. The repurchase price, expressed as a percentage of the principal amount of the notes, is shown below for 12-month periods beginning July 15:

   Year                          Percentage Year                          Percentage
   ----                          ---------- ----                          ----------
   2001........................   102.81%   2004........................   101.13%
   2002........................   102.25%   2005........................   100.56%
   2003........................   101.69%   2006........................   100.00%

     Our guarantee of these notes ranks equally with trade payables and is junior to our credit facilities and any future debt we may incur, other than debt that is expressly subordinated to senior debt, unless it otherwise states. The Series B Notes will rank equally with our guarantee.

                         DESCRIPTION OF SERIES B NOTES

     The Series A Notes were, and the Series B Notes will be, issued pursuant to an indenture dated April 11, 2001, among us, our subsidiaries acting as guarantors and U.S. Trust Company of Texas, National Association, as trustee.

     You can find the definitions of certain capitalized terms in this section under the subheading "--Certain definitions." For purposes of this section, references to "we," "our," or "us" include only DaVita Inc., not its subsidiaries, except pursuant to the terms of the Guarantees.

     The terms of the Series B Notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The Series B Notes are subject to all such terms, and holders of Series B Notes are referred to the indenture and the Trust Indenture Act for a statement thereof. A copy of the form of indenture is available from us upon request.

     The terms of the Series B Notes and the Series A Notes are identical in all material respects, except the Series B Notes will:

   .  Have a different CUSIP number;

   .  Have been registered under the Securities Act;

   . Not contain transfer restrictions and registration rights that relate to the Series A Notes; and

   . Not contain provisions relating to the payment of liquidated damages to be made to the holders of the Series A Notes under circumstances related to the timing of the exchange offer.

     Any Series A Notes that remain outstanding after the exchange offer, together with Series B Notes, will be treated as a single class of securities under the indenture for voting purposes. Holders of the Series B Notes will not be entitled to any registration rights under the registration rights agreement because these rights will terminate when the exchange offer is completed.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Series B Notes.

Brief description of the Series B Notes and the Guarantees

 The Series B Notes

     The Series B Notes will be:

   .  Our unsecured general obligations;

   . Ranked junior in right of payment with all of our existing and future Senior Debt;

   . Ranked equal in right of payment to all of our existing and future senior subordinated indebtedness;

   . Ranked senior in right of payment to all of our existing and future Subordinated Indebtedness; and

   .  Unconditionally guaranteed by the Guarantors.

     The Series B Notes will rank junior to debt outstanding under the Credit Agreement. The Series B Notes are guaranteed on a senior subordinated basis by all of our wholly owned domestic subsidiaries, including RTC. RTC's guarantee of the Series B Notes is senior to RTC's obligations under its 5 5/8% convertible subordinated notes. We, but none of our operating subsidiaries, have guaranteed RTC's notes. Our guarantee of RTC's notes is equal to our obligations under the Series B Notes offered hereby. The Series B

Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

     The term "Subsidiaries" as used in this section does not include Unrestricted Subsidiaries. As of the date of the indenture, none of our Subsidiaries will be Unrestricted Subsidiaries. However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the indenture. Substantially all of our operations are conducted through our Subsidiaries and Unrestricted Subsidiaries.

 The guarantees

     The Series B Notes will be jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by each of our present and future Subsidiaries, other than Non-Guarantor Subsidiaries and Foreign Subsidiaries. If we create a Non-Guarantor Subsidiary, our Consolidated Minority Adjusted EBITDA Ratio for the four fiscal quarters immediately preceding such creation must be at least 0.80 to 1.00. For the year ended December 31, 2000, our Consolidated Minority Adjusted EBITDA Ratio was 0.98 to
1.00. The obligations of each Guarantor under its Guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Certain bankruptcy limitations" below.

Principal maturity and interest

     We will issue Series B Notes with a maximum aggregate principal amount of $225 million. The indenture provides, in addition to the $225 million aggregate principal amount of Series B Notes being issued on the Issue Date, for the issuance of additional Series B Notes having identical terms and conditions to the Series B Notes offered hereby, subject to compliance with the terms of the indenture, including the covenant "Limitation on incurrence of additional indebtedness." Interest will accrue on the additional notes issued pursuant to the indenture from and including the date of issuance of such additional notes. Any such additional notes will be issued on the same terms as the Series B Notes and will constitute part of the same series of securities as the Series B Notes and will vote together as one series on all matters with respect to the Series B Notes. All references to Series B Notes herein include the additional notes. We will issue Series B Notes in denominations of $1,000 and integral multiples of $1,000.

     The Series B Notes will mature on April 15, 2011. The Series B Notes will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2001 to the Persons in whose names such Series B Notes are registered at the close of business on the April 1 or October 1 immediately preceding such interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of receiving payments on the Series B Notes

     Principal of, premium, if any, and interest, and Liquidated Damages, if any, on the Series B Notes will be payable, and the Series B Notes may be presented for registration of transfer or exchange, at our office or agency maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at our option, payment of interest may be made by check mailed to the holders of the Series B Notes at the addresses set forth upon our registry books. No service charge will be made for any registration of transfer or exchange of Series B Notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by us, our office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

Subordination

    The Series B Notes and the Guarantees will be our and the Guarantor's general, unsecured obligations, respectively, contractually subordinated in right of payment to all of our Senior Debt and the Senior Debt of the Guarantors, as applicable. This effectively means that holders of Senior Debt must be paid in full before any amounts are paid to the holders of the Series B Notes in the event we become bankrupt or are liquidated and that holders of Senior Debt can block payments to the holders of the Series B Notes in the event of a default by us on such Senior Debt, all as more fully described below.

    On a pro forma basis, as of March 31, 2001, after giving effect to the issuance of the Series B Notes and the application of the proceeds therefrom, we would have had outstanding an aggregate of approximately $287 million of Senior Debt, $280 million of which Indebtedness is secured. We also would have been able to borrow an additional $150 million under our Credit Agreement, all of which would have been Senior Debt. The Guarantors would have had outstanding an aggregate of approximately $287 million of Senior Debt, $280 million of which Indebtedness is secured, all of which constituted guarantees of our Indebtedness.

    The rights of holders will be subordinated by operation of law to all existing and future indebtedness and preferred stock of our subsidiaries that are not Guarantors, of which, on a pro forma basis as of March 31, 2001, there was none.

    We may not, and the Guarantors may not, make payment, by set-off or otherwise, as applicable, on account of the principal of, premium, if any, or interest on the Series B Notes, or Liquidated Damages, or on account of the redemption provisions of the Series B Notes, including any repurchases of Series B Notes, for cash or property, other than Junior Securities:

    (1) Upon the maturity of any of our Senior Debt or any Senior Debt of such Guarantor, as applicable, by lapse of time, acceleration, unless waived, or otherwise, unless and until all principal of, premium, if any, and the interest on, and all other amounts owing in respect of, such Senior Debt are first paid in full in cash or Cash Equivalents, or such payment is duly provided for, or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents; or

    (2) In the event of default in the payment of any principal of, premium, if any, or interest on our Senior Debt or Senior Debt of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or otherwise has ceased to exist.

    Upon (1) the happening of an event of default other than a payment default that permits the holders of any Designated Senior Debt to declare such Designated Senior Debt to be due and payable and (2) written notice of such event of default given to us and the Trustee by the holders of such Designated Senior Debt or their representative, then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment, by set-off or otherwise, may be made by us or on our behalf or by or on behalf of any Guarantor which is an obligor under such Designated Senior Debt on account of the principal of, premium, if any, or interest, or Liquidated Damages, on the Series B Notes, including any repurchases of any of the Series B Notes, or on account of the redemption provisions of the Series B Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the payment notice is delivered as set forth above, and such declaration has not been rescinded or waived, at the end of the payment blockage period, we shall and the Guarantors shall be required to pay all sums not previously paid to the holders of the Series B Notes during the payment blockage period due to the foregoing prohibitions and to resume all other payments as and when due on the Series B Notes.

    Any number of payment notices may be given; provided, however, that:

    (1) Not more than one payment notice shall be given within a period of any 360 consecutive days; and

     (2) No non-payment default that existed upon the date of such payment notice or the commencement of such payment blockage period, whether or not such event of default is on the same issue of Designated Senior Debt, shall be made the basis for the commencement of any other payment blockage period, for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such payment blockage period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default.

     Upon any distribution of our assets or any Guarantor's assets upon any dissolution, winding up, total or partial liquidation or reorganization of us or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

     (1) The holders of all of our or such Guarantor's Senior Debt, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents, or have such payment duly provided for, or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Series B Notes or Liquidated Damages, other than Junior Securities; and

     (2) Any payment or distribution of our or such Guarantor's assets of any kind or character from any source, whether in cash, property or securities, other than Junior Securities, to which the holders or the Trustee on behalf of the holders would be entitled, by set-off or otherwise, except for the subordination provisions contained in the indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full, or have such payment duly provided for, on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     In the event that, notwithstanding the foregoing, any payment or distribution of our or any Guarantor's assets, other than Junior Securities, shall be received by the Trustee or the holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

     No provision contained in the indenture or the Series B Notes will affect our obligation or the obligation of the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Series B Notes. The subordination provisions of the indenture and the Series B Notes will not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any holder to pursue any other rights or remedies with respect to the Series B Notes.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshaling of our assets and liabilities, holders of the Series B Notes may receive ratably less than other creditors.

Certain bankruptcy limitations

     We conduct our operations through our Subsidiaries and Unrestricted Subsidiaries. Accordingly, our ability to meet our cash obligations is dependent upon the ability of our subsidiaries to make cash distributions to us. Furthermore, any right we have to receive the assets of any such subsidiary upon such subsidiary's liquidation or reorganization, and the consequent right of the holders of the Series B Notes to participate in the distribution of the proceeds of those assets, effectively will be subordinated by operation of law to the claims of such subsidiary's creditors, including trade creditors, and holders of its preferred stock, except to the extent that we are recognized as a creditor or preferred stockholder of such subsidiary, in which case our claims would still be subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by us. Our Non-Guarantor Subsidiaries, Foreign Subsidiaries and Unrestricted Subsidiaries will not guarantee our obligations under the Series B Notes.

     Holders of the Series B Notes will be direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Guarantee exceeds the economic benefits it receives in the offering of the Series A Notes and the exchange of the Series A Notes for Series B Notes. The obligations of each Guarantor under its Guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the holder the benefit of such provision. See "Risk Factors--Fraudulent transfer statutes may limit your rights as a noteholder."

     If the obligations of a Guarantor under its Guarantee were avoided, holders of Series B Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Series B Notes.

Optional redemption

     We will not have the right to redeem any Series B Notes prior to April 15, 2006, other than out of the Net Cash Proceeds of any Public Equity Offering of our common stock, as described below.

     At any time on or after April 15, 2006, we may redeem the Series B Notes for cash at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each holder of Series B Notes, at the following redemption prices, expressed as percentages of the principal amount, if redeemed during the 12-month period commencing April 15 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the Series B Notes:

    Year                                                              Percentage
    ----                                                              ----------
    2006.............................................................  104.625%
    2007.............................................................  103.083%
    2008.............................................................  101.542%
    2009 and thereafter..............................................  100.000%

     At any time on or prior to April 15, 2004, upon any Public Equity Offering of our common stock for cash, up to 35% of the aggregate principal amount of the Series B Notes issued pursuant to the indenture may be redeemed at our option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Series B Notes to be redeemed, with cash received by us from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109.25% of principal, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date;

provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Series B Notes originally issued pursuant to the indenture on the Issue Date remain outstanding.

     If the Redemption Date hereunder is on or after an interest record date on which the holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Series B Note is registered at the close of business on such record date on the corresponding Interest Payment Date.

Mandatory redemption

     The Series B Notes will not have the benefit of any sinking fund and we will not be required to make any mandatory redemption payments with respect to the Series B Notes.

Selection and notice

     In the case of a partial redemption, the Trustee shall select the Series B Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Series B Notes may be redeemed in part in multiples of $1,000 only.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the holder of each Series B Note to be redeemed to such holder's last address as then shown upon the registry books of our registrar. Any notice which relates to a Series B Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Series B Note, a new Series B Note or Series B Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Series B Notes or portions thereof called for redemption, unless we default in the payment thereof.

Certain covenants

     The indenture contains certain covenants that will, among other things, restrict our ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations.

 Repurchase of Series B Notes at the option of the holder upon a change of control

     The indenture provides that in the event that a change of control has occurred, each holder of Series B Notes will have the right, at such holder's option, pursuant to an offer, subject only to conditions required by applicable law, if any, by us to require us to repurchase all or any part of such holder's Series B Notes, provided, that the principal amount of such Series B Notes must be $1,000 or an integral multiple thereof, on a date that is no later than 60 days after the occurrence of such change of control, at a cash price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the change of control purchase date.

     The change of control offer shall be made within 30 days following a change of control and shall remain open for 20 business days following its commencement. Upon expiration of the change of control offer period, we shall promptly purchase all Series B Notes properly tendered in response to the change of control offer.

     As used herein, a "change of control" means:

     (1) Any sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, of all or substantially all of our assets, on a consolidated basis, in one transaction or a series of related transactions, to any "person," including any group that is deemed to be a "person;"

     (2) The consummation of any transaction, including, without limitation, any merger or consolidation, whereby any "person," including any group that is deemed to be a "person," is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the aggregate Voting Equity Interests of the surviving entity or entities;

     (3) The Continuing Directors cease for any reason to constitute a majority of our board of directors then in office; or

     (4) We adopt a plan of liquidation.

     As used in this covenant, "person," including any group that is deemed to be a "person," has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

     Notwithstanding the foregoing, we will not be required to make a change of control offer upon a change of control if a third party makes the change of control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a change of control offer made by us, including any requirements to repay in full all Indebtedness under the Credit Agreement, any Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such change of control offer as set forth in the following paragraph of this section, and purchases all Series B Notes validly tendered and not withdrawn under such change of control offer.

     The indenture provides that, prior to the commencement of a change of control offer, but in any event within 30 days following any change of control, we will:

     (1) (a) repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a change of control or (b) offer to repay in full, and terminate all commitments under, all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender that has accepted such offer in full; or

     (2) Obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Series B Notes as provided herein.

     Our failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under "Events of default" below, but without giving effect to the stated exceptions in such clause.

     The occurrence of the events that would constitute a change of control would also constitute a default under the Credit Agreement. Our future Senior Debt and our Subsidiaries, future Senior Debt may also contain prohibitions of, or defaults by virtue of, certain events that would constitute a change of control or require such Senior Debt to be repurchased upon a change of control. Moreover, the exercise by the holders of their right to require us to repurchase the Series B Notes could cause a default under such Senior Debt, even if the change of control itself did not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. Even if sufficient funds were otherwise available, the terms of the Credit Agreement will, and other Senior Debt may, prohibit our repurchase of the Series B Notes prior to their scheduled maturity. Consequently, if we are not able to prepay the Credit Agreement and any other Senior Debt containing similar restrictions or obtain requisite consents, as described above, we will be unable to fulfill our repurchase obligations if holders of the Series B Notes exercise their repurchase rights following a change of control, thereby resulting in a default under the indenture.

     On or before the change of control purchase date, we will:

     (1) Accept for payment Series B Notes or portions thereof properly tendered pursuant to the change of control offer,

     (2) Deposit with the paying agent for us cash sufficient to pay the change of control purchase price, together with accrued and unpaid interest and Liquidated Damages, if any, of all Series B Notes so tendered, and

     (3) Deliver to the Trustee the Series B Notes so accepted together with an officers' certificate listing the Series B Notes or portions thereof being purchased by us.

     The paying agent promptly will pay the holders of Series B Notes so accepted an amount equal to the change of control purchase price, together with accrued and unpaid interest and Liquidated Damages, if any, and the Trustee promptly will authenticate and deliver to such holders a new Series B Note equal in principal amount to any unpurchased portion of the Series B Note surrendered. Any Series B Notes not so accepted will be delivered promptly by us to the holder thereof. We publicly will announce the results of the change of control offer on or as soon as practicable after the change of control purchase date.

     The change of control purchase feature of the Series B Notes may make more difficult or discourage a takeover of us, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of our assets will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of our assets has occurred. In addition, no assurances can be given that we will be able to acquire Series B Notes tendered upon the occurrence of a change of control.

     Any change of control offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, our compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

     If the change of control purchase date is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Series B Note is registered at the close of business on such record date on the corresponding Interest Payment Date.

 Limitation on incurrence of additional indebtedness

     The indenture provides that, except as set forth in this covenant, we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to, including as a result of an Acquisition, or otherwise become responsible for, contingently or otherwise, individually and collectively, to "incur" or, as appropriate, an "incurrence," any Indebtedness, including Disqualified Capital Stock and Acquired Indebtedness, other than Permitted Indebtedness.

     Notwithstanding the foregoing if:

     (1) No Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness; and

     (2) On the date of such incurrence, our Consolidated Coverage Ratio for the Reference Period immediately preceding the incurrence date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.5 to 1.0, then we and the Guarantors may incur such Indebtedness, including Disqualified Capital Stock.

     In addition, the foregoing limitations of the first paragraph of this covenant will not prohibit:

     (a) Our incurrence or the incurrence by any Guarantor or Non-Guarantor Subsidiary of Capital Expenditure Indebtedness; provided, that:

          (1) The aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this paragraph (a), plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness, shall not exceed $25 million; and

          (2) In each case, such Indebtedness shall not constitute more than 100% of our cost or the cost to such Guarantor or Non-Guarantor Subsidiary, determined in accordance with GAAP, as applicable, of the property so acquired, constructed, installed, improved or leased;

     (b) If no Event of Default shall have occurred and be continuing, our incurrence or the incurrence by any Guarantor or Non-Guarantor Subsidiary of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b), plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness, of up to $25 million; and

     (c) Our incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c), plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness, of up to $600 million, minus the amount of any such Indebtedness
(1) retired with the Net Cash Proceeds from any asset sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of the covenant "Limitation on sale of assets and subsidiary stock" or (2) assumed by a transferee in an asset sale so long as neither we nor such Guarantor continues to be an obligor under such Indebtedness.

     Indebtedness, including Disqualified Capital Stock, of any Person which is outstanding at the time such Person becomes one of our Subsidiaries, including upon designation of any subsidiary or other Person as a Subsidiary, or is merged with or into or consolidated with us or one of our Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of our Subsidiaries or is merged with or into or consolidated with us or one of our Subsidiaries as applicable.

     Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of our Indebtedness or of the Indebtedness of a Guarantor or a Non-Guarantor Subsidiary incurred in accordance with the terms of the indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of our Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence we may designate pursuant to which provision of this covenant such Indebtedness is being incurred and we may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

 Limitation on restricted payments

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

     (1) A Default or an Event of Default shall have occurred and be continuing;

     (2) We are not permitted to incur at least $1.00 of additional Indebtedness pursuant to the debt incurrence ratio in the covenant "Limitation on incurrence of additional indebtedness;" or

     (3) The aggregate amount of all Restricted Payments made by us and our Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

     (a) $25 million; plus

     (b) 50% of our aggregate Consolidated Net Income for the period, taken as one accounting period, commencing on the first day of the fiscal quarter including the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which our consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Commission, or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit; plus

     (c) The aggregate Net Cash Proceeds received by us from the sale of our Qualified Capital Stock, other than (i) to one of our Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or a Permitted Investment pursuant to clause (f) thereof or, to avoid duplication, otherwise given credit for in any provision of the following paragraph, after the Issue Date; plus

     (d) Except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments, other than returns of or from Permitted Investments, in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to us or any of our Subsidiaries or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries, valued in each case as provided in the definition of "Investments," not to exceed, in each case, the amount of Investments previously made by us or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, will not prohibit:

     (v) Restricted Payments in an amount not to exceed $25 million in the aggregate, exclusive of any accrued and unpaid interest payable in connection with repurchases of Subordinated Indebtedness, consisting solely of repurchases of our Capital Stock and our Subordinated Indebtedness on and after the Issue Date;

     (w) In addition to the amounts permitted under clause (v) above, Restricted Payments in an amount not to exceed $50 million in the aggregate, excluding accrued and unpaid interest, consisting solely of repurchases of our Capital Stock and our Subordinated Indebtedness on and after the Issue Date, provided, that, after giving effect to any such repurchase on a pro forma basis, on the date of any such repurchase, our Consolidated Coverage Ratio for the Reference Period immediately preceding the date of repurchase would be at least 3.25 to 1.0;
and the provisions of the immediately preceding paragraph will not prohibit,

     (x) Any dividend, distribution or other payments by any of our Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

     (y) A Qualified Exchange; or

     (z) The payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions.

     The full amount of any Restricted Payment made pursuant to the foregoing clauses (x) and (z), but not pursuant to clause (v) or (w) or (y), of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading "--Limitation on restricted payments."

     For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of our board of directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, (a) concurrently with each Restricted Payment in excess of $10 million and (b) on February 15 of each year, or if such day is not a Business Day, the next succeeding Business Day, with respect to all Restricted Payments made during the preceding 12-month period and not previously reported pursuant to clause (a) of this paragraph, we shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

 Limitation on dividends and other payment restrictions affecting subsidiaries

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of our Subsidiaries (w) to pay dividends or make other distributions to or on behalf of, or (x) to pay any obligation to or on behalf of, or (y) otherwise to transfer assets or property to or on behalf of, or (z) to make or pay loans or advances to or on behalf of, us or any of our Subsidiaries, except:

     (1) Restrictions imposed by the Series B Notes or the indenture or by our other Indebtedness, which may also be guaranteed by the Guarantors, ranking senior to the Series B Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive than those imposed by the indenture and the Series B Notes;

     (2) Restrictions imposed by applicable law;

     (3) Existing restrictions under Existing Indebtedness;

     (4) Restrictions under any Acquired Indebtedness not incurred in violation of the indenture or any agreement, including any Equity Interest, relating to any property, asset, or business acquired by us or any of our Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

     (5) Any restriction imposed by Indebtedness incurred under the Credit Agreement pursuant to clause (c) of the covenant "Limitation on incurrence of additional indebtedness;" provided, that such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date;

     (6) Restrictions with respect solely to any of our Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

     (7) Restrictions on transfer contained in Capital Expenditure Indebtedness incurred pursuant to clause (a) of the covenant "Limitation on incurrence of additional indebtedness;" provided, that such restrictions relate only to the transfer of the property financed with the proceeds of such Capital Expenditure Indebtedness; and

     (8) In connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or (7) or this clause (8) of this paragraph that are not more restrictive than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced; and

     (9) Solely with respect to Non-Guarantor Subsidiaries, restrictions under the organizational documents governing such Subsidiary:

        (a) With respect to existing Non-Guarantor Subsidiaries, existing on the Issue Date; and

        (b) With respect to Non-Guarantor Subsidiaries created after the Issue
Date:

           (i) Prohibiting such Subsidiary from guaranteeing our Indebtedness or another Subsidiary's Indebtedness;

           (ii) On dividend payments and other distributions solely to permit pro rata dividends and other distributions in respect of any Equity Interests of such Subsidiary; and

           (iii) With respect to clauses (y) and (z) above, limiting such transactions to those with terms that are fair and reasonable to such Subsidiary and no less favorable to such Subsidiary than could have been obtained in an arm's length transaction with an unrelated third party.

     Notwithstanding the foregoing, in the case of clause (y) above, encumbrances or restrictions (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract entered into in the ordinary course of business, or the assignment or transfer of any lease, license or contract entered into in the ordinary course of business, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of our Subsidiaries' property or assets not otherwise prohibited by the indenture in respect of the assets subject thereto or (C) contained in security agreements or mortgages securing Indebtedness to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

 Limitations on layering indebtedness

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate in right of payment to any of our other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the Series B Notes or the Guarantee, as applicable.

 Limitation on liens securing indebtedness

     We will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the indenture or upon any income or profits therefrom securing any of our Indebtedness or any Indebtedness of any Guarantor, unless we provide, and cause our Subsidiaries to provide, concurrently therewith, that the Series B Notes and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Series B Notes, and any related applicable Guarantees, with the same relative priority as such Subordinated Indebtedness shall have with respect to the Series B Notes, and any related applicable Guarantees.

 Limitation on sale of assets and subsidiary stock

     The indenture provides that we will not and the Guarantors will not, and neither we nor the Guarantors will permit any of our Subsidiaries to, in one or a series of related transactions, convey, sell, lease, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation, in the case of a Guarantor or one of our Subsidiaries, and including any sale or other transfer or issuance of any Equity Interests of any of our Subsidiaries or Unrestricted Subsidiaries, whether by us or one of our Subsidiaries or Unrestricted Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of our Subsidiaries or Unrestricted Subsidiaries and including any sale and leaseback transaction, unless:

     (1) (a) The Net Cash Proceeds therefrom are applied within 365 days after the date of such asset sale, to the extent not applied in accordance with paragraph (b) below, to the:

              (i) Optional redemption of the Series B Notes in accordance with the terms of the indenture and our other Indebtedness ranking on a parity with the Series B Notes and with similar provisions requiring us to redeem such Indebtedness with the proceeds from such asset sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Series B Notes and such other Indebtedness then outstanding; or

              (ii) Repurchase of the Series B Notes and such other Indebtedness ranking on a parity with the Series B Notes and with similar provisions requiring us to make an offer to purchase such Indebtedness with the proceeds from such asset sale pursuant to a cash offer, subject only to conditions required by applicable law, if any, pro rata in proportion to the respective principal amounts, or accreted values in the case of Indebtedness issued with an original issue discount, of the Series B Notes and such other Indebtedness then outstanding, at a purchase price of 100% of the principal amount, or accreted value in the case of Indebtedness issued with an original issue discount, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 335 days of such asset sale; or

        (b) Within 365 days following such asset sale, the asset sale offer amount is:

              (i) Invested in assets or property, other than notes, bonds, obligations and securities, except in connection with the acquisition of a Wholly Owned Subsidiary that immediately becomes a Guarantor in a Related Business, which will constitute or be a part of a Related Business of ours or such Subsidiary, if it continues to be a Subsidiary, immediately following such transaction; or

              (ii) Used to retire Senior Debt and to permanently reduce the amount of such Senior Debt outstanding on the Issue Date or permitted pursuant to paragraphs (b) and (c) of the covenant "Limitation on incurrence of additional indebtedness," including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount;

provided, however, that with respect to any asset sale occurring during 2001, the asset sale offer amount received therefrom may be applied as provided in
(a) or (b) above at any time prior to December 31, 2002, and any asset sale offer made in accordance with (a)(ii) above may be made at any time prior to December 1, 2002,

     (2) At least 75% of the total consideration for such asset sale or series of related asset sales consists of cash or Cash Equivalents, provided, that up to one-third of such 75% may consist of notes or other obligations received by us or such Subsidiary from such transferee that are converted by us or such Subsidiary into cash, to the extent of the cash received, within 365 days after receipt, which shall constitute Net Cash Proceeds attributable to the original asset sale for which such notes or other obligations were received, and provided further that any of our Indebtedness or of any Subsidiary, as shown on our or such Subsidiary's most recent balance sheet, other than Subordinated Indebtedness, that is assumed by the transferee of any such assets shall constitute cash for purposes hereof, so long as we and all of our Subsidiaries are fully and unconditionally released therefrom; and

     (3) We receive, or such Subsidiary receives, fair market value for such asset sale, such determination to be made in good faith by our board of directors for asset sales exceeding $25 million.

     Pending the final application of any Net Cash Proceeds, we may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

     The indenture provides that an acquisition of Series B Notes pursuant to an asset sale offer may be deferred until the accumulated Net Cash Proceeds from asset sales not applied as set forth in 1(a)(i) or 1(b) above exceeds $10 million and that each asset sale offer shall remain open for at least 20 Business Days following its commencement.

     Upon expiration of the asset sale offer period, we shall apply the asset sale offer amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof, on a pro rata basis if the asset sale offer amount is insufficient to purchase all Indebtedness so tendered at the asset sale offer price, together with accrued interest and Liquidated Damages, if any. To the extent that the aggregate amount of Series B Notes and such other pari passu Indebtedness tendered pursuant to an asset sale offer is less than the asset sale offer amount, we may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the indenture and following the consummation of each asset sale offer the excess proceeds amount shall be reset to zero.

     Notwithstanding, and without complying with, the provisions of this covenant:

     (1) We may and our Subsidiaries may, in the ordinary course of business,
(a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate Cash Equivalents;

     (2) We may and our Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on merger, sale or consolidation;"

     (3) We may and our Subsidiaries may sell or dispose of damaged, worn out surplus or obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of our business or the business of such Subsidiary, as applicable;

     (4) We may and our Subsidiaries may convey, sell, lease, transfer, assign or otherwise dispose of assets to us or any of the Guarantors;

     (5) We may and our Subsidiaries may, in the ordinary course of business, convey, sell, lease, transfer, assign, or otherwise dispose of assets, or related assets in related transactions, with a fair market value of less than $1 million;

     (6) We may and each of our Subsidiaries may settle or release litigation claims in the ordinary course of business or grant Liens not prohibited by the indenture;

     (7) We may and our Subsidiaries may exchange assets held by us or such Subsidiaries for assets held by any Person or entity; provided, that (a) at the time of or when entering into any such exchange of assets and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (b) the assets received by us or such Subsidiaries in any such exchange will immediately constitute, be a part of, or be used in, a Related Business of ours or such Subsidiaries,
(c) with respect to transactions involving assets with a fair market value of $25 million or more, our board of directors has determined that the terms of any exchange are fair and reasonable, and (d) any such exchange shall be deemed to be an asset sale to the extent that we or any of our Subsidiaries receives cash or Cash Equivalents in such exchange; and

     (8) We and our Subsidiaries may enter into operating leases of real or personal property in the ordinary course of business.

    In addition to the foregoing and notwithstanding anything herein to the contrary, we will not, and will not permit any of our Subsidiaries to, directly or indirectly, make any asset sale of any of the Equity Interests of any of our Subsidiaries (other than to us or to a Wholly Owned Subsidiary that is a Guarantor) except:

            (i) Pursuant to an asset sale of all the Equity Interests of such Subsidiary; or

            (ii) Provided, that after such sale we or our Subsidiaries own a majority of the voting and economic Equity Interests of such Subsidiary, an asset sale of Equity Interests with no preferences or special rights or privileges and with no redemption or prepayment provisions; or

            (iii) Up to $10 million in the aggregate per fiscal year, not to exceed $50 million in the aggregate, of sales of Equity Interests in excess of 50% of the Equity Interests of such Subsidiary, provided, that (x) such Subsidiary exists solely for the purpose of owning and operating one or more dialysis centers and providing services related thereto, (y) we or our Subsidiaries own at least 20% of the voting and economic Equity Interests in such Subsidiary after such asset sale, and (z) we or a Subsidiary of ours enters into a management contract with respect to all of the dialysis centers owned by the Subsidiary that was the subject of the asset sale.

In the case of clause (iii) of the preceding sentence, to the extent that the aggregate amount available for sales of Equity Interests has been reduced as a result of such sales, and we, a Guarantor or a Non-Guarantor Subsidiary thereafter shall either (A) sell in an asset sale in compliance with the provisions of this covenant all of the remaining Equity Interests in such Subsidiary owned by us and our Subsidiaries or (B) repurchase Equity Interests of such Subsidiary such that we, a Guarantor and/or a Non-Guarantor Subsidiary own(s) in the aggregate in excess of 50% of the Equity Interests of such Subsidiary upon repurchase, then an amount equal to the sales price received for such Equity Interests sold in the case of clause (A), or the purchase price paid for such Equity Interests so repurchased in the case of clause (B), in either case as determined in good faith, shall increase the aggregate amount available for future sales under such clause (iii); provided, that

       (a) The amount added back to the aggregate amount shall not exceed the amount originally deducted therefrom upon the original sale of the Equity Interests in such Subsidiary;

       (b) The aggregate amount available shall in no event exceed $50 million at any time;

       (c) The aggregate amount available per year shall in no event exceed $10 million in any year; and

       (d) To the extent a Non-Guarantor Subsidiary repurchases such Equity Interests, such repurchase shall be deemed a formation of a Non-Guarantor Subsidiary on the date of repurchase for purposes of the definition of Non-Guarantor Subsidiary.

    Any asset sale offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, our compliance or the compliance of any of our subsidiaries with such laws and regulations shall not in and of itself cause a breach of our obligations under such covenant.

    If the payment date in connection with an asset sale offer hereunder is on or after an interest payment record date and on or before the associated Interest Payment Date, any accrued and unpaid interest, and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a Series B Note is registered at the close of business on such record date on the corresponding Interest Payment Date.

 Limitation on transactions with affiliates

     The indenture provides that neither we nor any of our Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate, or any series of related Affiliate transactions, other than Exempted Affiliate
Transactions:

     (1) Unless it is determined that the terms of such Affiliate transaction are fair and reasonable to us, and no less favorable to us than could have been obtained in an arm's length transaction with a non-Affiliate; and

     (2) If involving consideration to either party in excess of $5 million, unless such Affiliate transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate transaction(s) has been approved by a majority of the members of our board of directors who are disinterested in such transaction, if there are any directors who are so disinterested; and

     (3) If involving consideration to either party in excess of $10 million, unless in addition we, prior to the consummation thereof, obtain a written favorable opinion as to the fairness of such transaction to us from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an accounting, appraisal or valuation firm of national reputation in the United States.

 Limitation on merger, sale or consolidation

     The indenture provides that we will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of our assets such amounts to be computed on a consolidated basis, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

     (1) Either (a) we are the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of our obligations in connection with the Series B Notes and the indenture;

     (2) No Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

     (3) Unless such transaction is solely the merger of us and one of our previously existing Subsidiaries and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the debt incurrence ratio set forth in the first paragraph of the covenant "Limitation on incurrence of additional indebtedness;" and

     (4) Each Guarantor shall have by amendment to the indenture confirmed that its Guarantee shall apply to our obligations or the surviving entity in accordance with the Series B Notes and the indenture.

     Upon any consolidation or merger or any transfer of all or substantially all of our assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which we are merged or to which such transfer is made shall succeed to and, except in the case of a lease, be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor corporation had been named therein as us, and, except in the case of a lease, we shall be released from the obligations under the Series B Notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, our interest in which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

 Limitation on lines of business

     The indenture provides that neither we nor any of our Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which is a Related Business.

 Subsidiary guarantors

     The indenture provides that all of our present and future Subsidiaries, other than Non-Guarantor Subsidiaries and Foreign Subsidiaries, jointly and severally will guarantee all principal, premium, if any, and interest, and Liquidated Damages, if any, on the Series B Notes on a senior subordinated basis. If we create a Non-Guarantor Subsidiary, our Consolidated Minority Adjusted EBITDA Ratio for the four fiscal quarters immediately preceding such creation must be at least 0.80 to 1.00. As of March 31, 2001, our Consolidated Minority Adjusted EBITDA Ratio was 0.98 to 1.00.

     Notwithstanding anything herein or in the indenture to the contrary, if any of our Subsidiaries that is not a Guarantor guarantees any of our other Indebtedness or any other Indebtedness of any of our Subsidiaries, or we or any of our Subsidiaries, individually or collectively, pledges, directly or indirectly, more than 65% of the Voting Equity Interests of such Subsidiary to a lender, other than pledges of Equity Interests of Non-Guarantor Subsidiaries pursuant to the Credit Agreement, then such Subsidiary must become a Guarantor.

 Release of guarantors

     The indenture provides that no Guarantor will consolidate or merge with or into, whether or not such Guarantor is the surviving Person, another Person unless, subject to the provisions of the following paragraph and the other provisions of the indenture, (1) the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's Guarantee on the terms set forth in the indenture; and
(2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into us.

     Upon the sale or disposition, whether by merger, stock purchase, Asset Sale or otherwise, of a Guarantor, as an entity, to an entity which is not, and is not required to become, a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, or upon a Guarantor becoming a Non-Guarantor Subsidiary which transaction is otherwise in compliance with the indenture, including, without limitation, the provisions of the covenant Limitations on Sale of Assets and Subsidiary Stock, such Guarantor will be deemed released from its obligations under its Guarantee of the Series B Notes and such Guarantee will terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests that secure, any of our Indebtedness or any Indebtedness of any other of our Subsidiaries shall also terminate upon such release, sale or transfer and none of such Guarantor's Equity Interests are pledged for the benefit of any holder of any of our Indebtedness or any Indebtedness of any of our Subsidiaries, other than pledges of Equity Interests of Non-Guarantor Subsidiaries pursuant to the Credit Agreement.

 Limitation on status as investment company

     The indenture prohibits us and our Subsidiaries from being required to register as an "investment company," as that term is defined in the Investment Company Act of 1940, as amended.

Reports

     The indenture provides that whether or not we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we will deliver to the Trustee and, to each holder and to prospective purchasers of Series B Notes identified to us by an initial purchaser, within five days after we are or would have been, if we were subject to such reporting obligations, required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if we were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by our certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

Events of default and remedies

     The indenture defines an "Event of Default" as:

     (1) Our failure to pay any installment of interest, or Liquidated Damages, if any, on the Series B Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

     (2) Our failure to pay all or any part of the principal, or premium, if any, on the Series B Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the change of control purchase price or the asset sale offer price on Series B Notes validly tendered and not properly withdrawn pursuant to a change of control offer or asset sale offer, as applicable;

     (3) Our failure or the failure by any of our Subsidiaries to observe or perform any other covenant or agreement contained in the Series B Notes or the indenture and, except for the provisions under "Limitation on merger, sale or consolidation" and "Limitation on restricted payments," the continuance of such failure for a period of 30 days after written notice is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Series B Notes outstanding;

     (4) Certain events of bankruptcy, insolvency or reorganization in respect of us or any of our Significant Subsidiaries;

     (5) A default in our Indebtedness or the Indebtedness any of our Subsidiaries with an aggregate amount outstanding in excess of $10 million (a) resulting from the failure to pay principal at the stated maturity of such Indebtedness or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

     (6) Final unsatisfied judgments not covered by insurance aggregating in excess of $5 million, at any one time rendered against us or any of our Subsidiaries and not stayed, bonded or discharged within 60 days; and

     (7) Any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void or any Guarantor denies or disaffirms its obligations under its Guarantee, in any case, other than in accordance with the terms of the Guarantee and the indenture.

     The indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the holders notice of such Default.

     If an Event of Default occurs and is continuing, other than an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries, then and in every such case, unless the principal of all of the Series B Notes shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Series B Notes then outstanding, by notice in writing to us, and to the Trustee if given by holders, may declare all principal, determined as set forth below, and accrued interest, and Liquidated Damages, if any, thereon to be due and payable immediately; provided, however, that if any Senior Debt is outstanding pursuant to the Credit Agreement, upon a declaration of such acceleration, such principal and interest shall be due and payable upon the earlier of (x) the fifth Business Day after sending us and the representative such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Debt under the Credit Agreement. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above with respect to any Senior Debt has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such indebtedness within 10 days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 10 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (4) above relating to us or any of our Significant Subsidiaries occurs, all principal and accrued interest, and Liquidated Damages, if any, thereon will be immediately due and payable on all outstanding Series B Notes without any declaration or other act on the part of the Trustee or the holders. The holders of a majority in aggregate principal amount of Series B Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Series B Notes which have become due solely by such acceleration, have been cured or waived.

     The holders of a majority in aggregate principal amount of the Series B Notes at the time outstanding may waive on behalf of all the holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any Series B Note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding Series B Note affected. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee reasonable security or indemnity.

     Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the Series B Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Legal defeasance and covenant defeasance

     The indenture provides that we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors discharged with respect to the outstanding Series B Notes. Such legal defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the Series B Notes, and the indenture shall cease to be of further effect as to all outstanding Series B Notes and Guarantees, except as to:

     (1) Rights of holders to receive payments in respect of the principal of, premium, if any, and interest, and Liquidated Damages, if any, on such Series B Notes when such payments are due from the defeasance trust funds;

     (2) Our obligations with respect to such Series B Notes concerning issuing temporary Series B Notes, registration of Series B Notes, mutilated, destroyed, lost or stolen Series B Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) The rights, powers, trust, duties, and immunities of the Trustee, and our obligations in connection therewith; and

     (4) The legal defeasance provisions of the indenture.

    In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture, and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Series B Notes. In the event covenant defeasance occurs, certain events, not including non-payment, non-payment of guarantees, and bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the Series B Notes. We may exercise our legal defeasance option regardless of whether we previously exercised covenant defeasance.

    In order to exercise either legal defeasance or covenant defeasance:

    (1) We must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Series B Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, and Liquidated Damages, if any, on such Series B Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest, and Liquidated Damages, if any, on such Series B Notes, and the holders of Series B Notes must have a valid, perfected, exclusive security interest in such trust;

    (2) In the case of legal defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

       (A) We have received from, or there has been published by the Internal Revenue Service, a ruling; or

       (B) Since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such Series B Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

    (3) In the case of covenant defeasance, we shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the holders of such Series B Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

    (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which we or any of our Subsidiaries are a party or by which we or any of our Subsidiaries are bound;

    (6) We shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the holders of such Series B Notes over any other of our creditors or with the intent of defeating, hindering, delaying or defrauding any other of our creditors or others; and

    (7) We shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (1) through (6) and, in the case of the opinion of counsel, clauses (1), with respect to the validity and perfection of the security interest, (2), (3) and (5) of this paragraph have been complied with and we shall have delivered to the Trustee an Officers' Certificate, subject to such qualifications and exceptions as the Trustee deems appropriate, to the effect that, assuming no holder of the Series B Notes is an insider of ours, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' right generally.

     If the funds deposited with the Trustee to effect covenant defeasance are insufficient to pay the principal of, premium, if any, and interest, and Liquidated Damages, if any, on the Series B Notes when due, then our obligations and the obligations of Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.

Amendments and supplements

     The indenture contains provisions permitting us, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders, including to:

     (a) Cure any ambiguity, defect, or inconsistency;

     (b) Add to our covenants or the Guarantors' covenants for the benefit of the holders, or to surrender any right or power conferred upon us or the Guarantors by the indenture or the Series B Notes or make any other change that does not materially adversely affect the rights of any holder;

     (c) Provide for collateral for or additional Guarantors of the Series B Notes;

     (d) Evidence the succession of another Person to us, and the assumption by any such successor of our obligations under the indenture and the Series B Notes, in accordance with the terms of the indenture;

     (e) Comply with the Trust Indenture Act;

     (f) Evidence the succession of another corporation to any Guarantor and assumption by any such successor of the Guarantee of such Guarantor pursuant to the indenture;

     (g) Evidence the release of any Guarantor; or

     (h) Evidence and provide for the acceptance of appointment of a successor Trustee with respect to the Series B Notes.

However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt, or any group or representative thereof authorized to give a consent, consent to such amendment. With the consent of the holders of not less than a majority in aggregate principal amount of the Series B Notes at the time outstanding, we, the Guarantors and the Trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the holders; provided, that no such modification may, without the consent of each holder affected by the modification:

     (1) Change the Stated Maturity on any Series B Note, or reduce the principal amount thereof or the rate, or extend the time for payment, of interest thereon or any premium payable upon the redemption thereof at our option, or change the city of payment where, or the coin or currency in which, any Series B Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or, in the case of redemption at our option, on or after the Redemption Date, or reduce the change of control purchase price or the asset sale offer price after the corresponding asset sale or change of control has occurred or alter the provisions, including the defined terms used therein, regarding our right to redeem the Series B Notes as a right, or at our option or the provisions, including the defined terms used therein, of the "Repurchase of Series B Notes at the option of the holder upon a change of control" covenant in a manner adverse to the holders; or

     (2) Reduce the percentage in principal amount of the outstanding Series B Notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture; or

     (3) Modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding Series B Note affected thereby.

Governing law

     The indenture provides that it and the Series B Notes will be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

No personal liability

     The indenture provides that no direct or indirect stockholder, partner, member, employee, manager, officer or director, as such, past, present or future of us, the Guarantors or any successor entity shall have any personal liability in respect of our obligations or the obligations of the Guarantors under the indenture or the Series B Notes solely by reason of his or its status as such stockholder, partner, member, employee, manager, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the Series B Notes.

Certain definitions

     "Acquired Indebtedness" means Indebtedness, including Disqualified Capital Stock, of any Person existing at the time such Person becomes our Subsidiary, including by designation, or is merged or consolidated into or with us or one of our Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person or an operating business unit of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with us. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in us and our Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control. Notwithstanding the foregoing, Affiliate shall not include Wholly Owned Subsidiaries.

     "Attributable Indebtedness" means in respect of a Sale-Leaseback Transaction, as at the time of determination, the present value, discounted at the interest rate borne by the Series B Notes, compounded annually, of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale-Leaseback Transaction, including any period for which such lease has been extended.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal or redemption, payment of such security or instrument and (b) the amount of each such respective principal or redemption, payment by (2) the sum of all such principal or redemption, payments.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of change of control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Issue Date, whether or not applicable.

     "Board of Directors" means, with respect to any Person, the board of directors, or, if not a corporation, the equivalent board of managers or members or body performing similar functions, of such Person or any committee of the board of directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

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

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Expenditure Indebtedness" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition, including in the case of a Capitalized Lease Obligation, the lease, construction, installation or improvement of any real or personal tangible property or computer software which is directly related to a Related Business of ours and which is incurred within 180 days of such acquisition or concurrently with completion of such construction, installation or improvement and which is secured only by the assets so financed and any attachments thereto or proceeds thereof.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase, other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock, warrants, options, participations or other equivalents of or interests, however designated, in stock issued by that corporation.

     "Cash Equivalent" means:

     (1) Securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided, that the full faith and credit of the United States of America is pledged in support thereof; or

     (2) U.S. dollar denominated and Eurodollar time deposits, bankers' acceptances and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million; or

     (3) Commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's; or

     (4) Readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; or

     (5) Repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above; or

     (6) Interests in regulated money market mutual funds that invest at least 95% of their funds in assets or securities of the type described in clauses (1) through (5) above,

and in the case of each of (1), (2), (3) and (4) maturing within one year after the date of acquisition.

     "Consolidated Coverage Ratio" of any Person on any date of determination means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses, exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person, exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person's Consolidated Fixed Charges subsequent to the Transaction Date, during the Reference Period; provided, that for purposes of such calculation:

     (1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income," and any pro forma adjustments shall be made in accordance with Regulation S-X promulgated by the Commission;

     (2) Transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period without regard to the effect of clause (c) of the definition of "Consolidated Net Income;"

     (3) Other than with respect to Indebtedness under revolving credit facilities incurred in the ordinary course of business for general corporate purposes and not for Acquisitions, (i) the incurrence of any Indebtedness, including issuance of any Disqualified Capital Stock, and the application of proceeds therefrom to the extent used to refinance or retire other Indebtedness, or (ii) the repayment of any Indebtedness with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause
(1)(b)(ii) of the first paragraph of the covenant "Limitation on sale of assets and subsidiary stock," in each case, during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period; and

     (4) The Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest, or dividend, rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation, which shall remain in effect for the 12-month period immediately following the Transaction Date, that has the effect of fixing the interest rate on the date of computation, in which case such rate, whether higher or lower, shall be used.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude all losses that are either extraordinary, as determined in accordance with GAAP, or are either unusual or nonrecurring and to add thereto, to the extent deducted from net revenues in determining Consolidated Net Income, without duplication, the sum of

     (1) Consolidated income tax expense;

     (2) Consolidated depreciation and amortization expense;

     (3) Consolidated Fixed Charges;

     (4) All other non-recurring non-cash charges of such Person and its Consolidated Subsidiaries;

     (5) Goodwill Impairment Charges; and

     (6) Minority Interest,

less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-recurring non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization and other non-recurring non-cash charges of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of the equity interest of such Person in such Subsidiary, and with respect to the Company, any cash payments made by us or one of our Subsidiaries, not exceeding $15 million in the aggregate, paid to settle or otherwise finally resolve the Florida Overpayment Dispute shall not be so subtracted.

     "Consolidated Fixed Charges" of any Person means, for any period, the aggregate amount, without duplication and determined in each case in accordance with GAAP, of:

     (a) Interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued, including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations, of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and

(3) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; and

     (b) The amount of dividends accrued or payable or guaranteed, by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock, other than by Subsidiaries of such Person to such Person or such Person's Consolidated Subsidiaries, excluding all non-cash dividends which, pursuant to the terms of the Preferred Stock in respect thereof, may not be converted to or otherwise paid in cash prior to 91 days after the Stated Maturity.

     For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Minority Adjusted EBITDA Ratio" of any Person on any date of determination means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses, exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, for the Reference Period, less the Minority Interest of such Person, to (b) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses, exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, for the Reference Period.

     "Consolidated Net Income" means, with respect to any Person for any period, the net income or loss, of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such period, adjusted to exclude, only to the extent included in computing such net income or loss, and without duplication:

     (a) All gains, but not losses, that are either extraordinary, as determined in accordance with GAAP, or are either unusual or nonrecurring, including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock;

     (b) The net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person's pro rata share of such Person's net income for such period;

     (c) The net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition;

     (d) The net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary;

     (e) The net income of, and all dividends and distributions from, any Unrestricted Subsidiary; and

     (f) The cumulative effect of a change in accounting principles.

     "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person, whether now existing or hereafter created or acquired, the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

     "Consolidation" means, with respect to us, the consolidation of the accounts of the Subsidiaries with our accounts, all in accordance with GAAP; provided, that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with our accounts. The term "consolidated" has a correlative meaning to the foregoing.

     "Continuing Director" means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of our assets, if such agreement was approved by a vote of such majority of directors.

     "Credit Agreement" means the Second Amended and Restated Revolving Credit Agreement and the Second Amended and Restated Term Loan Agreement, each dated as of July 14, 2000, by and among us and certain financial institutions and agents party thereto, and, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement, or any Affiliate of such lenders, and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements in whole or in part of any Credit Agreement with any other credit agreement, including any credit agreement:

     (1) Extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

     (2) Adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of us and our Subsidiaries and our or their respective successors and assigns;

     (3) Increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by paragraph (c) of the covenant "Limitation on incurrence of additional indebtedness;" or

     (4) Otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Senior Debt" means (i) all Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Indebtedness permitted to be incurred under this indenture that (a) at the time of determination exceeds $20 million in aggregate principal amount outstanding and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by us.

     "Disqualified Capital Stock" means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Series B Notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions; provided, however, that any Equity Interest that would constitute

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Disqualified Capital Stock solely because the holders thereof have the right to require the issuer to repurchase such Disqualified Capital Stock upon the occurrence of a change of control shall not constitute Disqualified Capital Stock if the terms of such Equity Interest provide that (i) any such repurchases may not be made sooner than 10 days after the change of control purchase date for the Series B Notes and (ii) such Equity Interests so repurchased are fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts due under the Series B Notes repurchased on such change of control purchase date, and any Equity Interest not so repurchased shall remain so fully and absolutely subordinated to the Series B Notes not so repurchased.

     "Equity Interests" means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exempted Affiliate Transaction" means:

   . The payment of reasonable fees and compensation to and indemnity provided for the benefit of our or any Guarantor's directors, officers or employees in the ordinary course of business;

   .  Transactions solely between us and any of our Consolidated
      Subsidiaries or solely among our Consolidated Subsidiaries;

   . Any issuance of securities pursuant to, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans approved by our board of directors;

   . Loans or advances to employees in the ordinary course of business in accordance with our past practices of or those of any Guarantor, but in any event not to exceed $10 million in the aggregate outstanding at any one time;

   . The issuance or sale of any of our Qualified Capital Stock approved by a majority of the members of the board of directors and, if any, a majority of the independent members of such board of directors;

   . Restricted Payments and Investments permitted by the provisions of the indenture described above under the caption "Limitation on restricted payments;" and

   . Transactions between us and any owner of a Special Purpose Licensed Entity or between any Special Purpose Licensed Entity and any of its owners, in each case, in the ordinary course of business to facilitate the operations of such Special Purpose Licensed Entity.

     "Existing Indebtedness" means our or any of our Subsidiaries' Indebtedness, other than Indebtedness under the Credit Agreement, in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

     "Florida Overpayment Dispute" means the third-party carrier review relating to claims that our Florida-based laboratory subsidiary submitted for Medicare reimbursement, pursuant to which the carrier has suspended Medicare payments and issued formal overpayment determinations.

     "Foreign Subsidiary" means any Subsidiary of ours which (a) is not organized under the laws of the United States, any state thereof or the District of Columbia and (b) conducts substantially all of its business operations outside the United States of America.

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     "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date as set forth in:

     (1) The opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

     (2) Statements and pronouncements of the Financial Accounting Standards Board;

     (3) Such other statements by such other entity as approved by a significant segment of the accounting profession in the United States; and

     (4) The rules and regulations of the Commission governing the inclusion of financial statements, including pro forma financial statements, in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

     "Goodwill Impairment Charges" means with respect to any Person, impairment and valuation losses, as reflected on such Person's consolidated financial statements.

     "Guarantor" means each of our present and future Subsidiaries, other than Non-Guarantor Subsidiaries and Foreign Subsidiaries, that at the time are guarantors of the Series B Notes in accordance with the indenture.

     "Indebtedness" of any Person means, without duplication,

     (a) All liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money, whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof, (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

     (b) All liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, or (2) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

     (c) All net obligations of such Person under Interest Swap and Hedging Obligations;

     (d) All Capitalized Lease Obligations and Attributable Indebtedness of such Person;

     (e) All liabilities and obligations of others of the kind described in the preceding clause (a), (b) (c) or (d) to the extent that such Person has guaranteed or provided credit support or that is otherwise its legal liability;

     (f) All liabilities and obligations of others of the kind described in the preceding clause (a), (b), (c), (d) or (e) secured by any Lien on any property or assets of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

     (g) Any and all deferrals, renewals, extensions, refinancing and refundings, whether direct or indirect, of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (f), or this clause (g), whether or not between or among the same parties; and

     (h) All Disqualified Capital Stock of such Person, measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends.

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     For purposes hereof, the "maximum fixed repurchase price" of any
Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer, or managing general partner of the issuer, of such Disqualified Capital Stock.

     The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Interest Swap and Hedging Obligation" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any Person in any other Person means, without duplication:

     (a) The acquisition, whether by purchase, merger, consolidation or otherwise, by such Person, whether for cash, property, services, securities or otherwise, of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

     (b) The making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person, including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person, or any commitment to make any such advance, loan or extension, but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business;

     (c) Other than guarantees of our Indebtedness or Indebtedness of any Guarantor to the extent permitted by the covenant "Limitation on incurrence of additional indebtedness," the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

     (d) The making of any capital contribution by such Person to such other Person; and

     (e) The designation by our board of directors of any Person to be an Unrestricted Subsidiary.

     We shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary, or, if neither we nor any of our Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made, at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from us or our Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer. We or any of our Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of our or our Subsidiary's ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

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     "Issue Date" means the date of first issuance of the Series B Notes under the indenture.

     "Junior Security" means any Qualified Capital Stock and any of our Indebtedness or Indebtedness of a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the Series B Notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Series B Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, "Junior Security" shall mean any Qualified Capital Stock and any of our Indebtedness or Indebtedness of a Guarantor, as applicable, that:

     (1) Has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness;

     (2) Is unsecured;

     (3) Has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged; and

     (4) By their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Series B Notes.

     "Lien" means any mortgage, charge, pledge, lien, statutory or otherwise, privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" means all liquidated damages then owing pursuant to the registration rights agreement.

     "Minority Interest" means, with respect to any Person, interests in income of such Person's Consolidated Subsidiaries held by Persons other than such Person or another Subsidiary of such Person, as reflected on such Person's consolidated financial statements.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by us in the case of a sale of Qualified Capital Stock and by us and our Subsidiaries in respect of an asset sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of our securities, including options, warrants, rights and convertible or exchangeable debt, that were issued for cash on or after the Issue Date, the amount of cash originally received by us upon the issuance of such securities, including options, warrants, rights and convertible or exchangeable debt, less, (1) in each case, the sum of all payments, fees, commissions and, in the case of asset sales, reasonable, expenses, including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses, incurred in connection with such asset sale or sale of Qualified Capital Stock, and (2) in the case of an asset sale only, less

     (a) The amount, estimated reasonably and in good faith by us, of income, franchise, sales and other applicable taxes required to be paid by us or any of our respective Subsidiaries in connection with such asset sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year the computation of which shall take into account, estimated reasonably and in good faith by us, the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes. The determination of the available tax attributes shall be estimated reasonably and in good faith by us and, in connection therewith, we may exclude from its determination those available tax attributes as to which there exists an issue of law or fact which may ultimately result in such attributes not being available to effectuate a reduction in the asset sale tax liability,

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     (b) Amounts used to retire Indebtedness, other than Subordinated
Indebtedness, secured by the asset that was the subject of the asset sale,

     (c) Any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such asset sale,

     (d) Appropriate amounts to be provided by us or any Subsidiary as a reserve against any liabilities, other than tax liabilities, associated with such asset sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such asset sale, all as determined in conformity with GAAP.

     "Non-Guarantor Subsidiary" means each non-Wholly Owned Subsidiary of ours that is not a Foreign Subsidiary, provided, that

     (a) Any Equity Interest in such Subsidiary not owned by us or any Guarantor is owned by a physician, physician group or other strategic joint venture partner;

     (b) Such Subsidiary was formed to and exists solely for the purpose of owning and operating one or more dialysis centers and providing services related thereto; and

     (c) On each date that a non-Wholly Owned Subsidiary is formed or a Wholly Owned Subsidiary becomes a non-Wholly Owned Subsidiary, our Consolidated Minority Adjusted EBITDA Ratio for the Reference Period immediately preceding such date would be at least 0.80 to 1.00, on a pro forma basis after giving effect to such formation or transformation to a non-Wholly Owned Subsidiary.

     "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither we nor any of our Subsidiaries (1) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness,
(2) is directly or indirectly liable, as a guarantor or otherwise, or (3) constitutes the lender, and (b) no default with respect to which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of us or any of our Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Offering" means the offering of the Series B Notes by us.

     "Officers' Certificate" means the officers' certificate to be delivered upon the occurrence of certain events as set forth in the indenture.

     "Permitted Indebtedness" means that:

     (a) We and the Guarantors may incur Indebtedness evidenced by the Series B Notes and the Guarantees issued pursuant to the indenture up to the amounts being issued on the original Issue Date, less any amounts repaid or retired;

     (b) We and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness, including Disqualified Capital Stock, described in clause (a) of this definition or incurred pursuant to the debt incurrence ratio test of the covenant "Limitation on incurrence of additional indebtedness," or which was refinanced pursuant to this clause (b);

     (c) We and our Subsidiaries may incur Indebtedness solely in respect of bankers' acceptances, performance bonds and letters of credit to the extent not drawn upon, to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness, all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in our industry; provided, that the aggregate principal amount outstanding of such Indebtedness, including any Refinancing Indebtedness and any other Indebtedness issued to retire, refinance, refund, defease or replace such Indebtedness, shall at no time exceed $15 million;

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     (d) We may incur Indebtedness owed to, borrowed from, any Subsidiary, and any Subsidiary may incur Indebtedness owed to, borrowed from, any other Subsidiary or us; provided, that (i) the aggregate amount of Indebtedness that may be incurred and outstanding at any one time, including any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Indebtedness, pursuant to this clause (d) by Subsidiaries that are not Guarantors shall not exceed $35 million, and (ii) in the case of our indebtedness, such obligations shall be unsecured and contractually subordinated in all respects to our obligations pursuant to the Series B Notes and any event that causes any Guarantor no longer to be a Guarantor, including by designation to be an Unrestricted Subsidiary, shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant "Limitation on incurrence of additional indebtedness;" and

     (e) We and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency, and not for the purpose of speculation; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates.

     "Permitted Investment" means:

     (a) Any Investment in any of the Series B Notes;

     (b) Any Investment in Cash Equivalents;

     (c) Intercompany Indebtedness to the extent permitted under clause (d) of the definition of "Permitted indebtedness;"

     (d) Any Investment in us or in a Guarantor, or by us or any Guarantor in a Person in a Related Business if as a result of such Investment such Person immediately becomes a Guarantor or a Non-Guarantor Subsidiary or such Person is immediately merged with or into us or a Guarantor;

     (e) Other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding, after giving effect to any such Investments that are returned to us or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e) in such Person, at any time does not in the aggregate exceed $35 million, measured by the value attributed to the Investment at the time made or returned, as applicable; and

     (f) Any asset exchange permitted under clause (7) of the covenant "-- Limitation on sale of assets and subsidiary stock."

     "Permitted Lien" means:

     (a) Liens existing on the Issue Date;

     (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on our books in accordance with GAAP;

     (c) Statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on our books in accordance with GAAP;

     (d) Liens securing the performance of bids, trade contracts, other than for borrowed money, leases, statutory obligations, tenders, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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     (e) Easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto, as such property is used by us or any of our Subsidiaries, or materially interfere with the ordinary conduct of our or any of our Subsidiaries' business;

     (f) Liens arising from the rendering of a final judgment, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

     (g) Pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

     (h) Liens securing the Series B Notes;

     (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into us or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

     (j) Liens arising from Capital Expenditure Indebtedness permitted to be incurred pursuant to clause (a) of the covenant "Limitation on incurrence of additional indebtedness" provided such Liens relate solely to the property which is subject to such Capital Expenditure Indebtedness or the proceeds thereof;

     (k) Leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of our or any of our Subsidiaries' business or materially detracting from the value of the relative assets of us or any Subsidiary;

     (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by us or any of our Subsidiaries in the ordinary course of business;

     (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the holders of the Series B Notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced;

     (n) Liens securing our or any Guarantor's Senior Debt or any Guarantor, including Indebtedness incurred under the Credit Agreement in accordance with the terms of the covenant "Limitation on incurrence of additional indebtedness;" and

     (o) Liens securing reimbursement obligations with respect to letters of credit that encumber only documents and other property relating to such letters of credit and the products and proceeds thereof.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means any Equity Interest of any class or classes of a Person, however designated, which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "Pro Forma" or "pro forma" shall have the meaning set forth in Regulation S-X of the Securities Act of 1933, as amended, unless otherwise specifically stated herein.

     "Public Equity Offering" means an underwritten public offering for cash pursuant to a registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended, of our Qualified Capital Stock.

     "Qualified Capital Stock" means any of our Capital Stock that is not Disqualified Capital Stock.

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    "Qualified Exchange" means:

    (1) Any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or our Indebtedness, other than to a Subsidiary, with the Net Cash Proceeds received by us from the substantially concurrent sale of our Qualified Capital Stock; or

    (2) Any issuance of our Qualified Capital Stock in exchange for any Capital Stock or our Indebtedness.

    "Reference Period" with regard to any Person means the four full fiscal quarters ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Series B Notes or the indenture.

    "Refinancing Indebtedness" means Indebtedness, including Disqualified Capital Stock, (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness, including Disqualified Capital Stock, in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed, after deduction of reasonable fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing in accordance with the terms of the documents governing the Indebtedness refinanced without giving effect to any modification thereof made in connection with or in contemplation of such refinancing, the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness, including Disqualified Capital Stock, so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof, as determined in accordance with GAAP, at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness is incurred by us or by the Subsidiary who is the obligor on the Indebtedness being refinanced, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness, including Disqualified Capital Stock, to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Series B Notes than was the Indebtedness, including Disqualified Capital Stock, to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness, including Disqualified Capital Stock, to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Series B Notes, and (D) such Refinancing Indebtedness shall be secured, if secured, in a manner no more adverse to the holders of the Series B Notes than the terms of the Liens, if any, securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

    "Registration Rights Agreement" means the registration rights agreement, dated as of the Issue Date, by and among us and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

    "Related Business" means the business conducted, or proposed to be conducted, by us and our Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of our board of directors are related businesses.

    "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Permitted Investments.

    "Restricted Payment" means, with respect to any Person:

    (a) The declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person;

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     (b) Any payment, except to the extent with Qualified Capital Stock, on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any or parent of such Person;

     (c) Other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and

     (d) Any Restricted Investment by such Person;

provided, however, that the term "Restricted Payment" does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to us, or to any Guarantors, by any Subsidiary of ours.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

     "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing, other than operating leases in the ordinary course of business, by us or any Subsidiary of any real or tangible personal property owned by us or a Subsidiary of ours as of the Issue Date or thereafter acquired, which property has been or is to be sold or transferred by us or such Subsidiary to a Person and leased back from such Person.

     "Senior Debt" of ours or of any Guarantor means Indebtedness, including any monetary obligation in respect of the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law, of us or such Guarantor, including Indebtedness arising under the Credit Agreement, unless by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is expressly designated equal or junior in right of payment to the Series B Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include:

     (a) Indebtedness to any Subsidiary of us or any officer, director or employee of us or any Subsidiary of us;

     (b) Indebtedness incurred in violation of the terms of the indenture;

     (c) Indebtedness to trade creditors;

     (d) Disqualified Capital Stock; and

     (e) Any liability for taxes owed or owing by us or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Special Purpose Licensed Entity" means any Person in a Related Business that (i) we and our Subsidiaries are prohibited from engaging in directly under applicable law, including provisions of state law (a) prohibiting the ownership of healthcare facilities by public companies, (b) prohibiting the corporate practice of medicine or (c) otherwise restricting our ability or the ability of one of our Subsidiaries to acquire directly a required license to operate a healthcare facility, and (ii) has entered into a transaction or series of transactions with us or any of our Subsidiaries under which

     (x) We or any of our Subsidiaries provides management, administrative or consulting services to the Special Purpose Licensed Entity;

     (y) The owners of the Special Purpose Licensed Entity are prohibited from transferring any of their interests in the Special Purpose Licensed Entity without our consent or the consent of one of our Subsidiaries; and

     (z) We or one of our Subsidiaries has the right to require the owners of the Special Purpose Licensed Entity to transfer all of their interests in the Special Purpose Licensed Entity to a Person designated by us or one of our Subsidiaries.

     "Stated Maturity," when used with respect to any Series B Note, means April 15, 2011.

     "Subordinated Indebtedness" means Indebtedness of us or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto to the Series B Notes or such Guarantee, as applicable, in any respect.

     "Subsidiary," with respect to any Person, means:

     (1) A corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person;

     (2) Any other Person, other than a corporation, in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest; or

     (3) A partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of ours or of any of our Subsidiaries and any Special Purpose Licensed Entity shall be considered a Subsidiary of ours. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of ours.

     "Unrestricted Subsidiary" means any subsidiary of ours that does not own any Capital Stock of, or own or hold any Lien on any property of, ours or of any other Subsidiary of ours and that, at the time of determination, shall be an Unrestricted Subsidiary, as designated by our board of directors; provided, that such Subsidiary at the time of such designation:

     (a) Has no Indebtedness other than Non-Recourse Indebtedness;

     (b) Is not party to any agreement, contract, arrangement or understanding with us or any Subsidiary of ours unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of ours;

     (c) Is a Person with respect to which neither we nor any of our Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

     (d) Has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of us or any of our Subsidiaries. Our board of directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, we could incur at least $1.00 of Indebtedness pursuant to the debt incurrence ratio of the covenant "Limitation on incurrence of additional indebtedness."

Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. Any subsidiary of an Unrestricted Subsidiary must also be an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Equity Interests" means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which, other than directors' qualifying Shares, are owned by us or one or more of our Wholly Owned Subsidiaries or a combination thereof.

Book-entry; Delivery; Form and transfer

     The Series B Notes will be in the form of one or more registered global notes without interest coupons. Upon issuance, the U.S. Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company, or DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Direct and Indirect Participants, as defined below.

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Series B Notes in certificated form in certain limited circumstances. See "--Transfer of interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Series B Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depositary procedures

     DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the Direct Participants, and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers, including the initial purchasers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Clearstream. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant, collectively, Indirect Participants.

     DTC has advised us that, pursuant to DTC's procedures:

     (i) Upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the initial purchasers with portions of the principal amount of the Global Notes that have been allocated to them by the initial purchasers; and

     (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants.

DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes. Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Series B Notes see "--Transfers of interests in Global Notes for Certificated Notes."

     Except as described in "--Transfers of interests in Global Notes for Certificated Notes," owners of beneficial interests in the Global Notes will not have Series B Notes registered in their names, will not receive physical delivery of Series B Notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

     Under the terms of the indenture, we, the Guarantors and the Trustee will treat the persons in whose names the Series B Notes are registered, including Series B Notes represented by Global Notes, as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the indenture. Consequently, neither we, the Trustee nor any of our or the Trustee's agents has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised us that its current payment practice, for payments of principal, interest and the like, with respect to securities such as the Series B Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Series B Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Guarantors. Neither we, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Series B Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Series B Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants, other than Indirect Participants who hold an interest in the Series B Notes through Euroclear or Clearstream, who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in the Series B Notes through Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     DTC has advised us that it will take any action permitted to be taken by a holder of Series B Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Series B Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Series B notes, DTC reserves the right to exchange Global Notes, without the direction of one or more of its Direct Participants, for legended notes in certificated form, and to distribute such certificated forms of Series B Notes to its Direct Participants. See "--Transfers of interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the U.S. Global Notes among Direct Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the Guarantors, the initial purchasers nor the Trustee shall have any responsibility for the performance by DTC or its respective Direct and Indirect Participants of its respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 Transfers of interests in Global Notes for Certificated Notes

     An entire Global Note may be exchanged for definitive Series B Notes in registered, certificated form without interest coupons, or Certificated Notes, if

     (i) DTC (x) notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act;

     (ii) We, at our option, notify the Trustee in writing that we elect to cause the issuance of Certificated Notes; or

     (iii) There shall have occurred and be continuing a Default or an Event of Default with respect to the Series B Notes.

In any such case, we will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Series B Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant, for itself or on behalf of an Indirect Participant, to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants, in accordance with DTC's customary procedures.

     Neither we, the guarantors nor the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Series B Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

 Same day settlement and payment

     The indenture will require that payments in respect of the Series B Notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The exchange of your Series A Notes for Series B Notes in the exchange offer should not constitute a taxable event for United States federal income tax purposes. Consequently, you should not recognize gain or loss upon your receipt of Series B Notes, the holding period of the Series B Notes you receive should include the holding period of your Series A Notes and the basis of the Series B Notes you receive should be the same as the basis of your Series A Notes immediately before the exchange.

     IN ANY EVENT, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATION AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Series B Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities and not acquired directly from us. We have agreed that for a period of one year after the date of effectiveness of the exchange offer or until all Series B Notes covered by the registration statement of which this prospectus is a part have been sold pursuant thereto, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until            , 2001, all dealers effecting transactions in the
Series B Notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of Series B Notes by broker-dealers.

     Series B Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions

   .  In the over-the-counter market;

   .  In negotiated transactions;

   . Through the writing of options on the Series B Notes or a combination of such methods of resale; or

   . At market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.

     Any resale may be made

   .  Directly to purchasers; or

   . To or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or purchasers of any such Series B Notes.

     Any broker-dealer that resells Series B Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the Series B Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on any resale of Series B Notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

     For a period of one year after the date of effectiveness of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests them in the letter of transmittal. We have agreed to pay the expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Series B Notes against certain liabilities, including liabilities under the Securities Act, in connection with the exchange offer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission the indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against liabilities other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                 LEGAL MATTERS

     The validity of the Series B Notes offered hereby will be passed upon for us by Riordan & McKinzie, Los Angeles, California.

                                    EXPERTS

     The consolidated financial statements of DaVita Inc. as of December 31, 2000 and for the year then ended are included in this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, included herein upon the authority of said firm as experts in accounting and auditing.

     The financial statements of DaVita Inc. (formerly Total Renal Care Holdings, Inc.) as of December 31, 1999 and for each of the two years in the period ended December 31, 1999, included in this prospectus, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Exchange Act and we file reports, proxy statements and other information with the Commission. You may inspect and copy these reports, proxy statements and other information at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, its public reference rooms in New York, New York or Chicago, Illinois, or on the Commission's web site located at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also inspect these reports, proxy statements and other information at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     We are incorporating by reference our annual report on Form 10-K for the fiscal year ended December 31, 2000, as amended on Form 10-K/A, our quarterly report on Form 10-Q for the quarter ended March 31, 2001 and our current report on Form 8-K dated February 5, 2001, each of which we have filed with the Commission. All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this exchange offer shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. This means that we are disclosing important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. The information that we file later with the Commission will automatically update and supersede information in this prospectus.

     We will provide without charge, upon written or oral request, a copy of any of the documents that are incorporated by reference into this prospectus. Requests should be directed to: DaVita Inc., Attention: Secretary, 21250 Hawthorne Boulevard, Suite 800, Torrance, California, 90503, telephone number:
(310) 792-2600.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Year ended December 31, 2000
----------------------------

Reports of Independent Accountants........................................   F-2

Consolidated Balance Sheets as of December 31, 2000 and December 31,
 1999.....................................................................   F-3

Consolidated Statements of Income and Comprehensive Income for the years
 ended December 31, 2000, December 31, 1999 and December 31, 1998.........   F-4

Consolidated Statements of Cash Flows for the years ended December 31,
 2000, December 31, 1999 and December 31, 1998............................   F-5

Consolidated Statements of Shareholders' Equity...........................   F-6

Notes to Consolidated Financial Statements................................   F-7

Quarter ended March 31, 2001
----------------------------

Consolidated Balance Sheets as of March 31, 2001 and December 31, 2000....  F-34

Consolidated Statements of Income and Comprehensive Income for the three months ended
 March 31, 2001 and March 31, 2000........................................  F-35

Consolidated Statements of Cash Flows for the three months ended March 31,
 2001 and
 March 31, 2000...........................................................  F-36

Notes to Condensed Consolidated Financial Statements......................  F-37

                       REPORTS OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
DaVita Inc.:

     We have audited the accompanying consolidated balance sheet of DaVita Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the year ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DaVita Inc. and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Seattle, Washington
February 20, 2001, except for Note 20 which is as of April 6, 2001

                               ----------------

To the Board of Directors and Shareholders of DaVita Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and comprehensive income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of DaVita Inc. (formerly Total Renal Care Holdings, Inc.) and its subsidiaries at December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     Our report dated March 22, 2000, included an explanatory paragraph indicating the Company was out of compliance with several debt covenants which raised substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 10, on July 14, 2000, the Company restructured its primary borrowing arrangements resulting in the elimination of the debt covenant violations and the associated uncertainty about the Company's ability to continue as a going concern. Accordingly, our present opinion on the 1999 financial statements as presented herein is different from that expressed in our previous report in that the explanatory paragraph is no longer required.

PricewaterhouseCoopers LLP

Seattle, Washington
March 22, 2000, except for the first paragraph of
Note 10 as to which the date is July 14, 2000

                                  DAVITA INC.

                          CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                            December 31,
                                                        ----------------------
                                                           2000        1999
                                                        ----------  ----------
                        ASSETS
                        ------

Cash and cash equivalents.............................. $   31,207  $  107,981
Accounts receivable, less allowance of $61,619 and
 $67,315...............................................    290,412     390,329
Inventories............................................     20,641      32,916
Other current assets...................................     10,293      32,082
Income taxes receivable................................      2,830      45,645
Deferred income taxes..................................     42,492      45,795
                                                        ----------  ----------
    Total current assets...............................    397,875     654,748
Property and equipment, net............................    236,659     285,449
Intangible assets, net.................................    921,623   1,069,672
Investments in third-party dialysis businesses.........     34,194      35,552
Other long-term assets.................................      1,979       4,744
Deferred income taxes..................................      4,302       6,553
                                                        ----------  ----------
                                                        $1,596,632  $2,056,718
                                                        ==========  ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

Accounts payable....................................... $   74,882  $  121,561
Other liabilities......................................    102,563      77,141
Accrued compensation and benefits......................     70,406      47,647
Current portion of long-term debt......................      1,676      26,585
Long-term debt potentially callable under covenant
 provisions............................................              1,425,610
                                                        ----------  ----------
    Total current liabilities..........................    249,527   1,698,544
Long-term debt, less $1,425,610 potentially callable
 classified as current in 1999.........................    974,006       5,696
Other long-term liabilities............................      4,855       3,497
Minority interests.....................................     18,876      22,577
Commitments and contingencies
Shareholders' equity:
  Preferred stock ($0.001 par value; 5,000,000 shares
   authorized; none issued or outstanding).............
  Common stock ($0.001 par value, 195,000,000 shares
   authorized; 82,135,634 and 81,193,011 shares issued
   and outstanding)....................................         82          81
  Additional paid-in capital...........................    430,676     426,025
  Notes receivable from shareholders ..................        (83)       (192)
  Accumulated other comprehensive loss.................                 (4,718)
  Accumulated deficit..................................    (81,307)    (94,792)
                                                        ----------  ----------
    Total shareholders' equity.........................    349,368     326,404
                                                        ----------  ----------
                                                        $1,596,632  $2,056,718
                                                        ==========  ==========

                See notes to consolidated financial statements.

                                  DAVITA INC.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                 (dollars in thousands, except per share data)

                                                Year ended December 31,
                                            ----------------------------------
                                               2000        1999        1998
                                            ----------  ----------  ----------
Net operating revenues....................  $1,486,302  $1,445,351  $1,203,738
Operating expenses:
  Dialysis centers and labs...............   1,032,153     993,239     779,740
  General and administrative..............     123,624     130,555      75,686
  Depreciation and amortization...........     111,605     112,481      90,353
  Provision for uncollectible accounts....      39,649     133,253      44,858
  Impairment and valuation losses.........       4,556     139,805
  Merger related costs....................                              78,188
                                            ----------  ----------  ----------
    Total operating expenses..............   1,311,587   1,509,333   1,068,825
                                            ----------  ----------  ----------
Operating income (loss)...................     174,715     (63,982)    134,913
Other income (loss).......................      (7,201)     (1,895)      4,894
Debt expense..............................     116,637     110,797      84,003
Minority interests in income of
 consolidated subsidiaries................      (5,942)     (5,152)     (7,163)
                                            ----------  ----------  ----------
  Income (loss) before income taxes,
   extraordinary item and change in
   accounting principle...................      44,935    (181,826)     48,641
Income tax expense (benefit)..............      27,960     (34,570)     38,449
                                            ----------  ----------  ----------
  Income (loss) before extraordinary item
   and change in accounting principle.....      16,975    (147,256)     10,192
Extraordinary loss related to early
 extinguishment of debt, net of tax of
 $2,222 and $7,668, respectively..........      (3,490)                (12,744)
Cumulative effect of change in accounting
 principle, net of tax of $4,300..........                              (6,896)
                                            ----------  ----------  ----------
  Net income (loss).......................  $   13,485  $ (147,256) $   (9,448)
                                            ==========  ==========  ==========
Earnings (loss) per common share--basic:
  Income (loss) before extraordinary item
   and change in accounting principle.....  $     0.21  $    (1.81) $     0.12
  Extraordinary loss, net of tax..........       (0.04)                  (0.16)
  Cumulative effect of change in
   accounting principle, net of tax.......                               (0.08)
                                            ----------  ----------  ----------
  Net income (loss).......................  $     0.17  $    (1.81) $    (0.12)
                                            ==========  ==========  ==========
Weighted average number of common shares
 outstanding..............................  81,581,000  81,152,000  80,143,000
                                            ==========  ==========  ==========
Earnings (loss) per common share--assuming
 dilution:
  Income (loss) before extraordinary item
   and change in accounting principle.....  $     0.20  $    (1.81) $     0.12
  Extraordinary loss, net of tax..........       (0.04)                  (0.16)
  Cumulative effect of change in
   accounting principle, net of tax.......                               (0.08)
                                            ----------  ----------  ----------
  Net income (loss).......................  $     0.16  $    (1.81) $    (0.12)
                                            ==========  ==========  ==========
Weighted average number of common shares
 and equivalents outstanding--assuming
 dilution.................................  83,157,000  81,152,000  81,701,000
                                            ==========  ==========  ==========
STATEMENTS OF COMPREHENSIVE INCOME
  Net income (loss).......................  $   13,485  $ (147,256) $   (9,448)
  Other comprehensive income:
    Foreign currency translation..........       4,718      (4,718)
                                            ----------  ----------  ----------
  Comprehensive income (loss).............  $   18,203  $ (151,974) $   (9,448)
                                            ==========  ==========  ==========


                See notes to consolidated financial statements.

                                  DAVITA INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                Year ended December 31,
                                          -------------------------------------
                                             2000         1999         1998
                                          -----------  -----------  -----------
Cash flows from operating activities:
  Net income (loss).....................  $    13,485  $  (147,256) $    (9,448)
  Non-cash items included in net income
   (loss):
   Depreciation and amortization........      111,605      112,481       90,353
   Impairment and valuation losses......        4,556      139,805
   Gain on divestitures.................       (2,875)
   Deferred income taxes................        8,906      (21,546)     (17,577)
   Non-cash debt expense................        3,008        2,563        1,376
   Stock option expense and tax
    benefits............................        2,908        2,280       33,912
   Equity investment losses (income)....          931          140         (157)
   Foreign currency exchange loss.......        4,718
   Minority interests in income of
    consolidated subsidiaries...........        5,942        5,152        7,163
   Extraordinary loss...................        3,490                    20,412
   Cumulative effect of change in
    accounting principle................                                 11,196
  Changes in operating assets and
   liabilities, net of effect of
   acquisitions and divestitures:
   Accounts receivable..................       59,564       28,486     (155,393)
   Inventories..........................        9,402       (8,742)      (7,152)
   Other current assets.................       15,150       14,171      (30,104)
   Other long-term assets...............        2,683        5,503        8,414
   Accounts payable.....................      (28,716)      72,694       10,131
   Accrued compensation and benefits....       26,365       11,541        8,933
   Other liabilities....................       19,445        5,200       36,580
   Income taxes.........................       45,473      (52,464)      11,004
   Other long-term liabilities..........        1,608        1,498       (7,725)
                                          -----------  -----------  -----------
     Net cash provided by operating
      activities........................      307,648      171,506       11,918
                                          -----------  -----------  -----------
Cash flows from investing activities:
  Additions of property and equipment,
   net..................................      (41,088)    (106,657)     (82,820)
  Acquisitions and divestitures, net....        1,120     (154,226)    (338,164)
  Divestitures of non-continental U.S.
   operations...........................      133,177
  Investments in affiliates, net........          488      (25,380)     (16,785)
  Intangible assets.....................         (342)      (5,184)     (14,555)
                                          -----------  -----------  -----------
     Net cash provided by (used in)
      investing activities..............       93,355     (291,447)    (452,324)
                                          -----------  -----------  -----------
Cash flows from financing activities:
  Borrowings............................    1,913,893    2,337,790    1,570,620
  Payments on long-term debt............   (2,390,929)  (2,136,273)  (1,443,325)
  Proceeds from convertible notes.......                                345,000
  Deferred financing costs..............       (3,092)      (8,546)     (17,631)
  Interest rate swap liquidation
   proceeds.............................        6,257
  Net proceeds from issuance of common
   stock................................        2,658        2,234       24,157
  Distributions to minority interests...       (6,564)      (4,052)      (3,628)
                                          -----------  -----------  -----------
     Net cash provided by (used in)
      financing activities..............     (477,777)     191,153      475,193
Foreign currency translation loss in
 comprehensive income...................                    (4,718)
                                          -----------  -----------  -----------
Net increase (decrease) in cash ........      (76,774)      66,494       34,787
Cash and cash equivalents at beginning
 of year ...............................      107,981       41,487        6,700
                                          -----------  -----------  -----------
Cash and cash equivalents at end of
 year...................................  $    31,207  $   107,981  $    41,487
                                          ===========  ===========  ===========

                See notes to consolidated financial statements.

                                  DAVITA INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (in thousands)

                                                      Notes      Accumulated
                          Common Stock  Additional  receivable      other     Retained
                          -------------  paid-in       from     comprehensive earnings
                          Shares Amount  capital   shareholders income (loss) (deficit)   Total
                          ------ ------ ---------- ------------ ------------- ---------  --------
Balance at December 31,
 1997...................  77,992  $78    $363,486    $(3,030)                 $ 61,912   $422,446
Shares issued in
 acquisitions...........      99            2,796                                           2,796
Shares issued to
 employees and others...      49            1,085                                           1,085
Options exercised.......   2,890    3      36,396                                          36,399
Repayment of notes
 receivable, net of
 interest accrued.......                               2,674                                2,674
Income tax benefit on
 stock options
 exercised..............                   14,199                                          14,199
Grant of stock options..                      128                                             128
Stock option expense....                    3,585                                           3,585
Net loss................                                                        (9,448)    (9,448)
                          ------  ---    --------    -------       -------    --------   --------
Balance at December 31,
 1998...................  81,030   81     421,675       (356)                   52,464    473,864
Shares issued to
 employees and others...      77            1,937                                           1,937
Options exercised.......      86              109                                             109
Repayment of notes
 receivable, net of
 interest accrued.......                                 164                                  164
Income tax benefit on
 stock options
 exercised..............                      375                                             375
Grant of stock options..                      813                                             813
Stock option expense....                    1,116                                           1,116
Foreign currency
 translation............                                           $(4,718)                (4,718)
Net loss................                                                      (147,256)  (147,256)
                          ------  ---    --------    -------       -------    --------   --------
Balance at December 31,
 1999...................  81,193   81     426,025       (192)       (4,718)    (94,792)   326,404
Shares issued to
 employees and others...     126              720                                             720
Options exercised.......     817    1       2,080                                           2,081
Repayment of notes
 receivable, net of
 interest accrued.......                                 109                                  109
Income tax benefit on
 stock options
 exercised..............                    1,977                                           1,977
Stock option expense
 (benefit) .............                     (126)                                           (126)
Foreign currency
 translation............                                             4,718                  4,718
Net income..............                                                        13,485     13,485
                          ------  ---    --------    -------       -------    --------   --------
Balance at December 31,
 2000...................  82,136  $82    $430,676    $   (83)      $     0    $(81,307)  $349,368
                          ======  ===    ========    =======       =======    ========   ========

                See notes to consolidated financial statements.

                                  DAVITA INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            (dollars in thousands)


1. Organization and summary of significant accounting policies

 Organization

     DaVita Inc. (formerly Total Renal Care Holdings, Inc.) operates kidney dialysis centers and provides related medical services in dialysis centers in the United States. These operations represent a single business segment. See
Note 2 regarding the Company's divestiture of its operations outside the continental United States during 2000.

 Basis of presentation

     These consolidated financial statements include the Company's wholly-owned and majority-owned subsidiaries and partnerships, as well as other entities in which the Company maintains a controlling financial interest. Non-consolidated equity investments are recorded under the equity method of accounting, unless DaVita's equity interest is less than 20% and it does not exercise significant influence over the operations of the investee. For all periods presented, the annual results of our operations outside the U.S. are based on the twelve-month period ended November 30 to accommodate our consolidated reporting time schedules.

 Net operating revenues

     Revenues are recognized as services are provided to patients. Operating revenues consist primarily of reimbursement for dialysis and ancillary services to patients. A usual and customary fee schedule is maintained for our dialysis treatment and other patient services; however, actual collectible revenue is normally at a discount to the fee schedule. Medicare and Medicaid programs are billed at pre-determined net realizable rates per treatment that are established by statute or regulation. Most non-governmental payors, including contracted managed care payors, are billed at our usual and customary rates, but a contractual allowance is recorded to reflect the expected net realizable revenue for services provided. Contractual and bad debt allowances are established based upon credit risk of specific third-party payors, contractual terms and collection experience. Net revenue recognition and allowances for uncollectible billings require the use of estimates, and any changes in these estimates are reflected as they become known.

     Management services are provided to dialysis centers not owned by the Company. The management fees are typically determined as a percentage of the centers' patient revenues and are included in net operating revenues as earned. Any costs incurred in performing these management services are recognized in facility operating and general and administrative expenses.

 Other income

     Other income includes interest income on cash investments, earnings and losses from non-consolidated equity investments and other non-operating gains and losses.

 Cash and cash equivalents

     Cash equivalents are highly liquid investments with maturities at purchase of three months or less.

 Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist principally of drugs and dialysis related supplies.

                                  DAVITA INC.

                             (dollars in thousands)


 Property and equipment

     Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization expense are computed using the straight-line method over the useful lives of the assets estimated as follows: buildings, 20 to 40 years; leasehold improvements, over the shorter of their estimated useful life or the lease term; and equipment, 3 to 15 years. Disposition gains and losses are included in current earnings.

 Capitalized interest

     Applicable interest charges incurred during significant facility expansion and construction are capitalized as one of the elements of cost and are amortized over the assets' estimated useful lives. Interest capitalized was $1,125, $709 and $804 for 2000, 1999 and 1998, respectively.

 Intangible assets

     The excess of aggregate purchase price over the fair value of the net assets of businesses acquired in purchase transactions is recorded as goodwill. Goodwill is amortized over 15 to 40 years using the straight-line method. As of December 31, 2000, the blended average life of goodwill is 35 years. Business acquisition costs allocated to patient lists are amortized generally over five to eight years using the straight-line method. Business acquisition costs allocated to covenants not to compete are amortized over the terms of the agreements, typically three to ten years, using the straight-line method. Deferred debt issuance costs are amortized over the term of the related debt using the effective interest method.

 Impairment of long-lived assets

     Long-lived assets including goodwill, other intangible assets, property and equipment, and investment balances are reviewed for possible impairment whenever significant events or changes in circumstances, including changes in our business strategy and plans, indicate a potential impairment may have occurred, and when the sum of the expected future undiscounted net cash flows identifiable to that asset or group of assets is less than book value. For potential impairment of goodwill balances, cash flows are reviewed for the specific facility operations compared to the goodwill balance that resulted from the acquisition of that specific group of centers. Impairment losses are determined based on net realizable values or projections of net cash flows. Interest is not accrued on impaired loans unless the estimated recovery amounts justify such accruals. Cash flows of facility operations are routinely reviewed for indications of potential impairment.

 Income taxes

     Federal, state and foreign income taxes are computed at current tax rates, less tax credits. Taxes are adjusted both for items that do not have tax consequences and for the cumulative effect of any changes in tax rates from those previously used to determine deferred tax assets or liabilities. Tax provisions include amounts that are currently payable, plus changes in deferred tax assets and liabilities that arise because of temporary differences between the timing of when items of income and expense are recognized for financial reporting and income tax purposes.

 Minority interests

     Minority interests represent the proportionate equity interest of other partners and shareholders in consolidated entities which are not wholly-owned. As of December 31, 2000, these included 16 active partnerships and corporations.

                                  DAVITA INC.

                             (dollars in thousands)


 Stock-based compensation

     Stock-based compensation for employees is determined in accordance with APB No. 25 as allowed under FAS 123. Stock option grants to employees do not result in an expense if the exercise price is at least equal to the market price at the date of grant. Stock option expense is also measured and recorded for certain modifications to stock options as required under FIN 44.

     Stock options issued to non-employees are valued using the Black-Scholes model and attributed to the respective vesting periods using the FIN 28 expense attribution method, except that for options granted prior to the second quarter of 1997 (effective date of EITF 96-18) such expense was a fixed amortization of the grant date fair value.

 Earnings per share

     Basic earnings per share is calculated by dividing net income before extraordinary items and the cumulative effect of changes in accounting principle by the weighted average number of shares of common stock outstanding. Earnings per common share assuming dilution includes the dilutive effects of stock options and warrants, using the treasury stock method, in determining the weighted average number of shares of common stock outstanding. The convertible debt was antidilutive in all periods presented and therefore not included in the diluted earnings per share calculation.

 Interest rate swap agreements

     The Company has from time to time entered into interest rate swap agreements (see Note 10) as a means of managing interest rate exposure. These agreements have not been for trading or speculative purposes, and had the effect of converting a portion of our variable rate debt to a fixed rate. Net amounts paid or received have been reflected as adjustments to interest expense. The Company had no interest rate swap agreements as of December 31, 2000.

 Foreign currency translation

     Until sold in June 2000 the Company's principal operations outside of the United States were in Argentina and were relatively self-contained and integrated within Argentina. The currency in Argentina, which was considered the functional currency, is tied to the U.S. dollar. Other operations outside the U.S. were translated into U.S. dollars at period-end exchange rates and any unrealized gains and losses were accounted for as a component of other comprehensive income. Unrealized gains or losses on debt denominated in foreign currency, which was considered a hedge of the net investment in foreign operations, were accounted for as a component of other comprehensive income until June 2000 when we divested our non-continental operations.

 Derivative instruments and hedging activities

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133, as amended by SFAS 137 and 138, will be adopted effective January 1, 2001. SFAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair values. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. As of December 31, 2000, the Company is not party to any derivative instruments that will have a significant impact on the Company's reported financial condition or results of operation upon adoption of this statement.

                                  DAVITA INC.

                             (dollars in thousands)


 Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Reclassifications

     Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on reported earnings.

2. Impairments and valuation losses

     Impairment and valuation losses for the year ended December 31, 2000 and 1999 consisted of the following:

                                                                 Year ended
                                                                December 31,
                                                               ----------------
                                                                2000     1999
                                                               ------  --------
    Non-continental U.S. operations........................... $ (616) $ 82,812
    Continental U.S. operations...............................  5,172    56,993
                                                               ------  --------
                                                               $4,556  $139,805
                                                               ======  ========

     During the fourth quarter of 1999, the Company announced its intention to sell its dialysis operations outside the continental United States resulting in an impairment charge of $82,812 representing the estimated losses on the sales of these operations, including the costs of buying out minority interests and the direct transaction costs of completing the sale. The divestitures were substantially completed in the second quarter of 2000.

     The impairment and valuation losses of $56,993 recorded in 1999 associated with dialysis centers within the continental U.S. similarly relate to actions taken and decisions made during 1999. The Company established a plan to curtail new facility acquisitions and developments and to close centers not supporting the Company's new strategic direction. The losses principally related to centers identified for closure or sale during the first half of 2000, new facility plans terminated and projects abandoned, and impairments of loans to and investments in third-party dialysis-related businesses. Additional charges on continental U.S. operations were taken in 2000. The closure and abandonment losses averaged less than $1,000 per facility, and were principally associated with the impairment of leasehold improvements and intangible assets specifically identified with these centers. The Company's new strategic direction and curtailed new center acquisition had also affected the valuation of several partnership investments in third-party dialysis-related businesses. We do not expect recovery of the impairment losses even through potential bankruptcy processes.

     Other than in connection with the impairment losses discussed above, we determined that there were no goodwill impairments as of year-end 2000.

3. Accounts receivable

     The total provisions for uncollectible accounts were $39,649, $133,253 and $44,858 for 2000, 1999 and 1998, respectively. The Company's rapid growth through acquisitions through 1998 and the merger with RTC

                                  DAVITA INC.

                             (dollars in thousands)

in 1998 had a significant impact on the Company's administrative functions, including billing and cash collection processes, which at times operated below optimal levels of efficiency and effectiveness. The backlog of aged accounts receivable continued to increase during the first half of 1999 due to high turnover of billing and collection personnel and process inefficiencies. The subsequent collection rates for the older billings did not match our earlier projections and estimates. Those earlier estimates had been based on prior collection experience, but the build-up of the backlog of aged accounts receivable not processed on a timely basis created collection difficulties at a level not previously experienced or anticipated.

     During 2000, 1999 and 1998, the Company received approximately 58%, 59% and 57%, respectively, of dialysis revenues in the continental U.S. from Medicare and Medicaid programs. Accounts receivable from Medicare and Medicaid were approximately $120,000 and $150,000, including the Florida lab receivables as of December 31, 2000 and 1999, respectively. Medicare historically pays approximately 80% of government established rates for services provided. The remaining 20% typically is paid by state Medicaid programs, private insurance companies or directly by the patients receiving the services. (See Note 15 regarding the Florida lab receivables.)

4. Other current assets

     Other current assets were comprised of the following:

                                                                 December 31,
                                                                ---------------
                                                                 2000    1999
                                                                ------- -------
    Supplier rebates and other non-trade receivables........... $ 4,289 $19,043
    Operating advances to managed centers......................   3,394   8,310
    Prepaid expenses...........................................   2,248   4,391
    Deposits...................................................     362     338
                                                                ------- -------
                                                                $10,293 $32,082
                                                                ======= =======

     Operating advances to managed centers are generally unsecured and interest bearing under the terms of the applicable management agreements.

5. Property and equipment

     Property and equipment were comprised of the following:

                                                              December 31,
                                                           --------------------
                                                             2000       1999
                                                           ---------  ---------
    Land.................................................. $   1,033  $   1,193
    Buildings.............................................     6,940      9,846
    Leasehold improvements................................   152,978    150,067
    Equipment.............................................   229,408    248,428
    Construction in progress..............................    15,142     17,575
                                                           ---------  ---------
                                                             405,501    427,109
    Less accumulated depreciation and amortization........  (168,842)  (141,660)
                                                           ---------  ---------
    Property and equipment, net........................... $ 236,659  $ 285,449
                                                           =========  =========

     Depreciation and amortization expense on property and equipment was $56,330, $51,045 and $40,032 for 2000, 1999 and 1998, respectively.

                                  DAVITA INC.

                             (dollars in thousands)


6. Intangible assets

     Intangible assets were comprised of the following:

                                                           December 31,
                                                       ----------------------
                                                          2000        1999
                                                       ----------  ----------
    Goodwill.......................................... $  896,769  $  971,344
    Patient lists.....................................    121,208     137,469
    Noncompetition agreements.........................    103,532     112,378
    Deferred debt issuance costs, net of deferred
     gains on swap terminations.......................     14,182      24,524
                                                       ----------  ----------
                                                        1,135,691   1,245,715
    Less accumulated amortization.....................   (214,068)   (176,043)
                                                       ----------  ----------
                                                       $  921,623  $1,069,672
                                                       ==========  ==========

     Amortization expense applicable to intangible assets was $55,275, $61,436 and $50,321 for 2000, 1999 and 1998, respectively.

     In April 1998, Statement of Position No. 98-5, Reporting on the Costs of Start-up Activities, or SOP 98-5, was issued. We adopted SOP 98-5 effective January 1, 1998. SOP 98-5 requires that start-up and organization costs incurred in conjunction with facility pre-opening activities, which had previously been treated as deferred costs and amortized over five years, should be expensed as incurred. As a result of the adoption of SOP 98-5, all remaining unamortized pre-opening, development and organizational costs existing prior to January 1, 1998 of $11,196 ($6,896 net of tax) were recognized as the cumulative effect of a change in accounting principle in 1998.

7. Investments in third-party dialysis businesses

     During 1997 and 1998, the Company entered into various agreements to provide funding for expansion to companies that provide dialysis-related services.

     Investments in third-party dialysis businesses and related advances were as follows:

                                                                 December 31,
                                                                ---------------
                                                                 2000    1999
                                                                ------- -------
    Investments in non-consolidated businesses................. $ 8,975 $ 3,782
    Acquisition advances and loans generally convertible to
     equity investments, less allowance of $16,326 in 2000 and
     $14,000 in 1999...........................................  25,219  31,770
                                                                ------- -------
                                                                $34,194 $35,552
                                                                ======= =======

     The loans to third-party dialysis businesses are in the form of notes receivable that are secured by the assets and operations of these companies and are convertible to equity investments. The notes receivable as of December 31, 2000 bear interest at the prime rate plus 1.5%. The valuation assessments assume that the conversion options will be exercised in most instances. Additional loan losses of $2,326 were recognized during 2000.

                                  DAVITA INC.

                             (dollars in thousands)


8. Other liabilities

     Other accrued liabilities were comprised of the following:

                                                                  December 31,
                                                                ----------------
                                                                  2000    1999
                                                                -------- -------
    Payor deferrals............................................ $ 60,964 $40,505
    Accrued interest...........................................   10,703  14,664
    Disposition accruals.......................................    8,019
    Other......................................................   22,877  21,972
                                                                -------- -------
                                                                $102,563 $77,141
                                                                ======== =======

9. Income taxes

     Income tax expense (benefit) consisted of the following:

                                                      Year ended December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      ------- --------  -------
    Current
      Federal........................................ $12,307 $(11,497) $46,061
      State..........................................   4,288   (2,527)   8,913
      Foreign........................................   2,459    1,000    1,052
    Deferred
      Federal........................................   6,730  (18,199) (15,557)
      State..........................................   2,176   (3,347)  (2,020)
                                                      ------- --------  -------
                                                      $27,960 $(34,570) $38,449
                                                      ======= ========  =======

     Temporary differences which gave rise to deferred tax assets and liabilities were as follows:

                                                             December 31,
                                                           ------------------
                                                             2000      1999
                                                           --------  --------
    Asset impairment losses............................... $ 45,532  $ 46,291
    Receivables, primarily allowance for doubtful
     accounts.............................................   28,768    34,991
    Accrued expenses......................................   15,938    10,890
    Other.................................................   14,269     6,941
                                                           --------  --------
      Gross deferred tax assets...........................  104,507    99,113
                                                           --------  --------
    Property and equipment................................   (1,354)   (4,134)
    Intangible assets.....................................  (18,332)  (10,842)
    Other.................................................   (3,691)   (1,197)
                                                           --------  --------
      Gross deferred tax liabilities......................  (23,377)  (16,173)
                                                           --------  --------
      Valuation allowance.................................  (34,336)  (30,592)
                                                           --------  --------
      Net deferred tax assets............................. $ 46,794  $ 52,348
                                                           ========  ========

     At December 31, 2000, the Company had state net operating loss carryforwards of approximately $15,000 that expire through 2015. At December 31, 2000, the Company also had federal capital loss carryforwards of approximately $50,000 that expire in 2005, and foreign tax credit carryforwards of

                                  DAVITA INC.

                            (dollars in thousands)

approximately $200 that expire in 2002. The utilization of state net operating loss carryforwards may be limited in future years based on the profitability of certain subsidiary corporations. The utilization of capital loss carryforwards and foreign tax credits may be limited in future years based on the amount of capital gain and foreign source income generated in those years. The Company has also recorded certain impairment losses that, when recognized for tax purposes, will generate additional capital losses. The Company has recorded a valuation allowance of $34,300, principally associated with these deferred tax assets. The valuation allowance was increased by $3,700 in 2000.

     The reconciliation between our effective tax rate and the U.S. federal income tax rate is as follows:

                                                               Year ended
                                                               December 31,
                                                           ------------------
                                                           2000  1999    1998
                                                           ----  -----   ----
    Federal income tax rate............................... 35.0%  35.0 % 35.0%
    State taxes, net of federal benefit...................  5.9    3.7    3.1
    Foreign income taxes..................................  3.6   (0.7)
    Write off of deferred tax asset associated with
     cancellation of medical director stock options.......  6.3
    Nondeductible amortization of intangible assets.......  5.6   (2.1)   2.0
    Valuation allowance...................................  2.4  (15.6)
    Other.................................................  3.4   (1.3)
                                                           ----  -----   ----
    Effective tax rate before merger costs................ 62.2   19.0   40.1
    Merger charges........................................               38.9
                                                           ----  -----   ----
    Effective tax rate.................................... 62.2%  19.0 % 79.0%
                                                           ====  =====   ====

     The effective tax rate for 1999 represents the tax benefit associated with the pre-tax loss for the year ended December 31, 1999. The 15.6% reduction in the effective income tax rate for the valuation allowance in 1999 represents an increase to the valuation allowance.

10. Long-term debt

     As of December 31, 1999, the Company was not in compliance with several formula-based covenants in its credit facilities. As a result of this non-compliance, all debt outstanding under the credit facilities and the convertible subordinated notes as of December 31, 1999 was potentially callable and due within one year, and therefore had been reclassified from long-term debt to a current classification. On July 14, 2000, a restructuring of the credit facilities was completed, and the Company became in compliance with all of the credit facilities covenants.

                                  DAVITA INC.

                             (dollars in thousands)


     Long-term debt was comprised of the following:

                                                             December 31,
                                                         ---------------------
                                                           2000       1999
                                                         --------  -----------
    Credit facilities..................................  $498,800  $   959,610
    Convertible subordinated notes, 7%, due 2009.......   345,000      345,000
    Convertible subordinated notes, 5 5/8%, due 2006...   125,000      125,000
    Acquisition obligations and other notes payable....       829       21,482
    Capital lease obligations (see Note 11)............     6,053        6,799
                                                         --------  -----------
                                                          975,682    1,457,891
    Less current portion and long-term debt potentially
     callable under covenant provisions in 1999........    (1,676)  (1,452,195)
                                                         --------  -----------
                                                         $974,006  $     5,696
                                                         ========  ===========

     Scheduled maturities of long-term debt were as follows:

    2001................................................................   1,676
    2002................................................................  15,097
    2003................................................................ 232,519
    2004................................................................  70,212
    2005................................................................  70,198
    Thereafter.......................................................... 585,980

     Included in debt expense was interest expense, net of capitalized interest, of $112,180, $106,633 and $72,804 for 2000, 1999, and 1998,
respectively. Also included in debt expense were amortization and write-off of deferred financing costs of $4,457, $4,164 and $1,376 for 2000, 1999, and 1998, respectively, and interest rate swap early termination costs of $9,823 in 1998.

 Credit facilities

     In July 2000, the major terms of the credit facilities were restructured which included the collateralization of the debt with substantially all of the Company's assets, a reduction in the revolving credit availability to $150,000 together with conversion of $299,000 of the revolving facility into a term loan, a new quarterly amortization schedule beginning September 30, 2000, and the immediate permanent pay-down of $50,000. Total outstanding debt under the credit facilities consisted of the following:

                                                                December 31,
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
    Term loan................................................ $301,460 $392,000
    Revolving credit facility................................           567,610
    Revolving credit facility--term tranche..................  197,340
                                                              -------- --------
                                                              $498,800 $959,610
                                                              ======== ========

     In conjunction with the restructuring, the associated interest rates returned to the lower LIBOR-based rate formulas in effect prior to the non-compliance. The new financial covenants reflected the Company's financial position and projected operating results and plans at the time of the restructuring. As a result of the

                                  DAVITA INC.

                             (dollars in thousands)

restructuring, related financing costs were written off. These write-offs were recorded in 2000 as an extraordinary loss of $3,490, net of tax, and pre-tax debt expenses of $1,192.

     In 1998, the then existing credit facilities were replaced with an aggregate of $1,350,000 in two senior bank facilities. As a result of this refinancing, remaining net deferred financing costs of $16,018 net of tax were recognized as an extraordinary loss in 1998.

     Several of the Company's subsidiaries, including subsidiaries owning substantially all of the Company's dialysis center assets, have guaranteed the obligations under the credit facilities.

     At the time of the merger, RTC also had a credit agreement which provided for a $350,000 revolving credit/term facility available to fund acquisitions and general working capital requirements. The RTC credit agreement was terminated and repaid with borrowings under the credit facilities on February 27, 1998 in connection with the completion of our merger with RTC. The remaining net unamortized deferred financing costs in the amount of $4,393 related to the RTC credit agreement were recognized as an extraordinary loss in 1998.

 7% convertible subordinated notes

     In November 1998, $345,000 of 7% convertible subordinated notes due 2009 were issued in a private placement offering subject to subsequent registration for resale. The notes are convertible, at the option of the holder, at any time into common stock at a conversion price of $32.81 principal amount per share, and the notes may be redeemed on or after November 15, 2001. The notes are general, unsecured obligations junior to all existing and future senior debt and effectively all existing and future liabilities of the Company and its subsidiaries. Commencing May 18, 1999, the Company incurred monetary penalties on a weekly basis until the registration of the notes under the Securities Act of 1933 was declared effective. Penalties of $976 were included in debt expense for the year ended December 31, 1999. The Company's registration statement covering the resale of the notes was declared effective on February 1, 2000.

 5 5/8% convertible subordinated notes

     In June 1996, RTC (a wholly-owned subsidiary following the merger with the Company in 1998) issued $125,000 of 5 5/8% convertible subordinated notes due 2006. These notes are convertible, at the option of the holder, at any time after August 12, 1996 through maturity, unless previously redeemed or repurchased, into our common stock at a conversion price of $25.62 principal amount per share. After July 17, 1999, all or any part of these notes are redeemable at the Company's option on at least 15 and not more than 60 days' notice as a whole or, from time to time, in part at redemption prices ranging from 103.94% to 100% of the principal amount thereof, depending on the year of redemption, together with accrued interest to, but excluding, the date fixed for redemption. These notes are guaranteed by DaVita Inc.

     Condensed consolidating financial statements for the Company, including summarized financial information of RTC (a wholly-owned subsidiary) are disclosed in Note 20.

 Interest rate swap agreements

     In April 1998, in conjunction with the refinancing of senior credit facilities, the existing two interest rate swap agreements were cancelled. The loss associated with the early cancellation of those swaps was $9,823 and was included in debt expense for 1998.

     In May 1998, the Company entered into cancelable interest rate swap agreements with a combined notional amount of $800,000. During 1999 two of the swap agreement counterparties exercised their right to

                                  DAVITA INC.

                             (dollars in thousands)

cancel agreements in the aggregate notional amount of $100,000. During 2000 two more of the swap counterparties exercised their right to cancel agreements with notional amounts totaling $100,000.

     During 2000, the Company liquidated or cancelled all of the remaining interest rate swap agreements which had notional amounts of $600,000. The Company received approximately $7,454 in the settlement of these swap agreements and recorded an associated gain of $6,297, which is being amortized over the remaining contractual life of the credit facilities.

11. Leases

     The majority of the Company's facilities are leased under noncancelable operating leases expiring in various years through 2021. Most lease agreements cover periods from five to ten years and contain renewal options of five to ten years at the fair rental value at the time of renewal or at rates subject to periodic consumer price index increases. In the normal course of business, operating leases are generally renewed or replaced by similar leases at replacement centers. Some equipment is leased under capital lease agreements.

     Future minimum lease payments under noncancelable operating leases and under capital leases are as follows:

                                                            Operating Capital
                                                             leases   leases
                                                            --------- -------
    2001................................................... $ 45,109  $ 1,411
    2002...................................................   40,783    1,192
    2003...................................................   38,047    1,049
    2004...................................................   35,610      579
    2005...................................................   31,637      545
    Thereafter.............................................  100,304    4,676
                                                            --------  -------
                                                            $291,490    9,452
                                                            ========
    Less portion representing interest.....................            (3,399)
                                                                      -------
    Total capital lease obligation, including current
     portion...............................................           $ 6,053
                                                                      =======

     Rental expense under all operating leases for 2000, 1999 and 1998 was $51,421, $52,504 and $38,975, respectively. The net book value of property and equipment under capital lease was $6,192 and $7,719 at December 31, 2000 and 1999, respectively. Capital lease obligations are included in long-term debt (see Note 10).

                                  DAVITA INC.

                             (dollars in thousands)


12. Shareholders' equity

 Earnings per share

     The reconciliation of the numerators and denominators used to calculate earnings per share, or EPS, is as follows:

                                                    Year ended December 31,
                                                   ---------------------------
                                                    2000      1999      1998
                                                   -------  ---------  -------
                                                   (in thousands, except per
                                                            share)
Income (loss) before extraordinary item and
 cumulative effect of change in accounting
 principle--basic:
  As reported..................................... $16,975  $(147,256) $10,192
                                                   =======  =========  =======
Income (loss) before extraordinary item and
 cumulative effect of change in accounting
 principle--assuming dilution:
  As reported..................................... $16,975  $(147,256) $10,192
                                                   =======  =========  =======
Applicable common shares:
  Weighted average outstanding during the year....  81,593     81,168   80,156
  Reduction in shares in connection with notes
   receivable from Employees......................     (12)       (16)     (13)
                                                   -------  ---------  -------
Weighted average number of shares outstanding for
 use in computing basic earnings per share........  81,581     81,152   80,143
  Outstanding stock options (based on the treasury
   stock method)..................................   1,576               1,558
                                                   -------  ---------  -------
  Adjusted weighted average number of common and
   common share equivalent shares outstanding--
   assuming dilution..............................  83,157     81,152   81,701
                                                   =======  =========  =======
Earnings (loss) per common share--basic........... $  0.17  $   (1.81) $ (0.12)
Earnings (loss) per common share--assuming
 dilution......................................... $  0.16  $   (1.81) $ (0.12)

     Options to purchase 7,887,079 and 4,726,975 shares of common stock at $6.70 to $33.50 per share and $28.43 to $36.13 per share, were outstanding during 2000 and 1998, respectively, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares or the effect was anti-dilutive. All options to purchase common stock were excluded from the 1999 EPS calculation because they were anti-dilutive. The shares of common stock from the assumed conversion of the 7% convertible subordinated notes and the 5 5/8% convertible subordinated notes (see Note 10) were not included in the computation of diluted EPS for any period because the effect was anti-dilutive.

 Stock-based compensation plans

     The Company's stock-based compensation plans are described below.

     1994 plan. The 1994 Equity Compensation Plan provides for grants of nonqualified stock options to purchase common stock and other rights to purchase shares of common stock to certain employees, directors, consultants and facility medical directors. In December 1999, the plan was amended so that no further grants may be made under this plan.

     There are 1,447,426 unexercised options outstanding under the 1994 plan. Original options granted generally vest on the ninth anniversary of the date of grant, subject to accelerated vesting in the event that

                                  DAVITA INC.

                             (dollars in thousands)

certain performance criteria are met. In April 1996, the vesting schedule was changed for new options granted so that options vest over four years from the date of grant. The exercise price of each option equals the market price of our stock on the date of grant, and an option's maximum term is ten years.

     Purchase rights to acquire 1,314,450 common shares for $0.90-$3.60 per share were granted to certain employees under the 1994 plan. All of these rights were exercised and the Company received notes for the uncollected portion of the purchase proceeds. These notes bear interest at the lesser of The Bank of New York's prime rate or 8%, are full recourse to the employees, and are secured by the employees' stock. The notes are repayable four years from the date of issuance, subject to certain prepayment requirements. At December 31, 2000 and 1999 the outstanding notes plus accrued interest totaled $83 and $192, respectively.

     1995 plan. The 1995 Equity Compensation Plan provides for grants of stock options and the issuance of restricted stock to certain employees, directors and other individuals providing services. In December 1999, the plan was amended so that no further grants may be made under this plan. There are 712,640 unexercised options outstanding under the 1995 plan. Options granted generally vest over four years from the date of grant and an option's maximum term is ten years, subject to certain restrictions. Awards were generally issued with the exercise prices equal to the market price of the stock on the date of grant.

     1997 plan. The 1997 Equity Compensation Plan provides for grants of stock options and the issuance of restricted stock to certain employees, directors and other individuals providing services. In February 1998, the shares reserved for issuance under the 1997 plan were increased to 7,166,667 common shares. Options granted generally vest over four years from the date of grant and an option's maximum term is ten years. Grants are generally issued with the exercise prices equal to the market price of the stock on the date of grant.

     1999 plans. The 1999 Equity Compensation Plan provides for grants of stock options to employees, directors and other individuals providing services. There are 3,000,000 common shares reserved for issuance under this plan. Options granted under this plan generally vest over four years from the date of grant and an option's maximum term is seven years, subject to certain restrictions. Grants under this plan are generally issued with the exercise prices equal to the market price of the stock on the date of grant.

     The 1999 Non-Executive Officer and Non-Director Equity Compensation Plan provides for grants of stock options to employees other than executive officers and to other individuals providing services. There are 4,000,000 common shares reserved for issuance under this plan. Options granted under this plan generally vest over four years from the date of grant, subject to certain restrictions. Grants under this plan are generally issued with the exercise prices equal to the market price of the stock on the date of grant.

     Special Purpose Option Plan (RTC Plans). Upon consummation of the merger with RTC, all outstanding options under RTC plans were converted to Total Renal Care Holdings Inc. Special Purpose Option Plan options. This plan provides for grants of incentive and nonqualified stock options in exchange for outstanding RTC stock plan options. Options under this plan have the same provisions and terms provided for in the RTC stock plans, including acceleration provisions upon certain sales of assets, mergers and consolidations. On the merger date, there was a conversion of 2,156,426 options. Further, options for 1,305,738 shares became fully vested due to change in control vesting acceleration provisions that were contained in the original grants. Options for 1,780,193 shares were exercised subsequent to the merger date. In December 1999, the plan was amended so that no further grants may be made under this plan.

     The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants for 2000, 1999, and 1998, respectively: dividend yield of 0% for all periods; weighted average expected volatility of 72.05%, 50.01%, and 33.98%; risk-free interest rates of 6.13%, 5.63%, and 5.51% and weighted average expected lives of 3.5, 6.0 and 6.0 years.

                                  DAVITA INC.

                             (dollars in thousands)


     Stock options issued under these plans to non-employees and modifications to previous grants to employees resulted in stock option expense of $126, $1,116, and $3,585 for the years ended December 31, 2000, 1999, and 1998, respectively.

     A combined summary of the status of the plans is presented below:

                                            Year ended December 31,
                          --------------------------------------------------------------
                                 2000                 1999                 1998
                          -------------------- -------------------- --------------------
                                      Weighted             Weighted             Weighted
                                      average              average              average
                                      exercise             exercise             exercise
                           Options     price    Options     price    Options     price
                          ----------  -------- ----------  -------- ----------  --------
Outstanding at beginning
 of year................  10,421,845   $15.79  10,415,417   $23.85   8,325,030   $14.90
Granted.................   9,619,400     4.70   4,575,000     9.35   5,570,567    31.10
Exercised...............    (817,546)    2.55     (84,723)    1.23  (3,155,438)   12.61
Forfeited...............  (4,555,120)   16.74  (4,483,849)   28.22    (324,742)   27.61
                          ----------   ------  ----------   ------  ----------   ------
Outstanding at end of
 year...................  14,668,579   $ 8.96  10,421,845   $15.79  10,415,417   $23.85
                          ==========   ======  ==========   ======  ==========   ======
Options exercisable at
 year end...............   5,006,908            4,004,675            2,208,871
                          ==========           ==========           ==========
Weighted-average fair
 value of options
 granted during the
 year...................               $ 2.61               $12.74               $13.67
                                       ======               ======               ======

     Effective September 20, 1999, 1,750,000 options with exercise prices greater than $30 per share were forfeited for the right to participate in a retention bonus program. Retention compensation expense of $2.6 million was recognized in 1999, and no replacement options were awarded within six months. Effective December 31, 2000, 910,000 options with exercise prices over $15.00 were voluntarily relinquished and no replacement options have been issued.

     The following table summarizes information about fixed stock options outstanding at December 31, 2000:

                                       Weighted
                            Options     average   Weighted             Weighted
                          outstanding  remaining  average  Exercisable average
                             as of    contractual exercise    as of    exercise
Range of Exercise Prices   12/31/00      life      price    12/31/00    price
------------------------  ----------- ----------- -------- ----------- --------
$ 0.01-$ 5.00............  4,676,844      4.1      $ 2.66   1,181,539   $ 2.51
$ 5.01-$10.00............  6,433,119      6.2        7.24   1,291,244     7.42
$10.01-$15.00............    465,237      6.1       11.36      47,237    11.94
$15.01-$20.00............  2,146,347      4.8       18.52   1,912,213    18.52
$20.01-$25.00............    236,612      6.5       23.11     145,957    22.70
$25.01-$30.00............    167,113      7.3       26.67     100,096    26.81
$30.01-$35.00............    543,307      6.8       32.11     328,622    32.08
                          ----------      ---      ------   ---------   ------
                          14,668,579      5.4      $ 8.96   5,006,908   $12.99
                          ==========      ===      ======   =========   ======

     Stock purchase plan. The Employee Stock Purchase Plan entitles qualifying employees to purchase up to $25 of common stock during each calendar year. The amounts used to purchase stock are accumulated through payroll withholdings or through an optional lump sum payment made in advance of the first day of the plan. The plan allows employees to purchase stock for the lesser of 100% of the fair market value on the first

                                  DAVITA INC.

                             (dollars in thousands)

day of the purchase right period or 85% of the fair market value on the last day of the purchase right period. Each purchase right period begins on January 1 or July 1, as elected by the employee and ends on December 31. Payroll withholdings related to the plan, included in accrued employee compensation and benefits, were $631 and $1,937 at December 31, 2000 and 1999, respectively. Subsequent to December 31, 2000, and December 31, 1999, 99,648 and 77,106 shares, respectively, were issued to satisfy obligations under the plan.

     The fair value of the employees' purchase rights was estimated on the beginning dates of the purchase right periods using the Black-Scholes model with the following assumptions for grants on July 1, 2000, January 1, 2000, July 1, 1999, January 1, 1999, July 1, 1998, and January 1, 1998, respectively: dividend yield of 0% for all periods; expected volatility of 75% in 2000, 54% in 1999 and 42% in 1998; risk-free interest rate of 6.0%, 6.4%, 5.5%, 4.6%,
5.5%, and 5.7%; and expected lives of 0.5 and 1.0 years. Using these assumptions, the weighted-average fair value of purchase rights granted were $1.33, $2.11, $2.50, $6.84, $6.24 and $7.84, respectively.

     Pro forma net income and earnings per share. The Company applies APB Opinion No. 25 and related interpretations in accounting for all of our employee stock compensation plans. Had compensation cost for our stock-based compensation plans been determined under the provisions of SFAS 123, net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                  Year ended December 31,
                                                 ----------------------------
                                                  2000      1999       1998
                                                 -------  ---------  --------
                                                 (in thousands, except per
                                                           share)
Income (loss) before extraordinary item and
 cumulative effect of change in accounting
 principle...................................... $(3,492) $(162,472) $  4,004
  Extraordinary loss............................  (3,490)             (12,744)
  Cumulative effect of change in accounting
   principle....................................                       (6,896)
                                                 -------  ---------  --------
  Net income (loss)............................. $(6,982) $(162,472) $(15,636)
                                                 =======  =========  ========
Earnings (loss) per common share--basic:
  Income (loss) before extraordinary item....... $ (0.05) $   (2.00) $   0.04
  Extraordinary loss............................   (0.04)               (0.16)
  Cumulative effect of change in accounting
   principle....................................                        (0.08)
                                                 -------  ---------  --------
  Net income (loss)............................. $ (0.09) $   (2.00) $  (0.20)
                                                 =======  =========  ========
Weighted average number of common shares and
 equivalents outstanding........................  81,581     81,152    80,143
                                                 =======  =========  ========
Earnings (loss) per common share--assuming
 dilution:
  Income (loss) before extraordinary item....... $ (0.05) $   (2.00) $   0.05
  Extraordinary loss............................   (0.04)               (0.16)
  Cumulative effect of change in accounting
   principle....................................                        (0.08)
                                                 -------  ---------  --------
  Net income (loss)............................. $ (0.09) $   (2.00) $  (0.19)
                                                 =======  =========  ========
Weighted average number of common shares and
 equivalents outstanding--Assuming dilution.....  81,581     81,152    81,076
                                                 =======  =========  ========

                                  DAVITA INC.

                             (dollars in thousands)


13. Transactions with related parties

     Richard K. Whitney, our Chief Financial Officer, received a loan from the Company in the principal amount of $65,000 in July 1997. In February 2001 Mr. Whitney prepaid this loan in full, with a $65,000 payment for the outstanding principal. Under the terms of the loan, Mr. Whitney was required to pay interest only on the note on a monthly basis from August 1997 at the rate of 7% per year through July 2002, at which time the unpaid principal balance was due in full. The loan was secured by all of Mr. Whitney's options to purchase our common stock. Mr. Whitney used the proceeds of this loan in the purchase of his principal residence.

     Joseph C. Mello, our Chief Operating Officer, received a loan from the Company in the principal amount of $275,000 in December 2000. Mr. Mello is required to pay quarterly interest only on the note from March 2001 through September 2002 at a rate of 7% per year. Thereafter, Mr. Mello is required to make quarterly interest and principal payments of approximately $15,800 through September 2007, at which time the unpaid principal balance will be repaid in full. The loan is secured by all of Mr. Mello's options to purchase our common stock. Mr. Mello used the proceeds of this loan in the purchase of his principal residence.

 Tenet

     Tenet Healthcare Corporation, or Tenet, owns less than 5% of our common stock. The Company provides dialysis services to Tenet hospital patients under agreements with terms of one to three years. The contract terms are comparable to contracts with unrelated third parties. Included in accounts receivable are amounts related to these services of $459 and $1,211 at December 31, 2000 and 1999, respectively. Net operating revenues received from Tenet for these services were $4,903, $7,037, and $2,424, for 2000, 1999, and 1998, respectively.

 CSFB

     A managing director of Credit Suisse First Boston Corporation, or CSFB, has served on the Company's board of directors since August 1994 and, prior to August 1997, an affiliate of CSFB held an ownership interest in the Company. Effective with the August 1997 public offering of common stock, CSFB and its affiliates no longer own an interest in the Company. During 1998, CSFB advised the Company on the acquisition of RTC and assisted us in the issuance of the 7% notes.

     Prior to November 2000 the Company maintained a business arrangement with CSFB under which the Company managed third-party dialysis centers with options to acquire the centers at future dates and guaranteed third-party debt of approximately $11 million as of December 31, 1999. The Company purchased these dialysis centers from CSFB and accordingly cancelled these guarantees in November 2000.

14. Employee benefit plans

     The Company has a savings plan for substantially all employees, which has been established pursuant to the provisions of Section 401(k) of the Internal Revenue Code, or IRC. The plan provides for employees to contribute from 1% to 15% of their base annual salaries on a tax-deferred basis not to exceed IRC limitations. The Company may make a contribution under the plan each fiscal year as determined by our board of directors. Company matched contributions were $91, $76, and $58 for the years ended December 31, 2000, 1999, and 1998, respectively, in accordance with specific state requirements.

                                  DAVITA INC.

                             (dollars in thousands)


     RTC had a defined contribution savings plan covering substantially all of its employees. RTC's contributions under the plan were approximately $641 for the year ended December 31, 1998. Effective July 1, 1998, the plan was terminated and merged into the Company's savings plan.

     During 2000, the Company established the DaVita Inc. Profit Sharing Plan and is in the process of applying to have it qualified under Section 401(a) of the IRC. Contributions to this plan are made solely by the Company. All contributions by the Company to the plan require the approval of the Board of Directors and are deposited into an irrevocable trust. The profit sharing award for each eligible participant is calculated as a percentage of base salary and is based upon the achievement of certain employee specific and corporate financial and operating goals. During 2000, the Company recognized expense of $15,806 and made contributions of $7,088 to the trust.

15. Contingencies

     Health care providers' revenues may be subject to adjustment as a result of (1) examination by government agencies or contractors, for which the resolution of any matters raised may take extended periods of time to finalize;
(2) differing interpretations of government regulations by different fiscal intermediaries; (3) differing opinions regarding a patient's medical diagnosis or the medical necessity of services provided; and (4) retroactive implications or interpretations of governmental requirements.

     The Company's Florida-based laboratory subsidiary is the subject of a third-party carrier review of its Medicare reimbursement claims. The carrier has issued formal overpayment determinations in the amount of $5.6 million for the review period from January 1995 to April 1996, and $15 million for the review period from May 1996 to March 1998. The carrier has suspended all payments of Medicare claims from this laboratory since May 1998. The carrier has also determined that $16.1 million of the suspended claims for the review period from April 1998 to August 1999 were not properly supported by the prescribing physicians' medical justification. The carrier has alleged that 99% of the tests the laboratory performed during the review period from January 1995 to April 1996, 96% of the tests performed in the period from May 1996 to March 1998, and 70% of the tests performed in the period from April 1998 to August 1999 were not properly supported by the prescribing physicians' medical justification. In August 2000, the carrier requested additional records with respect to the time period August 1999 to May 2000.

     The Company is disputing the overpayment determinations and has provided supporting documentation of its claims. The Company has initiated the process of a formal review of each of the carrier's determinations. The first step in this formal review process is a hearing before a hearing officer at the carrier. The Company received minimal responses from the carrier to its repeated requests for clarification and information regarding the continuing payment suspension. The hearing regarding the initial review period from January 1995 to April 1996 was held in July 1999. In January 2000 the hearing officer issued a decision upholding the overpayment determination of $5.6 million. The hearing regarding the second review period from May 1996 to March 1998 was held in April 2000. In July 2000 the hearing officer issued a decision upholding $14.2 million, or substantially all of the overpayment determination. The Company has filed appeals of both decisions to a federal administrative law judge, and has moved to consolidate the two appeals. At this time, we have not received a scheduled date for a hearing with an administrative law judge, although HHS has informed us that we can expect a hearing by the second quarter of 2001.

     In February 1999, our Florida-based laboratory subsidiary filed a complaint against the carrier and HHS seeking a court order to lift the payment suspension. In July 1999, the court dismissed our complaint because we had not exhausted all administrative remedies, that is, the carrier review and administrative law judge processes described above.

                                  DAVITA INC.

                             (dollars in thousands)


     In addition to the formal appeal process with a federal administrative law judge, beginning in the third quarter of 1999 we sought a meeting with the Department of Justice, or DOJ, to begin a process to resolve this matter. The carrier had previously informed the local office of the DOJ and HHS of this matter, and we had provided requested information to the DOJ. The Company met with the DOJ in February 2001, at which time the DOJ requested additional information which will be provided.

     Timing of the final resolution of this matter is highly uncertain, and beyond the Company's control or influence. Beginning in the third quarter of 2000, the Company stopped accruing additional Medicare revenue from this laboratory until the uncertainties regarding both the timing of resolution and the ultimate revenue valuations are at least substantially eliminated. The amount of potential Medicare revenue not accrued beginning in the third quarter of 2000 was approximately $4 million per quarter. As of June 30, 2000, the cumulative recognized gross revenue associated with the withheld billings was approximately $38 million. We estimate that the potential cash exposure as of December 31, 2000 was not more than $15 million based on the carrier's overpayment findings noted above. In addition, the government could impose additional fines and penalties, which could be substantial.

     In February 2001, the Civil Division of the United States Attorney's Office for the Eastern District of Pennsylvania contacted us and requested that the Company cooperate in a review of some of our historical practices, including billing and other operating procedures and our financial relationships with physicians.

     The Civil Division has requested that we provide a wide range of information responding to the areas of review. The Civil Division has not initiated any legal process or served any subpoena on the Company. The Civil Division has indicated that it is not making any allegation of wrongdoing at this time and that no criminal action against the Company or any individual is contemplated. The Company is cooperating in this review.

     The inquiry appears to be at an early stage. As it proceeds, the Civil Division could expand its areas of concern. If a court determines there has been wrongdoing, the penalties under applicable statutes could be substantial.

     Following the announcement on February 18, 1999 of the Company's preliminary results for the fourth quarter of 1998 and the full year then ended, class action lawsuits were filed alleging violations of the federal securities laws arising from allegedly false and misleading statements during a class period of March 11, 1997 to July 18, 1999. During 2000 the consolidated lawsuit was settled. Under a stipulation of settlement the Company contributed $10.8 million and our insurance carriers contributed $14.2 million for a $25 million settlement fund. The Company agreed to implement corporate governance principles and procedures to ensure the accountability of the Company's board and management to its shareholders. The Company admitted to no wrongdoing or liability in the stipulation of settlement.

     In addition, DaVita is subject to claims and suits in the ordinary course of business for which the Company is believed to be covered by insurance. Management believes that the ultimate resolution of these additional pending proceedings, whether the underlying claims are covered by insurance or not, will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

16. Mergers, acquisitions and divestitures

 Merger

     On February 27, 1998 the Company merged with Renal Treatment Centers, Inc., or RTC. In connection with the merger, the Company issued 34,565,729 shares of its common stock in exchange for all of the

                                  DAVITA INC.

                            (dollars in thousands)

outstanding shares of RTC common stock. In addition, the Company guaranteed $125,000 of RTC's 5 5/8% convertible subordinated notes. In conjunction with this transaction, an additional 140,000 shares of common stock were authorized by the shareholders.

     The RTC merger transaction was accounted for as a pooling of interests and these consolidated financial statements have been restated to include the results of operations and account balances of RTC for all periods presented. There were no transactions between RTC and the Company prior to the combination.

     As a result of the merger, RTC's revolving credit agreement was terminated and the outstanding balance of approximately $297,228 was paid off through additional borrowings under our credit facilities. The remaining net unamortized deferred financing costs in the amount of $4,393, less tax of $1,580, related to RTC's revolving credit agreement were recognized as an extraordinary loss in 1998.

     Merger and related costs recorded during 1998 included transaction costs, integration costs, employee severance and other directly associated compensation expense.

     A summary of merger and related costs and accrual activity through December 31, 2000 is as follows:

                                                Severance
                                      Direct       and      Costs to
                                    transaction employment integrate
                                       costs      costs    operations  Total
                                    ----------- ---------- ---------- --------
    Initial expense................  $ 21,580    $ 41,960   $ 15,895  $ 79,435
    Amounts utilized during 1998...   (22,885)    (37,401)   (13,137)  (73,423)
    Adjustment of estimates........     1,305        (959)    (1,593)   (1,247)
                                     --------    --------   --------  --------
    Accrual, December 31, 1998.....                 3,600      1,165     4,765
    Amounts utilized during 1999...                  (600)      (377)     (977)
                                     --------    --------   --------  --------
    Accrual, December 31, 1999.....                 3,000        788     3,788
    Amounts utilized during 2000...                             (788)     (788)
                                     --------    --------   --------  --------
    Accrual, December 31, 2000.....  $    --     $  3,000   $    --   $  3,000
                                     ========    ========   ========  ========

     Direct transaction costs consisted primarily of investment banking fees, legal and accounting costs and filing costs. Severance and other compensation costs directly resulting from the merger included termination of employment contracts; severance payments; the exercise of RTC stock options with tendered shares (less than six months from exercise date); and special merger bonuses. Integration costs of the combined operations were principally associated with the elimination of the following RTC departments: human resources, managed care, laboratory, and all finance functions with the exception of patient accounting. In addition, RTC's laboratory, located in Las Vegas, Nevada, was closed prior to its commencement of operation. Integration costs included termination of a long-term laboratory management service agreement, write-off of leasehold improvements and other capitalized costs, and incremental costs of integrating operations.

     The remaining accrual balance is included in other liabilities.

                                  DAVITA INC.

                             (dollars in thousands)


 Acquisitions

     The following is a summary of acquisitions that were accounted for as purchases:

                                                      Year ended December 31,
                                                     -------------------------
                                                      2000     1999     1998
                                                     ------- -------- --------
    Number of centers acquired .....................       8       45       76
    Number of common shares issued .................                    98,549
    Estimated fair value of common shares issued ...                  $  2,796
    Deferred purchase payments and acquisition
     obligations ...................................         $ 12,737   15,233
    Cash paid, net of cash acquired ................ $12,895  154,226  338,164
                                                     ------- -------- --------
    Aggregate purchase price ....................... $12,895 $166,963 $356,193
                                                     ======= ======== ========

     The assets and liabilities of the acquired entities in the preceding table were recorded at their estimated fair market values at the dates of acquisition. The results of operations of these centers have been included in the financial statements from their effective acquisition dates. The nearest month-end has been used as the effective date for recording acquisitions that close during the month because there were no partial month accounting cutoffs and partial month results associated with these acquisitions would not have a material impact on consolidated operating results. The Company acquired all of its foreign operations and several domestic operations through purchases of capital stock. Any settlement with tax authorities relating to pre-acquisition income tax liabilities may result in an adjustment to goodwill attributable to that acquisition.

     The initial allocations of fair value are based upon available information for the acquired businesses and are finalized when the contingent acquisition amounts are determined. The final allocations did not differ materially from the initial allocations. Allocations were as follows:

                                                     Year ended December 31,
                                                    ---------------------------
                                                     2000      1999      1998
                                                    -------  --------  --------
    Identified intangible assets ..................          $ 18,061  $ 39,992
    Goodwill.......................................           140,111   315,655
    Tangible assets................................ $13,006    20,359    30,650
    Liabilities assumed............................    (111)  (11,568)  (30,104)
                                                    -------  --------  --------
      Total purchase price......................... $12,895  $166,963  $356,193
                                                    =======  ========  ========

                                  DAVITA INC.

                             (dollars in thousands)


     The following summary, prepared on a pro forma basis, combines the results of operations as if the acquisitions had been consummated as of the beginning of each of the periods presented, after including the impact of certain adjustments such as amortization of intangibles, interest expense on acquisition financing and income tax effects.

                                                Year ended December 31,
                                           ----------------------------------
                                              2000        1999        1998
                                           (unaudited) (unaudited) (unaudited)
                                           ----------- ----------  ----------
Net revenues ............................. $1,497,979  $1,476,727  $1,285,546
Net income (loss) before extraordinary
 item and cumulative effect of change in
 accounting principle .................... $   19,035  $ (145,246) $   15,587
Net income (loss).........................     15,545    (145,246)     (4,053)
Pro forma net income (loss) per share
 before extraordinary item and cumulative
 effect of change in accounting principle
 ......................................... $    0 .23  $    (1.79) $     0.19
Pro forma net income (loss) per share
 before extraordinary item and cumulative
 effect of change in accounting
 principle--assuming dilution ............ $     0.23  $    (1.79) $     0.19
Pro forma net income (loss) per share.....       0.19       (1.79)      (0.05)
Pro forma net income (loss) per share--
 assuming dilution .......................       0.19       (1.79)      (0.05)

     The unaudited pro forma results are not necessarily indicative of what actually would have occurred if the acquisitions had been completed prior to the beginning of the periods presented. In addition, they are not intended to be a projection of future results and do not reflect the synergies, additional revenue-generating services or direct facility operating expense reduction that might be achieved from combined operations.

 Divestitures

     During the fourth quarter of 1999, the Company announced its intention to sell its dialysis operations outside the continental U.S. and recorded an impairment loss of $82,812 associated with the non-continental U.S. operations. Assets and liabilities of the non-continental U.S. operations as of December 31, 1999 were $259,596 and $34,294 respectively.

     On June 19, 2000, the Company completed the sales of its operations outside the continental U.S. with the exception of operations in Puerto Rico and Guam. The definitive sale agreement for the Puerto Rico operations was signed in the first quarter of 2000 and amended in the second quarter of 2000, and the sale will be completed upon the receipt of required regulatory approvals and third-party consents. The sales completed in June 2000 represented approximately 90% of the total value of the non-continental operations being divested. An additional impairment loss of $3,000 was recognized as of June 30, 2000 attributable to the completion of these sales. The Company recognized a foreign currency translation loss of $4,700 associated with non-continental U.S. operations divested during the second quarter. The foreign currency translation loss had previously been recognized in other comprehensive income.

     On November 1, 2000 the Company completed the sales of its interests in operations on the island of Guam for a gain of approximately $1,600. Also in the fourth quarter, the Company recognized accounts receivable recoveries on the non-continental U.S. accounts receivable not sold of $1,100 and reversal of $900 in transaction costs accrued for the sale of the non-continental U.S. operations. Accruals for transaction costs and associated obligations amounted to $7,843 as of December 31, 2000. Future charges or credits resulting from the ultimate resolution of divestitures, indemnities and other estimated costs are not expected to be material.

                                  DAVITA INC.

                             (dollars in thousands)


     Net cash proceeds from the sales of non-continental U.S. operations in 2000 were $133,177. Of these proceeds, $125,000 was immediately applied to our credit facilities debt in accordance with the conditions under which we received consent from the lenders to consummate the sales.

     Operating results for the non-continental U.S. operations excluding impairment charges were as follows (in thousands):

                                                      Year ended December 31,
                                                      -------------------------
                                                       2000     1999     1998
                                                      ------- --------  -------
    Net operating revenue............................ $74,453 $124,410  $88,978
    Operating expenses
      Dialysis centers and labs......................  59,264  100,204   70,873
      General and administrative.....................   3,640    7,396    3,940
      Depreciation and amortization..................   8,181   12,629    7,531
      Provision for uncollectible accounts...........   1,728    5,717    2,734
                                                      ------- --------  -------
                                                       72,813  125,946   85,078
                                                      ------- --------  -------
    Operating income (loss).......................... $ 1,640 $ (1,536) $ 3,900
                                                      ======= ========  =======

17. Fair value of financial instruments

     Financial instruments consist primarily of cash, accounts receivable, notes receivable, accounts payable, accrued compensation and benefits, and other accrued liabilities. The balances of these financial instruments as presented in the financial statements at December 31, 2000 approximate their fair values. Borrowings under credit facilities, of which $498,800 was outstanding as of December 31, 2000, reflect fair value as they are subject to fees and adjustable rates competitively determined in the marketplace. The fair value of the 7% convertible subordinated notes and the RTC 5 5/8% convertible subordinated notes were approximately $293,000 and $110,000 at December 31, 2000 based on quoted market prices.

18. Supplemental cash flow information

     The table below provides supplemental cash flow information:

                                                     Year ended December 31,
                                                    --------------------------
                                                      2000      1999    1998
                                                    --------  -------- -------
    Cash paid (received) for:
      Income taxes ................................ $(28,585) $ 32,324 $13,676
      Interest.....................................  117,856   102,125  66,409
    Non-cash investing and financing activities:
      Estimated value of stock and options issued
       in acquisitions                                                   2,796
      Fixed assets acquired under capital lease
       obligations ................................              3,405     583
      Contribution to consolidated partnerships ...       25     2,195   2,592
      Deferred financing cost write-off............    1,192     1,601

                                  DAVITA INC.

                             (dollars in thousands)


19. Selected quarterly financial data (unaudited)

     Summary unaudited quarterly financial data for 2000 and 1999 is as follows:

                                             2000                                        1999
                          ------------------------------------------- -------------------------------------------
                          December 31 September 30 June 30   March 31 December 31 September 30 June 30   March 31
                          ----------- ------------ --------  -------- ----------- ------------ --------  --------
Net operating revenues
 .......................   $372,746     $362,535   $378,908  $372,113  $ 373,120    $367,168   $352,819  $352,244
Operating income (loss)
 .......................     51,649       49,906     32,843    40,317   (154,864)     35,107     (6,353)   62,128
Income (loss) before
 extraordinary item.....     15,333       13,150    (15,355)    3,847   (150,664)      2,259    (22,059)   23,207
Net income (loss) ......     15,333        9,660    (15,355)    3,847   (150,664)      2,259    (22,059)   23,207
Income (loss) per common
 share--basic:
 Income (loss) before
  extraordinary item....   $   0.19     $   0.16   $  (0.19) $   0.05  $   (1.86)   $   0.03   $  (0.27) $   0.29
 Extraordinary loss ....                   (0.04)
                           --------     --------   --------  --------  ---------    --------   --------  --------
 Net income (loss) per
  share ................   $   0.19     $   0.12   $  (0.19) $   0.05  $   (1.86)   $   0.03   $  (0.27) $   0.29
                           ========     ========   ========  ========  =========    ========   ========  ========
Income (loss) per common
 share--assuming
 dilution:
 Income (loss) before
  extraordinary item....   $   0.18     $   0.16   $  (0.19) $   0.05  $   (1.86)   $   0.03   $  (0.27) $   0.28
 Extraordinary loss.....                   (0.04)
                           --------     --------   --------  --------  ---------    --------   --------  --------
 Net income (loss) per
  share.................   $   0.18     $   0.12   $  (0.19) $   0.05  $   (1.86)   $   0.03   $  (0.27) $   0.28
                           ========     ========   ========  ========  =========    ========   ========  ========


20. Condensed consolidating financial statements

     The following information is presented as required under the Securities and Exchange Commission Financial Reporting Release No. 55 in connection with the Company's publicly traded debt. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the consolidated financial statements are fully interdependent and integrated. Accordingly, the operating results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services.

                                  DAVITA INC.

                             (dollars in thousands)


     The $125,000 5 5/8% Convertible Subordinated Notes Due 2006, issued by the wholly-owned subsidiary Renal Treatments Center, Inc., or RTC, are guaranteed by DaVita Inc. The $225,000 9 1/4% Senior Subordinated Notes issued in April 2001 by DaVita Inc., are guaranteed by all its wholly-owned domestic subsidiaries. Non-wholly-owned subsidiaries, joint ventures and partnerships are not guarantors of either obligation. The financial positions and results of operations of the respective guarantors are based upon the guarantor relationship as of the end of the year and respective interim periods.

                     Condensed consolidating balance sheets

                                        Wholly-owned
                                        subsidiaries
                                     -------------------
                            DaVita                        Non-participating Consolidating Consolidated
                             Inc.      RTC    All others    subsidiaries     adjustments     total
                          ---------- -------- ----------  ----------------- ------------- ------------
As of December 31, 2000
Cash and cash
 equivalents............  $   16,553 $  1,871 $   12,783                                   $   31,207
Accounts receivable,
 net....................               83,313    180,263      $ 26,836                        290,412
Other current assets....       2,014   15,967     55,947         2,328                         76,256
                          ---------- -------- ----------      --------       -----------   ----------
  Total current assets..      18,567  101,151    248,993        29,164                        397,875
Property and equipment,
 net....................       5,377   61,686    146,959        22,637                        236,659
Investments in
 subsidiaries...........     199,079                                         $  (199,079)
Receivables from
 subsidiaries...........     938,183                                            (938,183)
Intangible assets, net..       9,548  299,813    493,946       118,316                        921,623
Other assets............      37,692    2,146        593            44                         40,475
                          ---------- -------- ----------      --------       -----------   ----------
  Total assets..........  $1,208,446 $464,796 $  890,491      $170,161       $(1,137,262)  $1,596,632
                          ========== ======== ==========      ========       ===========   ==========
Current liabilities.....      15,278   23,996    206,275         3,978                        249,527
Payables to
 subsidiaries/parent....              146,877    746,892        44,414          (938,183)
Long-term liabilities...     843,800  125,000      5,311         4,750                        978,861
Minority interests......                                                          18,876       18,876
Shareholders' equity
 (deficit)..............     349,368  168,923    (67,987)      117,019          (217,955)     349,368
                          ---------- -------- ----------      --------       -----------   ----------
  Total liabilities and
   shareholders'
   equity...............  $1,208,446 $464,796 $  890,491      $170,161       $(1,137,262)  $1,596,632
                          ========== ======== ==========      ========       ===========   ==========
As of December 31, 1999
Cash and cash
 equivalents............  $   90,544 $  4,118 $   13,319                                   $  107,981
Accounts receivable,
 net....................              115,442    234,951      $ 39,936                        390,329
Other current assets....       9,599   11,946    129,393         5,500                        156,438
                          ---------- -------- ----------      --------       -----------   ----------
  Total current assets..     100,143  131,506    377,663        45,436                        654,748
Property and equipment,
 net....................       5,850   86,572    157,827        35,200                        285,449
Investments in
 subsidiaries...........     166,227                                         $  (166,227)
Receivables from
 subsidiaries...........   1,316,530                                          (1,316,530)
Intangible assets, net..      28,862  346,756    543,441       150,613                      1,069,672
Other assets............      40,038      167      5,444         1,200                         46,849
                          ---------- -------- ----------      --------       -----------   ----------
  Total assets..........  $1,657,650 $565,001 $1,084,375      $232,449       $(1,482,757)  $2,056,718
                          ========== ======== ==========      ========       ===========   ==========
Current liabilities.....  $1,328,180 $237,424 $  116,767      $ 16,173                     $1,698,544
Payables to
 subsidiaries/parent....              161,720  1,065,620        89,190        (1,316,530)
Long-term liabilities...       3,066    1,504      1,197         3,426                          9,193
Minority interests......                                                          22,577       22,577
Shareholders' equity
 (deficit)..............     326,404  164,353    (99,209)      123,660          (188,804)     326,404
                          ---------- -------- ----------      --------       -----------   ----------
  Total liabilities and
   shareholders'
   equity...............  $1,657,650 $565,001 $1,084,375      $232,449       $(1,482,757)  $2,056,718
                          ========== ======== ==========      ========       ===========   ==========

                                  DAVITA INC.

                             (dollars in thousands)

                  Condensed consolidating statements of income

                                         Wholly-owned
                                         subsidiaries
                                      --------------------
                                                    All     Non-participating Consolidating Consolidated
                          DaVita Inc.    RTC      others      subsidiaries     Adjustments     Total
                          ----------- ---------  ---------  ----------------- ------------- ------------
For the year ended
 December 31, 2000
Net operating revenues..   $ 117,111  $ 442,940  $ 875,464      $159,974        $(109,187)   $1,486,302
Operating expenses......      27,457    426,069    839,595       127,653         (109,187)    1,311,587
                           ---------  ---------  ---------      --------        ---------    ----------
Operating income .......      89,654     16,871     35,869        32,321                        174,715
Other income (loss).....      (7,920)                 (578)        1,297                         (7,201)
Interest expense, net...     108,644      7,040     (6,082)        7,035                        116,637
Minority interests......                                                           (5,942)       (5,942)
Income taxes............     (11,033)     5,261     33,836          (104)                        27,960
Equity in earnings of
 consolidated
 subsidiaries...........      32,852                20,745                        (53,597)
Extraordinary loss......      (3,490)                                                            (3,490)
                           ---------  ---------  ---------      --------        ---------    ----------
 Net income ............   $  13,485  $   4,570  $  28,282      $ 26,687        $ (59,539)   $   13,485
                           =========  =========  =========      ========        =========    ==========
For the year ended
 December 31, 1999
Net operating revenues..   $ 100,344  $ 496,380  $ 743,147      $198,391        $ (92,911)   $1,445,351
Operating expenses......      51,668    499,560    880,969       170,047          (92,911)    1,509,333
                           ---------  ---------  ---------      --------        ---------    ----------
 Operating income
  (loss)................      48,676     (3,180)  (137,822)       28,344                        (63,982)
Other income (loss).....        (514)    (3,639)     2,464          (206)                        (1,895)
Interest expense, net...     100,798      7,988     (3,529)        5,540                        110,797
Minority interests......                                                           (5,152)       (5,152)
Income taxes............     (10,132)     9,296    (33,971)          237                        (34,570)
Equity in earnings
 (losses) of
 consolidated
 subsidiaries...........    (104,752)               17,209                         87,543
                           ---------  ---------  ---------      --------        ---------    ----------
 Net income (loss)......   $(147,256) $(24,103)  $ (80,649)     $ 22,361        $  82,391    $ (147,256)
                           =========  =========  =========      ========        =========    ==========
For the year ended
 December 31, 1998
Net operating revenues..   $  78,212  $ 472,355  $ 546,123      $161,039        $ (53,991)   $1,203,738
Operating expenses......      48,015    446,367    496,240       132,194          (53,991)    1,068,825
                           ---------  ---------  ---------      --------        ---------    ----------
 Operating income ......      30,197     25,988     49,883        28,845                        134,913
Other income............         595                 4,287            12                          4,894
Interest expense, net...      73,306      8,993     (4,104)        5,808                         84,003
Minority interests......                                                           (7,163)       (7,163)
Income taxes............       4,597     19,959     14,063          (170)                        38,449
Equity in earnings of
 consolidated
 subsidiaries...........      47,595                15,425                        (63,020)
Extraordinary loss......      (9,932)    (2,812)                                                (12,744)
Cumulative effect of
 accounting change......                 (3,993)    (2,272)         (631)                        (6,896)
                           ---------  ---------  ---------      --------        ---------    ----------
 Net income (loss)......   $  (9,448) $  (9,769) $  57,364      $ 22,588        $ (70,183)   $   (9,448)
                           =========  =========  =========      ========        =========    ==========

                                  DAVITA INC.

                             (dollars in thousands)

                Condensed consolidated statements of cash flows

                                        Wholly-owned
                                        subsidiaries
                                     --------------------  Non-participating Consolidating Consolidated
                         DaVita Inc.   RTC     All Others    subsidiaries     adjustments     total
                         ----------- --------  ----------  ----------------- ------------- ------------
Year ended December 31,
 2000
Cash flows from
 operating activities:
Net income.............   $  13,485  $  4,570  $  28,282       $ 26,687        $(59,539)    $  13,485
Changes in operating
 and intercompany
 assets and liabilities
 and non cash items
 included in net income
 ......................     364,575   (99,917)   (10,644)       (19,390)         59,539       294,163
                          ---------  --------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) operating
    activities.........     378,060   (95,347)    17,638          7,297             --        307,648
                          ---------  --------  ---------       --------        --------     ---------
Cash flows from
 investing activities:
Purchase of property
 and equipment, net....        (722)  (12,242)   (19,297)        (8,827)                      (41,088)
Acquisitions and
 divestitures, net.....               105,342     28,955                                      134,297
Other items............        (342)                 488                                          146
                          ---------  --------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) investing
    activities.........      (1,064)   93,100     10,146         (8,827)                       93,355
                          ---------  --------  ---------       --------        --------     ---------
Cash flows from
 financing activities:
Long-term debt.........    (456,810)             (21,756)         1,530                      (477,036)
Other items............       5,823               (6,564)                                        (741)
                          ---------  --------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) financing
    activities.........    (450,987)             (28,320)         1,530                      (477,777)
                          ---------  --------  ---------       --------        --------     ---------
Net decrease in cash...     (73,991)   (2,247)      (536)           --                        (76,774)
Cash at the beginning
 of the year...........      90,544     4,118     13,319                                      107,981
                          ---------  --------  ---------       --------        --------     ---------
Cash at the end of the
 year..................   $  16,553  $  1,871  $  12,783       $    --         $    --      $  31,207
                          =========  ========  =========       ========        ========     =========
Year ended December 31,
 1999
Cash flows from
 operating activities:
Net income (loss)......   $(147,256) $(24,103) $ (80,649)      $ 22,361        $ 82,391     $(147,256)
Changes in operating
 and intercompany
 assets and liabilities
 and non cash items
 included in net income
 (loss)................      40,079    50,684    321,287        (10,897)        (82,391)      318,762
                          ---------  --------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) operating
    activities.........    (107,177)   26,581    240,638         11,464             --        171,506
                          ---------  --------  ---------       --------        --------     ---------
Cash flows from
 investing activities:
Purchases of property
 and equipment, net....      (5,133)  (27,660)   (62,770)       (11,094)                     (106,657)
Acquisitions and
 divestitures, net.....                         (154,226)                                    (154,226)
Other items............                          (30,564)                                     (30,564)
                          ---------  --------  ---------       --------        --------     ---------
   Net cash used in
    investing
    activities.........      (5,133)  (27,660)  (247,560)       (11,094)                     (291,447)
                          ---------  --------  ---------       --------        --------     ---------
Cash flows from
 financing activities:
Long-term debt.........     203,263      (199)    (1,177)          (370)                      201,517
Other items............      (6,312)              (4,052)                                     (10,364)
                          ---------  --------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) financing
    activities.........     196,951      (199)    (5,229)          (370)                      191,153
Foreign currency
 translation loss......                           (4,718)                                      (4,718)
                          ---------  --------  ---------       --------        --------     ---------
Net increase (decrease)
 in cash...............      84,641    (1,278)   (16,869)           --                         66,494
Cash at the beginning
 of the year...........       5,903     5,396     30,188                                       41,487
                          ---------  --------  ---------       --------        --------     ---------
Cash at the end of the
 year..................   $  90,544  $  4,118  $  13,319       $    --         $    --      $ 107,981
                          =========  ========  =========       ========        ========     =========

                                  DAVITA INC.

                             (dollars in thousands)

         Condensed consolidating statements of cash flows--(continued)

                                         Wholly-owned
                                         subsidiaries
                                     ---------------------  Non-participating Consolidating Consolidated
                         DaVita Inc.    RTC     All Others    subsidiaries     adjustments     total
                         ----------- ---------  ----------  ----------------- ------------- ------------

Year Ended December 31,
 1998
Cash flows from
 operating activities:
Net income (loss)......   $  (9,448) $  (9,769) $  57,364       $ 22,588        $(70,183)    $  (9,448)
Changes in operating
 and intercompany
 assets and liabilities
 and non cash items
 included in net income
 (loss)................    (722,378)   316,072    371,835        (14,346)         70,183        21,366
                          ---------  ---------  ---------       --------        --------     ---------
   Net cash provided by
    (used) in operating
    activities.........    (731,826)   306,303    429,199          8,242             --         11,918
                          ---------  ---------  ---------       --------        --------     ---------
Cash flows from
 investing activities:
Purchases of property
 and equipment, net....        (449)   (15,526)   (58,166)        (8,679)                      (82,820)
Acquisitions and
 divestitures, net.....                (17,871)  (320,293)                                    (338,164)
Other items............     (14,555)              (16,785)                                     (31,340)
                          ---------  ---------  ---------       --------        --------     ---------
   Net cash used in
    investing
    activities.........     (15,004)   (33,397)  (395,244)        (8,679)                     (452,324)
                          ---------  ---------  ---------       --------        --------     ---------
Cash flows from
 financing activities:
Long term debt.........     744,744   (268,253)    (4,633)           437                       472,295
Other items............       6,526                (3,628)                                       2,898
                          ---------  ---------  ---------       --------        --------     ---------
   Net cash provided by
    (used in) financing
    activities.........     751,270   (268,253)    (8,261)           437                       475,193
                          ---------  ---------  ---------       --------        --------     ---------
Net increase in cash...       4,440      4,653     25,694            --                         34,787
Cash at the beginning
 of the year...........       1,463        743      4,494                                        6,700
                          ---------  ---------  ---------       --------        --------     ---------
Cash at the end of the
 year..................   $   5,903  $   5,396  $  30,188       $    --         $    --      $  41,487
                          =========  =========  =========       ========        ========     =========

                                  DAVITA INC.

                          CONSOLIDATED BALANCE SHEETS
                                  (unaudited)
                 (dollars in thousands, except per share data)

                                                       March 31,   December 31,
                                                          2001         2000
                                                       ----------  ------------
                        ASSETS
Cash and cash equivalents............................. $   17,443   $   31,207
Accounts receivable, less allowance of $60,790 and
 $61,619..............................................    299,424      290,412
Inventories...........................................     45,566       20,641
Other current assets..................................     14,259       10,293
Income taxes receivable...............................                   2,830
Deferred income taxes.................................     42,265       42,492
                                                       ----------   ----------
    Total current assets..............................    418,957      397,875
Property and equipment, net...........................    242,797      236,659
Intangible assets, net................................    947,946      921,623
Investments in third-party dialysis businesses........     12,203       34,194
Other long-term assets................................      2,205        1,979
Deferred income taxes.................................      1,629        4,302
                                                       ----------   ----------
                                                       $1,625,737   $1,596,632
                                                       ==========   ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable...................................... $   77,345   $   74,882
Other current liabilities.............................    106,781      102,563
Accrued compensation and benefits.....................     72,484       70,406
Current portion of long-term debt.....................      7,580        1,676
Income taxes payable..................................     15,503
                                                       ----------   ----------
    Total current liabilities.........................    279,693      249,527
Long-term debt........................................    932,025      974,006
Other long-term liabilities...........................      4,755        4,855
Minority interests....................................     21,045       18,876
Shareholders' equity:
  Preferred stock ($0.001 par value; 5,000,000 shares
   authorized; none issued or outstanding)............
  Common stock ($0.001 par value, 195,000,000 shares
   authorized; 82,943,817 and 82,135,634 shares issued
   and outstanding)...................................         83           82
  Additional paid-in capital..........................    438,509      430,676
  Notes receivable from shareholders..................                     (83)
  Accumulated deficit.................................    (50,373)     (81,307)
                                                       ----------   ----------
    Total shareholders' equity........................    388,219      349,368
                                                       ----------   ----------
                                                       $1,625,737   $1,596,632
                                                       ==========   ==========

           See notes to condensed consolidated financial statements.

                                  DAVITA INC.

           CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                  (unaudited)
                 (dollars in thousands, except per share data)

                                                               Three months
                                                              ended March 31
                                                             ------------------
                                                               2001      2000
                                                             --------  --------
Net operating revenues.....................................  $386,217  $372,113
Operating expenses:
  Dialysis centers and labs................................   260,974   259,298
  General and administrative...............................    31,813    31,921
  Depreciation and amortization............................    26,148    27,718
  Provision for uncollectible accounts.....................    (8,185)   12,859
                                                             --------  --------
    Total operating expenses...............................   310,750   331,796
                                                             --------  --------
Operating income...........................................    75,467    40,317
Other income, net..........................................     1,348     1,395
Debt expense...............................................    19,724    33,165
Minority interests in income of consolidated subsidiaries..    (2,457)     (998)
                                                             --------  --------
Income before income taxes.................................    54,634     7,549
Income tax expense.........................................    23,700     3,702
                                                             --------  --------
Net income.................................................  $ 30,934  $  3,847
                                                             ========  ========

Earnings per common share--basic...........................  $   0.37  $   0.05
                                                             ========  ========

Earnings per common share--assuming dilution...............  $   0.35  $   0.05
                                                             ========  ========

COMPREHENSIVE INCOME

Net income and comprehensive income........................  $ 30,934  $  3,847
                                                             ========  ========



           See notes to condensed consolidated financial statements.

                                  DAVITA INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                             (dollars in thousands)

                                                                                Three months ended
                                                                                     March 31
                                                                                -------------------
                                                                                  2001       2000
                                                                                ---------  --------
Cash flows from operating activities:
  Net income................................................................... $  30,934  $  3,847
  Adjustments to reconcile net income to cash provided by operating activities:
    Depreciation and amortization..............................................    26,148    27,718
    Gain on divestures.........................................................              (2,107)
    Deferred income taxes......................................................     2,900       156
    Non-cash debt expense......................................................       500       852
    Stock option expense and tax benefits......................................     3,287        88
    Equity investment losses (income)..........................................      (694)      396
    Minority interests in income of consolidated subsidiaries..................     2,457       998
  Changes in operating assets and liabilities, net of acquisitions and divestitures:
    Accounts receivable........................................................    (2,846)   24,031
    Inventories................................................................   (24,418)    7,517
    Other current assets.......................................................    (3,540)   (4,541)
    Other long-term assets.....................................................        49     1,993
    Accounts payable...........................................................     2,160   (22,116)
    Accrued compensation and benefits..........................................    (1,539)     (261)
    Other current liabilities..................................................     4,200    (2,001)
    Income taxes...............................................................    18,333    25,978
    Other long-term liabilities................................................      (100)     (208)
                                                                                ---------  --------
      Net cash provided by operating activities................................    57,831    62,340
                                                                                ---------  --------
Cash flows from investing activities:
  Additions of property and equipment, net.....................................    (6,755)  (16,677)
  Acquisitions and divestitures, net...........................................   (50,667)   14,791
  Investments in affiliates, net...............................................    19,593    (2,194)
                                                                                ---------  --------
      Net cash used in investing activities....................................   (37,829)   (4,080)
                                                                                ---------  --------
Cash flows from financing activities:
  Borrowings...................................................................   814,813
  Payments on long-term debt...................................................  (851,667)  (15,223)
  Deferred financing costs.....................................................       (50)
  Net proceeds from issuance of common stock...................................     4,630       867
  Distributions to minority interests..........................................    (1,492)   (1,508)
                                                                                ---------  --------
      Net cash used in financing activities....................................   (33,766)  (15,864)
                                                                                ---------  --------
Net increase (decrease) in cash................................................   (13,764)   42,396
Cash and cash equivalents at beginning of period...............................    31,207   107,981
                                                                                ---------  --------
Cash and cash equivalents at end of period..................................... $  17,443  $150,377
                                                                                =========  ========

           See notes to condensed consolidated financial statements.

                                  DAVITA INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (unaudited)
                 (dollars in thousands, except per share data)

     Unless otherwise indicated in this prospectus "the Company", "we", "us", "our" and similar terms refer to DaVita Inc. and its subsidiaries.

1. Condensed consolidated interim financial statements

     The condensed consolidated interim financial statements included in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary for a fair presentation are reflected in these interim financial statements. These adjustments are of a normal and recurring nature. The results of operations for the period ended March 31, 2001 are not necessarily indicative of the operating results for the full year. The interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's 2000 Form 10-K as amended by Form 10-K/A. Certain reclassifications have been made to prior periods to conform with current reporting.

2. Earnings per share calculation

     The reconciliation of the numerators and denominators used to calculate earnings per common share for the periods presented is as follows:

                                                                 Three months
                                                                ended March 31
                                                                --------------
                                                                 2001    2000
                                                                ------- ------
Basic:
  Net income................................................... $30,934 $3,847
                                                                ======= ======
  Weighted average number of shares outstanding during the
   period......................................................  82,537 81,352
  Reduction in shares in connection with notes receivable from
   employees...................................................            (37)
                                                                ------- ------
  Weighted average number of shares outstanding for earnings per share--basic............................................  82,537 81,315
                                                                ======= ======
  Earnings per share--basic.................................... $  0.37 $ 0.05
                                                                ======= ======
Assuming dilution:
  Net income................................................... $30,934 $3,847
  Interest, net of tax resulting from dilutive effect of
   convertible debt............................................   4,662
                                                                ------- ------
    Net income--assuming dilution.............................. $35,596 $3,847
                                                                ======= ======
  Weighted average number of shares outstanding for earnings per share--basic............................................  82,537 81,315
    Incremental shares from stock option plans.................   4,270    429
    Incremental shares from convertible debt...................  15,394
                                                                ------- ------
  Weighted average outstanding and incremental shares for
   earnings per share--assuming dilution....................... 102,201 81,744
                                                                ======= ======
  Earnings per share--assuming dilution........................ $  0.35 $ 0.05
                                                                ======= ======

     Stock options with exercise prices greater than the average market price of shares outstanding during the period were not included in the calculation of earnings per share assuming dilution because they would have been anti-dilutive. The stock options not included in the calculation totaled 2,207,367 and 10,428,517 shares at exercise prices ranging from $16.77 to $33.50 per share and $4.23 to $36.13 per share for the three months ended March 31, 2001 and 2000, respectively. The calculation of earnings per share assuming dilution includes the dilutive effect of both the 5 5/8% and the 7% convertible subordinated notes on an "if-converted"

                                  DAVITA INC.

                                  (unaudited)
                  (dollars in thousands except per share data)

basis for the three months ended March 31, 2001. Both the 5 5/8% and the 7% convertible subordinated notes were anti-dilutive on an "if-converted" basis for the three months ended March 31, 2000.

3. Subsequent events

     On April 6, 2001 the Company completed the sale of $225,000 9 1/4% Senior Subordinated Notes in a private offering. The Notes mature on April 15, 2011 and will be callable by the Company on or after April 15, 2006. Net proceeds of $219,375 from the offering were used to pay down amounts outstanding under the Company's then existing senior credit facilities. On May 4, 2001 the Company completed a refinancing of its existing senior credit facilities. The new credit facilities consist of a Term A loan of $50,000, a Term B loan of $200,000 and a $150,000 undrawn revolving credit facility. As a result of these refinancings, the write-off of deferred financing costs and accelerated recognition of deferred swap liquidation gains associated with the refinanced debt will be reported as a net extraordinary gain for the quarter ending June 30, 2001.

4. Contingencies

     Health care providers' revenues may be subject to adjustment as a result of (1) examination by government agencies or contractors, for which the resolution of any matters raised may take extended periods of time to finalize;
(2) differing interpretations of government regulations by different fiscal intermediaries; (3) differing opinions regarding a patient's medical diagnosis or the medical necessity of services provided; and (4) retroactive applications or interpretations of governmental requirements.

     The Company's Florida-based laboratory subsidiary is the subject of a third-party carrier review of its Medicare reimbursement claims. The carrier has issued formal overpayment determinations in the amount of $5.6 million for the review period from January 1995 to April 1996, and $15 million for the review period from May 1996 to March 1998. The carrier has suspended all payments of Medicare claims from this laboratory since May 1998. The carrier has also determined that $16.1 million of the suspended claims for the review period from April 1998 to August 1999 and $11.6 million of the suspended claims for the review period from August 1999 to May 2000 were not properly supported by the prescribing physicians' medical justification. The carrier has alleged that 99% of the tests the laboratory performed during the review period from January 1995 to April 1996, 96% of the tests performed in the period from May 1996 to March 1998, 70% of the tests performed in the period from April 1998 to August 1999, and 72% of the tests performed in the period from August 1999 to May 2000 were not properly supported by the prescribing physicians' medical justification.

     The Company is disputing the overpayment determinations and has provided supporting documentation of its claims. The Company has initiated the process of a formal review of each of the carrier's determinations. The first step in this formal review process is a hearing before a hearing officer at the carrier. The Company received minimal responses from the carrier to its repeated requests for clarification and information regarding the continuing payment suspension. The hearing regarding the initial review period from January 1995 to April 1996 was held in July 1999. In January 2000 the hearing officer issued a decision upholding the overpayment determination of $5.6 million. The hearing regarding the second review period from May 1996 to March 1998 was held in April 2000. In July 2000 the hearing officer issued a decision upholding $14.2 million, or substantially all of the overpayment determination. The Company has filed appeals of both decisions to a federal administrative law judge, and has moved to consolidate the two appeals. At this time, the Company has not received a scheduled date for a hearing with an administrative law judge, although the Department of Health and Human Services, or HHS, has informed the Company that it can expect a hearing in the second quarter of 2001.

                                  DAVITA INC.

                                  (unaudited)
                  (dollars in thousands except per share data)

     In February 1999, our Florida-based laboratory subsidiary filed a complaint against the carrier and HHS seeking a court order to lift the payment suspension. In July 1999, the court dismissed our complaint because we had not exhausted all administrative remedies, that is, the carrier review and administrative law judge processes described above.

     In addition to the formal appeal process with a federal administrative law judge, beginning in the third quarter of 1999 we sought a meeting with the Department of Justice, or DOJ, to begin a process to resolve this matter. The carrier had previously informed the local office of the DOJ and HHS of this matter, and we had provided requested information to the DOJ. The Company met with the DOJ in February 2001 at which time the DOJ requested additional information, which the Company is providing.

     Timing of the final resolution of this matter is highly uncertain, and beyond the Company's control or influence. Beginning in the third quarter of 2000, the Company stopped recognizing Medicare revenue from this laboratory until the uncertainties regarding both the timing of resolution and the ultimate revenue valuations are at least substantially eliminated. The amount of potential Medicare revenue not accrued beginning in the third quarter of 2000 was approximately $4 million per quarter. We estimate that the potential cash exposure as of March 31, 2001 is not more than $15 million based on the carrier's overpayment findings noted above. If this matter is resolved in a manner adverse to the Company, the government could impose additional fines and penalties, which could be substantial.

     In February 2001, the Civil Division of the United States Attorney's Office for the Eastern District of Pennsylvania contacted us and requested that the Company cooperate in a review of some of our historical practices, including billing and other operating procedures and our financial relationships with physicians. The Civil Division has requested that we provide a wide range of information responding to the areas of review. The Civil Division has not initiated any legal process or served any subpoena on the Company. The Civil Division has indicated that it is not making any allegation of wrongdoing at this time and that no criminal action against the Company or any individual is contemplated. The Company is cooperating in this review. The inquiry appears to be at an early stage. As it proceeds, the Civil Division could expand its areas of concern. If a court determines there has been wrongdoing, the penalties under applicable statutes could be substantial.

     In addition to the foregoing, DaVita is subject to claims and suits in the ordinary course of business. Management believes that the ultimate resolution of these additional matters, whether the underlying claims are covered by insurance or not, will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

5. Condensed consolidating financial statements

     The following information is presented as required under the Securities and Exchange Commission Financial Reporting Release No. 55 in connection with the Company's publicly traded debt. This information is not routinely prepared for use by management. The operating and investing activities of the separate legal entities included in the consolidated financial statements are fully interdependent and integrated. Accordingly, the operating results of the separate legal entities are not representative of what the operating results would be on a stand-alone basis. Revenues and operating expenses of the separate legal entities include intercompany charges for management and other services.

                                  DAVITA INC.

                                  (unaudited)
                  (dollars in thousands except per share data)

     The $125,000 5 5/8% Convertible Subordinated Notes Due 2006, issued by the wholly-owned subsidiary Renal Treatment Centers, Inc., or RTC, are guaranteed by DaVita Inc. The $225,000 9 1/4% Senior Subordinated Notes issued in April 2001 by DaVita Inc., are guaranteed by all its wholly-owned domestic subsidiaries. Non-wholly-owned subsidiaries, joint ventures and partnerships are not guarantors of either obligations.

                     Condensed Consolidating Balance Sheets

                                        Wholly-owned
                                        subsidiaries
                            DaVita   ------------------- Non-participating Consolidating Consolidated
                             Inc.      RTC    All others   subsidiaries     adjustments     total
                          ---------- -------- ---------- ----------------- ------------- ------------
As of March 31, 2001
--------------------
Cash and cash
 equivalents............  $    6,848 $      7  $ 10,588                                   $   17,443
Accounts receivable,
 net....................               84,446   185,524      $ 29,454                        299,424
Other current assets....       2,533   14,382    83,113         2,062                        102,090
                          ---------- --------  --------      --------       -----------   ----------
  Total current assets..       9,381   98,835   279,225        31,516                        418,957
Property and equipment,
 net....................       5,021   58,673   154,784        24,319                        242,797
Investments in
 subsidiaries...........     234,670                                           (234,670)
Receivables from
 subsidiaries...........     940,517                                           (940,517)
Intangible assets, net..       9,105  294,506   527,151       117,184                        947,946
Other assets............      12,541    5,325    (1,873)           44                         16,037
                          ---------- --------  --------      --------       -----------   ----------
  Total assets..........  $1,211,235 $457,339  $959,287      $173,063       $(1,175,187)  $1,625,737
                          ========== ========  ========      ========       ===========   ==========
Current liabilities.....      21,674   24,285   230,179         3,555                        279,693
Payables to
 subsidiaries/parent....              129,053   774,275        37,189          (940,517)
Long-term liabilities...     801,300  125,000     5,122         5,358                        936,780
Minority interests......                                                         21,045       21,045
Shareholders' equity....     388,261  179,001   (50,289)      126,961          (255,715)     388,219
                          ---------- --------  --------      --------       -----------   ----------
  Total liabilities and
   shareholders'
   equity...............  $1,211,235 $457,339  $959,287      $173,063       $(1,175,187)  $1,625,737
                          ========== ========  ========      ========       ===========   ==========

As of December 31, 2000
-----------------------
Cash and cash
 equivalents............  $   16,553 $  1,871  $ 12,783                                   $   31,207
Accounts receivable,
 net....................               83,313   180,263      $ 26,836                        290,412
Other current assets....       2,014   15,967    55,947         2,328                         76,256
                          ---------- --------  --------      --------       -----------   ----------
  Total current assets..      18,567  101,151   248,993        29,164                        397,875
Property and equipment,
 net....................       5,377   61,686   146,959        22,637                        236,659
Investments in
 subsidiaries...........     199,079                                           (199,079)
Receivables from
 subsidiaries...........     938,183                                           (938,183)
Intangible assets, net..       9,548  299,813   493,946       118,316                        921,623
Other assets............      37,692    2,146       593            44                         40,475
                          ---------- --------  --------      --------       -----------   ----------
  Total assets..........  $1,208,446 $464,796  $890,491      $170,161       $(1,137,262)  $1,596,632
                          ========== ========  ========      ========       ===========   ==========
Current liabilities.....      15,278   23,996   206,275         3,978                        249,527
Payables to
 subsidiaries/parent....              146,877   746,892        44,414          (938,183)
Long-term liabilities...     843,800  125,000     5,311         4,750                        978,861
Minority interests......                                                         18,876       18,876
Shareholders' equity....     349,368  168,923   (67,987)      117,019          (217,955)     349,368
                          ---------- --------  --------      --------       -----------   ----------
  Total liabilities and
   shareholders'
   equity...............  $1,208,446 $464,796  $890,491      $170,161       $(1,137,262)  $1,596,632
                          ========== ========  ========      ========       ===========   ==========

                                  DAVITA INC.

                                  (unaudited)
                  (dollars in thousands except per share data)


                  Condensed Consolidating Statements of Income

                                        Wholly-owned
                                        subsidiaries
                                      -----------------
                                                 All     Non-participating Consolidating Consolidated
                          DaVita Inc.   RTC     others     subsidiaries     adjustments     total
                          ----------- -------- --------  ----------------- ------------- ------------
For the quarter ended
 March 31, 2001
---------------------
Net operating revenues..    $33,567   $117,789 $222,583       $44,147        $(31,869)     $386,217
Operating expenses......     10,123     98,563  201,059        32,874         (31,869)      310,750
                            -------   -------- --------       -------        --------      --------
Operating income........     23,444     19,226   21,524        11,273                        75,467
Other income............        228         58    1,062                                       1,348
Debt expense............     18,132      1,743   (1,482)        1,331                        19,724
Minority interests......                                                       (2,457)       (2,457)
Income taxes............      2,382      7,463   13,855                                      23,700
Equity earnings in
 consolidated
 subsidiaries...........     27,776               7,485                       (35,261)
                            -------   -------- --------       -------        --------      --------
  Net income............    $30,934   $ 10,078 $ 17,698       $ 9,942        $(37,718)     $ 30,934
                            =======   ======== ========       =======        ========      ========

For the quarter ended
 March 31, 2000
---------------------
Net operating revenues..    $21,201   $124,734 $206,125       $39,505        $(19,452)     $372,113
Operating expenses......      6,780    114,427  196,726        33,315         (19,452)      331,796
                            -------   -------- --------       -------        --------      --------
  Operating income......     14,421     10,307    9,399         6,190                        40,317
Other income............        385         48      950            12                         1,395
Debt expense............     31,647      1,728   (3,351)        3,141                        33,165
Minority interests......                                                         (998)         (998)
Income taxes............     (6,905)     3,424    7,223           (40)                        3,702
Equity earnings in
 consolidated
 subsidiaries...........     13,783               2,103                       (15,886)
                            -------   -------- --------       -------        --------      --------
  Net income............    $ 3,847   $  5,203 $  8,580       $ 3,101        $(16,884)     $  3,847
                            =======   ======== ========       =======        ========      ========

                                  DAVITA INC.

                                  (unaudited)
                  (dollars in thousands except per share data)


                Condensed Consolidating Statements of Cash Flows

                                        Wholly-owned
                                        subsidiaries
                                      ------------------
                                                  All     Non-participating Consolidating Consolidated
                          DaVita Inc.   RTC      others     subsidiaries     adjustments     total
                          ----------- --------  --------  ----------------- ------------- ------------
Quarter ended March 31,
 2001
Cash flows from
 operating activities:
Net income..............   $ 30,934   $ 10,078  $ 17,698       $ 9,942        $(37,718)     $ 30,934
Changes in operating and
 intercompany assets and
 liabilities and non
 cash items included in
 net income.............     (2,610)   (10,903)    8,953        (6,261)         37,718        26,897
                           --------   --------  --------       -------        --------      --------
 Net cash provided by
  (used in) operating
  activities:                28,324       (825)   26,651         3,681             --         57,831
                           --------   --------  --------       -------        --------      --------
Cash flows from
 investing activities:
Purchases of property
 and equipment, net.....       (109)    (1,039)   (2,779)       (2,828)                       (6,755)
Acquisitions and
 divestitures, net......                         (50,667)                                    (50,667)
Other items.............                          19,568            25                        19,593
                           --------   --------  --------       -------        --------      --------
 Net cash used in
  investing activities..       (109)    (1,039)  (33,878)       (2,803)                      (37,829)
                           --------   --------  --------       -------        --------      --------
Cash flows from
 financing activities:
Long-term debt..........    (42,500)               5,032           614                       (36,854)
Other items.............      4,580                             (1,492)                        3,088
                           --------   --------  --------       -------        --------      --------
 Net cash provided (used
  in) financing
  activities............    (37,920)               5,032          (878)                      (33,766)
                           --------   --------  --------       -------        --------      --------
Net decrease in cash....     (9,705)    (1,864)   (2,195)          --                        (13,764)
Cash at the beginning of
 the period.............     16,553      1,871    12,783                                      31,207
                           --------   --------  --------       -------        --------      --------
Cash at the end of the
 period.................   $  6,848   $      7  $ 10,588       $   --         $    --       $ 17,443
                           ========   ========  ========       =======        ========      ========
Quarter ended March 31,
 2000
Cash flows from
 operating activities:
Net income..............   $  3,847   $  5,203  $  8,580       $ 3,101        $(16,884)     $  3,847
Changes in operating and
 intercompany assets and
 liabilities and non
 cash items included in
 net loss...............    (56,284)      (362)   98,844          (589)         16,884        58,493
                           --------   --------  --------       -------        --------      --------
 Net cash provided by
  (used in) operating
  activities............    (52,437)     4,841   107,424         2,512             --         62,340
                           --------   --------  --------       -------        --------      --------
Cash flows from
 investing activities:
Purchases of property
 and equipment, net.....       (337)    (4,661)  (10,044)       (1,635)                      (16,677)
Acquisitions and
 divestitures, net......                          14,791                                      14,791
Other items.............                          (2,194)                                     (2,194)
                           --------   --------  --------       -------        --------      --------
 Net cash provided by
  (used in) investing
  activities............       (337)    (4,661)    2,553        (1,635)                       (4,080)
                           --------   --------  --------       -------        --------      --------
Cash flows from
 financing activities:
Long-term debt..........    (11,885)              (2,461)         (877)                      (15,223)
Other items.............        867               (1,508)                                       (641)
                           --------   --------  --------       -------        --------      --------
 Net cash used in
  financing activities..    (11,018)              (3,969)         (877)                      (15,864)
                           --------   --------  --------       -------        --------      --------
Net increase (decrease)
 in cash................    (63,792)       180   106,008                                      42,396
Cash at the beginning of
 the period.............     90,544      4,118    13,319                                     107,981
                           --------   --------  --------       -------        --------      --------
Cash at the end of the
 period.................   $ 26,752   $  4,298  $119,327       $   --         $    --       $150,377
                           ========   ========  ========       =======        ========      ========

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      , 2001


                                [LOGO OF DAVITA]

                                  DaVita Inc.
                         $225,000,000 Principal Amount
                   9 1/4% Senior Subordinated Notes due 2011




                               ----------------

                                   PROSPECTUS

                               ----------------




--------------------------------------------------------------------------------

No dealer, salesperson or any other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or by any of the initial purchasers. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The registrant's Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, or DGCL, the registrant's directors shall not be personally liable to the registrant, as the case may be, or respective stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant, as the case may be. Under the DGCL, the directors have a fiduciary duty to the registrant, as the case may be, which is not eliminated by these provisions of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL
(1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) arising under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. This provision does not affect the directors' responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The registrant's Certificate of Incorporation provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The registrant has obtained liability insurance for its officers and directors.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

     The registrant has entered into indemnity agreements with each of its respective directors.

     The foregoing discussion of the Certificate of Incorporation and the DGCL is not intended to be exhaustive and is qualified in its entirety by the Certificate of Incorporation and the relevant provisions of the DGCL.

Item 21. Exhibits and Financial Statement Schedules

     (a) Exhibits

 Exhibit
 Number                               Description
 -------                              -----------
   1.1   Purchase Agreement, dated April 6, 2001, among DaVita Inc. and Credit
          Suisse First Boston Corporation, Banc of America Securities, LLC,
          SunTrust Equitable Securities, BNY Capital Markets, Inc. and Scotia
          Capital, as representatives of the Initial Purchasers.X

   3.1   Amended and Restated Certificate of Incorporation of Total Renal Care
          Holdings, Inc., or TRCH, dated December 4, 1995.(1)

 Exhibit
 Number                                Description
 -------                               -----------
   3.2   Certificate of Amendment of Certificate of Incorporation of TRCH,
          dated February 26, 1998.(2)

   3.3   Certificate of Amendment of Certificate of Incorporation of DaVita
          Inc. (formerly Total Renal Care Holdings, Inc.), dated October 5,
          2000.(12)

   3.4   Bylaws of TRCH, dated October 6, 1995.(3)

   4.1   Indenture, dated June 12, 1996 by Renal Treatment Centers, Inc., or
          RTC, to PNC Bank including form of RTC Note.(5)

   4.2   First Supplemental Indenture, dated as of February 27, 1998, among
          RTC, TRCH and PNC Bank under the 1996 Indenture.(2)

   4.3   Second Supplemental Indenture, dated as of March 31, 1998, among RTC,
          TRCH and PNC Bank under the 1996 Indenture.(2)

   4.4   Indenture, dated as of November 18, 1998, between TRCH and United
          States Trust Company of New York, as trustee, and form of Note.(6)

   4.5   Registration Rights Agreement, dated as of November 18, 1998, between
          TRCH and DLJ, BNY Capital Markets, Inc., Credit Suisse First Boston
          Corporation and Warburg Dillon Read LLC, as the initial purchasers.(6)

   4.6 Purchase Agreement, dated as of November 12, 1998, between TRCH and the initial purchasers.(6)

   4.7   Indenture, dated as of April 11, 2001, between DaVita Inc. and U.S.
          Trust Company of Texas, National Association, as trustee.X

   4.8   Form of certificate of 9 1/4% Rule 144A Senior Notes due 2011
          (included in Exhibit 4.7).X

   4.9   Form of certificate of 9 1/4% Regulation S Senior Notes due 2011
          (included in Exhibit 4.7).X

   4.10  Form of certificate of Exchange 9 1/4% Rule 144A Senior Notes due 2011
          (included in Exhibit 4.7).X

   4.11  Form of certificate of Exchange 9 1/4% Regulation S Senior Notes due
          2011 (included in Exhibit 4.7).X

   4.12  Registration Rights Agreement, dated as of April 11, 2001, among
          DaVita Inc. and Credit Suisse First Boston Corporation, Banc of
          America Securities LLC, SunTrust Equitable Securities, BNV Capital
          Markets, Inc. and Scotia Capital, as representatives of the Initial
          Purchasers.X

   5.1   Opinion of Riordan & McKinzie.X

  10.1 Employment Agreement, dated as of March 2, 1998, by and between TRCH and Barry C. Cosgrove.(7)*

  10.2 Employment Agreement, dated as of October 18, 1999, by and between TRCH and Kent J. Thiry.(8)*

  10.3   Amendment to Mr. Thiry's Employment Agreement, dated May 20,
          2000.(10)*

  10.4   Second Amendment to Mr. Thiry's Employment Agreement, dated November
          28, 2000.(12)*

  10.5 Employment Agreement, dated as of March 1, 1998, by and between TRCH and John J. McDonough.(11)*

  10.6 Employment Agreement, dated as of November 29, 1999, by and between TRCH and Gary W. Beil.(12)*

  10.7 Employment Agreement, dated as of July 19, 2000, by and between TRCH and Charles J. McAllister.(12)*

  10.8 Consulting Agreement, dated as of October 1, 1998, by and between Total Renal Care, Inc. and Shaul G. Massry, M.D.(8)*

  10.9   Second Amended and Restated 1994 Equity Compensation Plan.(11)*

  10.10  Form of Stock Subscription Agreement relating to the 1994 Equity
          Compensation Plan.(4)*

 Exhibit
 Number                                Description
 -------                               -----------
  10.11  Form of Promissory Note and Pledge Agreement relating to the 1994
          Equity Compensation Plan.(4)*

  10.12  Form of Purchased Shares Award Agreement relating to the 1994 Equity
          Compensation Plan.(4)*

  10.13  Form of Nonqualified Stock Option relating to the 1994 Equity
          Compensation Plan.(4)*

  10.14  First Amended and Restated 1995 Equity Compensation Plan.(11)*

  10.15  Employee Stock Purchase Plan, 1999 Amendment and Restatement.(11)*

  10.16  First Amended and Restated 1997 Equity Compensation Plan.(11)*

  10.17  First Amended and Restated Special Purpose Option Plan.(11)*

  10.18  1999 Equity Compensation Plan.(9)

  10.19 Credit Agreement, dated as of May 3, 2001, by and among DaVita Inc., the lenders party thereto, Bank of America, N.A., as the Administrative Agent, Banc of America Securities LLC as joint Book
          Manager and Credit Suisse First Boston Corporation as joint Book
          Manager and Syndication Agent (the "Credit Agreement").X

  10.20 Security Agreement, dated as of May 3, 2001, made by DaVita Inc. and the subsidiaries of DaVita Inc. party thereto, Bank of America, N.A., as the Collateral Agent for the lenders party to the Credit
          Agreement.X

  10.21 Subsidiary Guarantee, dated as of May 3, 2001, made by the subsidiaries of DaVita Inc. party thereto in favor of the lenders party to the Credit Agreement.X

  10.23 Guaranty, entered into as of March 31, 1998, by TRCH in favor of and for the benefit of PNC Bank.(2)

  10.24  Amendment #2 dated June 22, 2000, to Agreement No. 19990110 between
          Amgen Inc. and Total Renal Care, Inc., and letter agreement dated
          January 17, 2001, modifying Amendment #2.(12)**

  10.25  Amendment #3 dated January 16, 2000, to Agreement No. 19990110 between
          Amgen Inc. and Total Renal Care, Inc.(12)**

  12.1   Statement re Computation of Ratios of Earnings to Fixed Charges.(12)

  21.1   List of our subsidiaries.(12)

  23.1   Consent of KPMG LLP, Independent Accountants.X

  23.2   Consent of PricewaterhouseCoopers LLP, Independent Accountants.X

  23.3   Consent of Riordan & McKinzie (included in Exhibit 5.1).X

  24.1   Power of Attorney (see Signature Pages).

  25.1   Statement of Eligibility on Form T-1 of Trustee.X

  99.1   Form of Letter of Transmittal.X

  99.2   Form of Notice of Guaranteed Delivery.X

  99.3   Form of Instructions to Registered Holder and/or Book-Entry Transfer
          Participant from Owner.X

  99.4   Form of Letter to Clients for Use by Brokers, Dealers, Commercial
          Banks, Trust Companies and Other Nominees.X

--------
  X Included in this filing.

  * Management contract or executive compensation plan or arrangement.

 ** Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the SEC.

 (1) Filed on March 18, 1996 as an exhibit to our Transitional Report on Form 10-K for the transition period from June 1, 1995 to December 31, 1995.

 (2) Filed on March 31, 1998 as an exhibit to our Form 10-K for the year ended December 31, 1997.

 (3) Filed on October 24, 1995 as an exhibit to Amendment No. 2 to our Registration Statement on Form S-1 (Registration Statement No. 33-97618).

 (4) Filed on August 29, 1995 as an exhibit to our Form 10-K for the year ended May 31, 1995.

 (5) Filed as an exhibit to RTC's Form 10-Q for the quarter ended June 30, 1996.

 (6) Filed on December 18, 1998 as an exhibit to our Registration Statement on Form S-3 (Registration Statement No. 333-69227).

 (7) Filed as an exhibit to our Form 10-Q for the quarter ended September 30, 1998.

 (8) Filed on November 15, 1999 as an exhibit to our Form 10-Q for the quarter ended September 30, 1999.

 (9) Filed on February 18, 2000 as an exhibit to our Registration Statement on Form S-8 (Registration Statement No. 333-30736).

(10) Filed on August 14, 2000, as an exhibit to our Form 10-Q for the quarter ended June 30, 2000.

(11) Filed on March 29, 2000 as an exhibit to our Form 10-K for the year ended December 31, 1999.

(12) Filed on March 20, 2001 as an exhibit to our Form 10-K for the year ended December 31, 2000.

     (b) Financial Statement Schedules

     None.

Item 22. Undertakings

     1. The undersigned registrant hereby undertakes as follows:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 or Regulation S-X are not set forth in this prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference inn the prospectus to provide such interim financial information.

     4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     5. The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 6th day of June, 2001.

                                          DAVITA INC.

                                          TOTAL RENAL CARE, INC.

                                                    /s/ Kent J. Thiry
                                          By: _________________________________
                                                       Kent J. Thiry
                                                 Chairman of the Board and
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent J. Thiry, Richard K. Whitney, and Steven J. Udicious, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-4, as well as any registration statement (or amendment thereto) relating to the offering covered by this registration statement on Form S-4 that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                        Title(s)              Date
               ---------                        --------              ----

         /s/ Kent J. Thiry              Chairman and Chief        June 6, 2001
 ______________________________________  Executive Officer
             Kent J. Thiry               (Principal Executive
                                         Officer)

       /s/ Richard K. Whitney           Chief Financial Officer   June 6, 2001
 ______________________________________  (Principal Financial
           Richard K. Whitney            Officer)

          /s/ Gary W. Beil              Vice President and        June 6, 2001
 ______________________________________  Controller (Principal
              Gary W. Beil               Accounting Officer)

       /s/ Nancy-Ann DeParle            Director                  June 6, 2001
 ______________________________________
           Nancy-Ann DeParle

      /s/ Richard B. Fontaine           Director                  June 6, 2001
 ______________________________________
          Richard B. Fontaine

               Signature                Title(s)       Date
               ---------                --------       ----

        /s/ Peter T. Grauer             Director   June 6, 2001
 ______________________________________
            Peter T. Grauer

     /s/ C. Raymond Larkin, Jr.         Director   June 6, 2001
 ______________________________________
         C. Raymond Larkin, Jr.
         /s/ John M. Nehra              Director   June 6, 2001
 ______________________________________
             John M. Nehra

        /s/ William L. Roper            Director   June 6, 2001
 ______________________________________
            William L. Roper

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 6th day of June, 2001.

                                        CARROLL COUNTY DIALYSIS FACILITY, INC.

                                        CONTINENTAL DIALYSIS CENTER, INC.

                                        CONTINENTAL DIALYSIS CENTER OF
                                         SPRINGFIELD-FAIRFAX, INC.

                                        DIALYSIS SPECIALISTS OF DALLAS, INC.

                                        EAST END DIALYSIS CENTER, INC.

                                        ELBERTON DIALYSIS FACILITY, INC.

                                        FLAMINGO PARK KIDNEY CENTER, INC.

                                        LINCOLN PARK DIALYSIS SERVICES, INC.

                                        MASON-DIXON DIALYSIS FACILITIES, INC.

                                        OPEN ACCESS SONOGRAPHY, INC.

                                        PENINSULA DIALYSIS CENTER, INC.

                                        RENAL TREATMENT CENTERS, INC.

                                        RENAL TREATMENT CENTERS-CALIFORNIA,
                                         INC.

                                        RENAL TREATMENT CENTERS-HAWAII, INC.

                                        RENAL TREATMENT CENTERS-ILLINOIS, INC.

                                        RENAL TREATMENT CENTERS-MID-ATLANTIC,
                                         INC.

                                        RENAL TREATMENT CENTERS-NORTHEAST, INC.

                                        RENAL TREATMENT CENTERS-SOUTHEAST, INC.

                                        RENAL TREATMENT CENTERS-WEST, INC.

                                        RTC-TEXAS ACQUISITION, INC.

                                        TOTAL ACUTE KIDNEY CARE, INC.

                                        TOTAL RENAL CARE, INC.

                                        TOTAL RENAL CARE OF COLORADO, INC.

                                        TOTAL RENAL LABORATORIES, INC.

                                        TOTAL RENAL RESEARCH, INC.

                                        TOTAL RENAL SUPPORT SERVICES, INC.

                                        TRC OF NEW YORK, INC.

                                        TRI-CITY DIALYSIS CENTER, INC.

                                                            *
                                        By: ____________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          BEVERLY HILLS DIALYSIS PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          HOUSTON KIDNEY CENTER/TOTAL RENAL
                                           CARE INTEGRATED SERVICE NETWORK
                                           LIMITED PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          SUNRISE DIALYSIS PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          TOTAL RENAL CARE/PERALTA RENAL
                                           CENTER PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          TOTAL RENAL CARE/PIEDMONT DIALYSIS
                                           PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          TOTAL RENAL CARE TEXAS LIMITED
                                           PARTNERSHIP

                                          By: TOTAL RENAL CARE, INC.
                                          Its: General Partner

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          TRC--INDIANA L.L.C.

                                          By: RENAL TREATMENT CENTERS--
                                           ILLINOIS, INC.
                                          Its: Managing Member

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

                                          TOTAL RENAL CARE OF UTAH, L.L.C.

                                          By: TOTAL RENAL CARE, INC.
                                          Its: Managing Member

                                                             *
                                          By: _________________________________
                                                       Kent J. Thiry
                                                  Chief Executive Officer

      /s/ Kent J. Thiry
*By: __________________________
         Kent J. Thiry
    Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent J. Thiry, Richard K. Whitney, and Steven J. Udicious, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-4, as well as any registration statement (or amendment thereto) relating to the offering covered by this registration statement on Form S-4 that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                        Title(s)              Date
               ---------                        --------              ----

          /s/ Kent J. Thiry             Sole Director and Chief   June 6, 2001
 ______________________________________  Executive Officer
             Kent J. Thiry               (Principal Executive
                                         Officer)

       /s/ Richard K. Whitney           Chief Financial Officer   June 6, 2001
 ______________________________________  (Principal Financial
           Richard K. Whitney            Officer)

          /s/ Gary W. Beil              Vice President and        June 6, 2001
 ______________________________________  Controller (Principal
              Gary W. Beil               Accounting Officer)

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 6th day of June, 2001.

                                          RTC HOLDINGS, INC.
                                          RTC TN, INC.

                                                  /s/ Steven J. Udicious
                                          By: _________________________________
                                                     Steven J. Udicious
                                                   President and Director

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent J. Thiry, Richard K. Whitney, and Steven J. Udicious, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-4, as well as any registration statement (or amendment thereto) relating to the offering covered by this registration statement on Form S-4 that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                       Title(s)              Date
               ---------                       --------              ----

        /s/ Steven J. Udicious          President and Director   June 6, 2001
 ______________________________________  (Principal Executive
           Steven J. Udicious            Officer)

          /s/ Steve Grieger             Vice President and       June 6, 2001
 ______________________________________  Director (Principal
             Steve Grieger               Financial Officer)

         /s/ Peter Winnington           Treasurer and Director   June 6, 2001
 ______________________________________  (Principal Accounting
            Peter Winnington             Officer)

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on the 6th day of June, 2001.

                                          TRC WEST, INC.

                                                    /s/ Jonathan Wolin
                                          By: _________________________________
                                                       Jonathan Wolin
                                              Director, President & Treasurer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent J. Thiry, Richard K. Whitney, and Steven J. Udicious, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-4, as well as any registration statement (or amendment thereto) relating to the offering covered by this registration statement on Form S-4 that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                        Title(s)              Date
               ---------                        --------              ----

          /s/ Jonathan Wolin            Director, President and   June 6, 2001
 ______________________________________  Treasurer (Principal
             Jonathan Wolin              Executive Officer and
                                         Principal Financial
                                         Officer)

           /s/ Monte Miller             Vice President and        June 6, 2001
    ___________________________________  Director (Principal
              Monte Miller               Accounting Officer)

          /s/ David Manheim             Director                  June 6, 2001
    ___________________________________
             David Manheim